Exhibit 10.1

CUSIP NO. 00769QAE3

EXECUTION VERSION

$550,000,000 REVOLVING CREDIT FACILITY

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

by and among

ADVANCED DRAINAGE SYSTEMS, INC.

THE GUARANTORS AND THE LENDERS PARTY HERETO

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

PNC CAPITAL MARKETS LLC,

CITIZENS BANK, N.A.

AND FIFTH THIRD BANK,

as Joint Bookrunners

PNC CAPITAL MARKETS LLC,

CITIZENS BANK, N.A.

AND FIFTH THIRD BANK,

as Joint Lead Arrangers

CITIZENS BANK, N.A. AND FIFTH THIRD BANK

as Co-Syndication Agents

and

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A. AND

BMO HARRIS BANK N.A.

as Documentation Agents

Dated as of June 22, 2017

TABLE OF CONTENTS

Page
1. CERTAIN DEFINITIONS	1
1.1 Certain Definitions	1
1.2 Construction	33
1.3 Accounting Principles	34
1.4 Currency Calculations	34

2. REVOLVING CREDIT AND SWING LOAN FACILITIES	34
2.1 Revolving Credit Commitments	34
2.1.1 Revolving Credit Loans	34
2.1.2 Swing Loan Commitment	35
2.1.3 Termination or Reduction of Revolving Credit Commitment	35
2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans	35
2.3 Commitment Fees	35
2.4 Intentionally Omitted	36
2.5 Revolving Credit Loan Requests; Swing Loan Requests	37
2.5.1 Revolving Credit Loan Requests	37
2.5.2 Swing Loan Requests	37
2.6 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans	38
2.6.1 Making Revolving Credit Loans	38
2.6.2 Presumptions by the Administrative Agent	38
2.6.3 Making Swing Loans	38
2.6.4 Repayment of Revolving Credit Loans	39
2.6.5 Borrowings to Repay Swing Loans	39
2.7 Notes	39
2.8 Use of Proceeds	39
2.9 Letter of Credit Subfacility	39
2.9.1 Issuance of Letters of Credit	39
2.9.2 Letter of Credit Fees	41
2.9.3 Disbursements, Reimbursement	41
2.9.4 Repayment of Participation Advances	42
2.9.5 Documentation	43
2.9.6 Determinations to Honor Drawing Requests	43
2.9.7 Nature of Participation and Reimbursement Obligations	43
2.9.8 Indemnity	45
2.9.9 Liability for Acts and Omissions	45
2.9.10 Issuing Lender Reporting Requirements	46
2.10 Increase in Commitments and Added Term Loans	46
2.11 Defaulting Lenders	49
2.12 Utilization of Commitments in Optional Currencies	50

3. [RESERVED]	52

- i -

4. INTEREST RATES	52
4.1 Interest Rate Options	52
4.1.1 Revolving Credit Interest Rate Options; Swing Loan Interest Rate	52
4.1.2 [Reserved]	52
4.1.3 Rate Quotations	52
4.2 Interest Periods	52
4.2.1 Amount of Borrowing Tranche	53
4.2.2 Renewals	53
4.2.3 No Conversion of Optional Currency Loans	53
4.3 Interest After Default	53
4.3.1 Letter of Credit Fees, Interest Rate	53
4.3.2 Other Obligations	53
4.3.3 Acknowledgement.	53
4.4 Rates Unascertainable; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available	53
4.4.1 Unascertainable	53
4.4.2 Illegality; Increased Costs	54
4.4.3 Optional Currency Not Available.	54
4.4.4 Administrative Agent’s and Lender’s Rights	54
4.5 Selection of Interest Rate Options	55

5. PAYMENTS	55
5.1 Payments	55
5.2 Pro Rata Treatment of Lenders	56
5.3 Sharing of Payments by Lenders	56
5.4 Presumptions by Administrative Agent	57
5.5 Interest Payment Dates	57
5.6 Voluntary Prepayments	58
5.6.1 Right to Prepay	58
5.6.2 Replacement of a Lender	58
5.6.3 Designation of a Different Lending Office	59
5.7 Payments Upon Currency Fluctuations	59
5.8 Increased Costs	60
5.8.1 Increased Costs Generally	60
5.8.2 Capital Requirements	60
5.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans	61
5.8.4 Delay in Requests	61
5.8.5 Additional Reserve Requirements.	61
5.9 Taxes	62
5.9.1 Issuing Lender	62
5.9.2 Payments Free of Taxes	62
5.9.3 Payment of Other Taxes by the Loan Parties	62
5.9.4 Indemnification by the Loan Parties	62
5.9.5 Indemnification by the Lenders	62
5.9.6 Evidence of Payments	63

- ii -

5.9.7 Status of Lenders	63
5.9.8 Treatment of Certain Refunds	65
5.9.9 Survival	65
5.10 Indemnity	65
5.11 Settlement Date Procedures	66
5.12 Currency Conversion Procedures for Judgments	67
5.13 Indemnity in Certain Events	67

6. REPRESENTATIONS AND WARRANTIES	67
6.1 Representations and Warranties	67
6.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Event of Default	67
6.1.2 Subsidiaries; Investment Companies	68
6.1.3 Validity and Binding Effect	68
6.1.4 No Conflict; Material Agreements; Consents	68
6.1.5 Litigation	69
6.1.6 Financial Statements	69
6.1.7 Margin Stock	69
6.1.8 Full Disclosure	69
6.1.9 Taxes	70
6.1.10 Patents, Trademarks, Copyrights, Licenses, Etc.	70
6.1.11 [Reserved]	70
6.1.12 Insurance	70
6.1.13 ERISA Compliance	70
6.1.14 Environmental Matters	71
6.1.15 Solvency	71
6.1.16 Anti-Terrorism Laws	71

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT	71
7.1 First Loans and Letters of Credit	71
7.1.1 Deliveries	71
7.1.2 Payment of Fees	73
7.2 Each Loan or Letter of Credit	73

8. COVENANTS	73
8.1 Affirmative Covenants	73
8.1.1 Preservation of Existence, Etc.	73
8.1.2 Payment of Liabilities, Including Taxes, Etc.	74
8.1.3 Maintenance of Insurance	74
8.1.4 Maintenance of Properties	74
8.1.5 Visitation Rights	74
8.1.6 Keeping of Records and Books of Account	74
8.1.7 Compliance with Laws; Use of Proceeds	75
8.1.8 Further Assurances	75
8.1.9 Anti-Terrorism Laws; International Trade Law Compliance	75
8.1.10 Keepwell	75
8.1.11 Additional Guarantors	76
8.2 Negative Covenants	76

- iii -

8.2.1 Indebtedness	76
8.2.2 Liens; Lien Covenants	77
8.2.3 Guaranties	77
8.2.4 Loans and Investments	78
8.2.5 Capital Distributions	79
8.2.6 Liquidations, Mergers, Consolidations, Acquisitions	79
8.2.7 Dispositions of Assets or Subsidiaries	81
8.2.8 Affiliate Transactions	82
8.2.9 Subsidiaries and Partnerships	82
8.2.10 Continuation of or Change in Business	82
8.2.11 Fiscal Year	82
8.2.12 Issuance of Stock	82
8.2.13 Changes in Organizational Documents	83
8.2.14 Minimum Interest Coverage Ratio	83
8.2.15 Maximum Leverage Ratio	83
8.2.16 Most Favored Lender	83
8.2.17 Limitation on Negative Pledges.	84
8.3 Reporting Requirements	84
8.3.1 Quarterly Financial Statements	84
8.3.2 Annual Financial Statements	85
8.3.3 Certificate of the Borrower	85
8.3.4 Notices	85

9. DEFAULT	86
9.1 Events of Default	86
9.1.1 Payments Under Loan Documents	86
9.1.2 Breach of Warranty	86
9.1.3 Anti-Terrorism Laws	86
9.1.4 Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws	86
9.1.5 Breach of Other Covenants	87
9.1.6 Defaults in Other Agreements or Indebtedness	87
9.1.7 Final Judgments or Orders	87
9.1.8 Loan Document Unenforceable	87
9.1.9 Events Relating to Pension Plans and Multiemployer Plans	87
9.1.10 Change of Control	87
9.1.11 Liquidity Event	87
9.1.12 Relief Proceedings	88
9.2 Consequences of Event of Default	88
9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	88
9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings	88
9.2.3 Set-off	88
9.2.4 Enforcement of Rights and Remedies	89
9.2.5 Application of Proceeds	89

10. THE ADMINISTRATIVE AGENT	90

- iv -

10.1 Appointment and Authority	90
10.2 Rights as a Lender	90
10.3 Exculpatory Provisions	91
10.4 Reliance by Administrative Agent	92
10.5 Delegation of Duties	92
10.6 Resignation of Administrative Agent	92
10.7 Non-Reliance on Administrative Agent and Other Lenders	93
10.8 No Other Duties, Etc.	93
10.9 Administrative Agent’s Fee	93
10.10 Authorization to Release Collateral and Guarantors	94
10.11 No Reliance on Administrative Agent’s Customer Identification Program	94
10.12 Right of Administrative Agent and Collateral Agent to Realize on Collateral and Enforce Guaranties	94
10.13 Understandings and Authorizations with respect to the Intercreditor Agreement	94

11. MISCELLANEOUS	95
11.1 Modifications, Amendments or Waivers	95
11.1.1 Increase of Commitment	95
11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment	95
11.1.3 Release of Collateral or Guarantor	95
11.1.4 Change of Control	95
11.1.5 Miscellaneous	96
11.2 No Implied Waivers; Cumulative Remedies	98
11.3 Expenses; Indemnity; Damage Waiver	98
11.3.1 Costs and Expenses	98
11.3.2 Indemnification by the Borrower	99
11.3.3 Reimbursement by Lenders	99
11.3.4 Waiver of Consequential Damages, Etc.	100
11.3.5 Payments	100
11.4 Holidays	100
11.5 Notices; Effectiveness; Electronic Communication	100
11.5.1 Notices Generally	100
11.5.2 Electronic Communications	101
11.5.3 Change of Address, Etc.	101
11.6 Severability	101
11.7 Duration; Survival	101
11.8 Successors and Assigns	102
11.8.1 Successors and Assigns Generally	102
11.8.2 Assignments by Lenders	102
11.8.3 Register	105
11.8.4 Participations	105
11.8.5 Certain Pledges; Successors and Assigns Generally	106
11.9 Confidentiality	106
11.9.1 General	106
11.9.2 Sharing Information With Affiliates of the Lenders	107

- v -

11.10 Counterparts; Integration; Effectiveness	107
11.10.1 Counterparts; Integration; Effectiveness	107
11.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL	107
11.11.1 Governing Law	107
11.11.2 SUBMISSION TO JURISDICTION	108
11.11.3 WAIVER OF VENUE	108
11.11.4 SERVICE OF PROCESS	108
11.11.5 WAIVER OF JURY TRIAL	108
11.12 USA Patriot Act Notice	109
11.13 Joinder of Loan Party	109
11.14 Acknowledgement and Consent to Bail-In of EEA Financial Institutions	110
11.15 Amendment and Restatement, No Novation	110

- vi -

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 2.9	-	EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 7.1.1	-	OPINION OF COUNSEL
SCHEDULE 8.1.3	-	INSURANCE REQUIREMENTS RELATING TO COLLATERAL
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS
SCHEDULE 8.2.3	-	GUARANTIES
SCHEDULE 8.2.4		INVESTMENTS IN NON-LOAN PARTIES

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(I)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(P)	-	PLEDGE AGREEMENT
EXHIBIT 1.1(S)	-	SECURITY AGREEMENT
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST
EXHIBIT 2.10(ii)(E)	-	NEW LENDER JOINDER
EXHIBIT 5.9.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 8.3.3	-	COMPLIANCE CERTIFICATE

- vii -

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of June 22, 2017 and is made by and among ADVANCED DRAINAGE SYSTEMS, INC., a Delaware corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity, as well as its successors and assigns, as the “Administrative Agent”), PNC CAPITAL MARKETS LLC, CITIZENS BANK, N.A. and FIFTH THIRD BANK, as Joint Bookrunners (hereinafter collectively referred to in such capacity as the “Joint Bookrunners”), PNC CAPITAL MARKETS LLC, CITIZENS BANK, N.A. and FIFTH THIRD BANK, as Joint Lead Arrangers (hereinafter collectively referred to in such capacity as the “Joint Lead Arrangers”) and CITIZENS BANK, N.A. and FIFTH THIRD BANK, as Co-Syndication Agents (hereinafter collectively referred to in such capacity as the “Co-Syndication Agents”) and BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A. and BMO HARRIS BANK N.A., as Documentation Agents (hereinafter referred to in such capacity as the “Documentation Agents”).

The Borrower, the Lenders and PNC Bank, National Association, as Administrative Agent, are parties to that certain Amended and Restated Credit Agreement dated as of June 12, 2013, as amended (the “Existing Credit Agreement”), pursuant to which the lenders thereunder have made available to the Borrower (i) a revolving credit facility in an aggregate principal amount not to exceed $325,000,000 and (ii) a $100,000,000 term loan facility.

The Borrower has requested the Lenders to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $550,000,000, subject to increase and/or the incurrence of a term facility upon the request of the Borrower on the terms and conditions set forth herein. In connection with such request, the Borrower, the Administrative Agent and the Lenders desire to amend and restate the Existing Credit Agreement. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. CERTAIN DEFINITIONS

1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Added Term Loans shall have the meaning assigned to that term in Section 2.10 [Increase in Commitments and Added Term Loans].

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.

Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

ADS Mexicana Credit Agreement shall mean that certain Second Amended and Restated Credit Agreement dated as of June 12, 2013, as amended, by and among ADS Mexicana, S.A. de C.V., as borrower, the lenders party thereto, and PNC, as administrative agent.

ADS Mexicana Credit Facility shall mean that certain revolving credit facility made available to ADS Mexicana, S.A. de C.V. pursuant to the ADS Mexicana Credit Agreement.

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, bribery, and any regulation, order or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.”

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

Applicable Margin shall mean, as applicable:

(A) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Spread”, or

(B) the percentage spread to be added to the Euro-Rate applicable to Revolving Credit Loans under the Euro-Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Euro-Rate Spread”.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Treasurer, Assistant Treasurer or General Manager of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation means, with respect to any EEA Member County implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus fifty basis points (0.50%), and ii) the Prime Rate, and iii) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Option].

Borrower shall have the meaning specified in the introductory paragraph.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which are in Dollars or in the same Optional Currency advanced under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market.

Capital Distribution shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any Capital Stock of the Borrower or any Subsidiary or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in Capital Stock of the Borrower or such Subsidiary) in respect of the Borrower’s or any Subsidiary’s Capital Stock.

Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Equivalents shall mean, at any time, any of the following investments which are not subject to a Lien in favor of any Person other than the Collateral Agent: (i) Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000, (iii) commercial paper with a maturity of 270 days or less issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor’s or at least P-1 by Moody’s Investors Services, Inc., (iv) repurchase agreements with institutions described in clause (ii) with respect to investments described in clause (i), (v) money market mutual funds or cash management trusts rated in the highest rating by Standard & Poor’s or Moody’s Investors Services, Inc. (and not rated other than in the highest rating by Standard & Poor’s or Moody’s Investors Services, Inc.) or investing solely in investments described in clauses (i) through (iv) above and (vi) in the case of Foreign Subsidiaries, Permitted Investments made locally of a type comparable to those described in clause (i) through (v) of this definition.

CEA shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

CFC shall mean a Controlled Foreign Corporation as such term is defined in Section 957 of the Code.

CFTC shall mean the Commodity Futures Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding the ESOP, Management and their Permitted Transferees)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the Capital Stock of the Borrower.

CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].

Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be June 22, 2017.

Co-Syndication Agent shall have the meaning specified in the preamble.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Collateral shall mean the collateral in which a Lien is granted to the Collateral Agent under any of the (i) Security Agreement or (ii) Pledge Agreement, which shall in any event not include: (v) equity interests in Domestic Subsidiaries which are Foreign Holding Companies, (w) any assets not located in the United States (other than assets which Liens against can be perfected against by the filing of a UCC financing statement), (x) any assets owned by a Foreign Subsidiary, and (y) any right, title and interest of any Loan Parties or Subsidiaries of the Loan Parties in any fee or leasehold interest in real property.

Collateral Agent shall mean PNC, as the collateral agent pursuant to the Intercreditor Agreement and holding a security interests under the Collateral Documents for the benefit of the Senior Secured Obligations.

Collateral Documents shall mean the Security Agreement and the Pledge Agreement.

Commitment shall mean as to any Lender its Revolving Credit Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Competitor shall mean any competitor of any Loan Party that is a company that operates in the business of a Loan Party as described in Section 8.2.10 [Continuation of or Change in Business].

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrower].

Computation Date shall have the meaning specified in Section 2.12.1 [Periodic Computations of Dollar Equivalent amounts of Revolving Credit Loans, Etc.].

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated EBITDAE for any period of determination shall mean, without duplication, (x) net income, plus, to the extent reducing net income, the sum, of amounts for (a) consolidated interest expense, (b) charges for federal, state, local and foreign income taxes, (c) total depreciation expense, (d) total amortization expense, (e) costs and expenses incurred in connection with the Transactions in an aggregate amount not to exceed $2,500,000, (f) non-cash charges reducing net income for such period, (g) ESOP Compensation, (h) non-cash compensation related to stock options and restricted stock, and (i) one time, nonrecurring expenses related to the restatement of the Loan Parties’ financial statements for the trailing four fiscal quarters, minus (y) the sum of (a) non-recurring, one-time cash gains increasing net income, and (b) non-cash gains increasing net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

For purposes of calculating Consolidated EBITDAE (a) with respect to a business acquired by the Loan Parties or Subsidiaries thereof pursuant to a Permitted Acquisition, Consolidated EBITDAE shall be calculated on a pro forma basis (determined on a basis consistent with Article 11 or Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the United States of America Securities and Exchange Commission), using historical numbers of any business so acquired, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and (b) with respect to a business or assets liquidated, sold or disposed of by the Loan Parties or Subsidiaries pursuant to Section 8.2.7 [Dispositions of Assets or Subsidiaries], Consolidated EBITDAE shall be calculated on a pro forma basis (determined on the basis stated above), using historical numbers of any business or assets so liquidated, sold or disposed of, in accordance with GAAP as if such liquidation, sale or disposition had been consummated at the beginning of such period.

Covered Entity shall mean (a) the Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, “control” of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of voting or other equity interests, contract or otherwise.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent as the Published Rate, as adjusted for any additional costs pursuant to Section 5.8.5 [Additional Reserve Requirements]. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event, (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders, or (f) becomes subject to a Bail-In Action.

As used in this definition and in Section 2.11 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Disqualified Person shall mean, on any date, (a) any Person designated by the Borrower as a “Disqualified Person” by written notice delivered to the Administrative Agent on or prior to the date hereof and (b) any other Person that is a Competitor of the Borrower or any of its Subsidiaries, which Person has been designated by the Borrower as a “Disqualified Person” by written notice to the Administrative Agent not less than 3 Business Days prior to such date; provided that “Disqualified Persons” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Person” by written notice delivered to the Administrative Agent from time to time.

Documentation Agent shall have the meaning specified in the preamble.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.

Domestic Subsidiary shall mean a Subsidiary that is organized or formed under the laws of the United States of America or any state thereof.

Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Eligible Assignees shall mean any assignee to which a Lender desires to assign or otherwise transfer any of its rights or obligations hereunder in accordance with Section 11.8.2 other than a Disqualified Person.

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries; Investment Companies].

Equivalent Amount shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent’s spot selling rate (based on the market rates then prevailing and available to Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

Equivalent Currency shall have the meaning specified in the definition of “Equivalent Amount”.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Event shall mean (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by Borrower or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in

Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any member of the ERISA Group.

ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

ESOP shall mean the Advanced Drainage Systems, Inc. Employee Stock Ownership Plan and the Advanced Drainage Systems, Inc. Employee Stock Ownership Trust.

ESOP Compensation shall mean the non-cash charge portion of the ESOP compensation expense reflected in Borrower’s financial statements.

EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Euro shall refer to the lawful currency of the Participating Member States.

Euro-Rate shall mean the following:

(a) with respect to the U.S. Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% per annum (with .005% being rounded up), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period. The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error;

(b) with respect to Optional Currency Loans in Euros comprising any Borrowing Tranche for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which the relevant Optional Currency is offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% (with .005% being rounded up) per annum, or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which such applicable Optional Currency is offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in Euros for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest. The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error;

(c) with respect to Optional Currency Loans denominated in Canadian Dollars comprising any Borrowing Tranche, the interest rate per annum (the “CDOR Rate”) as determined by the Administrative Agent, equal to the arithmetic average rate applicable to Canadian Dollar bankers’ acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, rounded to the nearest 1/100th of 1% (with .005% being rounded up) per annum, at approximately 11:00 a.m. Eastern Time, two Business Days prior to the commencement of such Interest Period, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Bloomberg page BTMM CA on such day the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, as of 11:00 a.m. Eastern Time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day;

(d) with respect to Optional Currency Loans denominated in Mexican Pesos for any Interest Period, the rate per annum equal to the Mexican Interbank Equilibrium Interest Rate or the successor thereto as approved by the Administrative Agent as published by Banco de México (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) rounded to the nearest 1/100th of 1% (with .005% being rounded up) per annum, at approximately 12:30 p.m., Mexico City, Mexico time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Mexican Pesos with a maturity comparable to such Interest Period; or

(e) with respect to any Optional Currency Loans denominated in any other Optional Currency, the rate per annum as designated with respect to such Optional Currency at the time such additional Optional Currency is approved by the Administrative Agent and Lenders pursuant to Section 2.12.2(iii) [European Monetary Union; Requests for Additional Optional Currencies].

(f) With respect to any Loans available at a Euro-Rate, if at any time, for any reason, the source(s) for the Euro-Rate described above for the applicable currency or currencies is no longer available, then the Administrative Agent may determine a comparable replacement rate at such time (which determination shall be conclusive absent manifest error).

(g) Notwithstanding the foregoing, if the Euro-Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

Euro-Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit Euro-Rate Option].

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Recipient became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Lender’s failure to comply with Section 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

Existing Credit Agreement shall have the meaning set forth in the preamble.

Expiration Date shall mean June 22, 2022.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%, with .005% being rounded up) announced by the NYFRB (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Foreign Currency Hedge shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.

Foreign Currency Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Foreign Currency Hedge.

Foreign Holding Company shall mean any Person which has as its principal purpose the holding of ownership interest in one or more CFCs and has no other material assets or operations, and shall include, as of the Closing Date, ADS Worldwide, Inc. and ADS International, Inc.

Foreign Lender shall mean (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Foreign Subsidiary shall mean a Subsidiary that is not a Domestic Subsidiary.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of Hancor Holding Corporation, a Delaware corporation, StormTech LLC, a Delaware limited liability company and Hancor, Inc., an Ohio corporation, each of which is designated by the Borrower as a “Guarantor” as of the date of this Agreement and on the signature page hereof, and each other Person which joins this Agreement as a Guarantor after the date hereof by execution of a Guaranty Agreement or a Guarantor Joinder as required pursuant to Section 8.2.9 [Subsidiaries and Partnerships] of this Agreement; provided, however, that (i) no Foreign Subsidiary shall be, or be required to continue to be, a Guarantor and (ii) to the extent that any Guarantor is a Foreign Holding Company, then recourse under the Guaranty Agreement by each such Foreign Holding Company shall be limited to the Collateral pledged to the Collateral Agent by such Foreign Holding Company under the Pledge Agreement.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Second Amended and Restated Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

Hedge Liabilities shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

ICC shall have the meaning specified in Section 11.11.1[Governing Law].

IDRB Facility shall mean the $9,000,000 Variable Rate Demand Industrial Development Revenue Bonds (Advanced Drainage Systems, Inc. Project), Series 2007, of the New Jersey Economic Development Authority, having an outstanding principal balance on the Closing Date in the amount of approximately $1,620,000.

Increasing Lender shall have the meaning assigned to that term in Section 2.10 [Increase in Commitments and Added Term Loans].

Indebtedness shall mean, as to any Person at any time, without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including, for purposes of this definition, trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), or (vi) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information shall be treated as confidential unless it is clearly identified at the time of delivery as non-confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intercompany Subordination Agreement shall mean a Second Amended and Restated Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I).

Intercreditor Agreement shall mean a second amended and restated intercreditor agreement dated as of the Closing Date by and among Administrative Agent on behalf of the Lenders, the Senior Noteholders (2017), ADS Mexicana S.A. de C.V. and the Borrower pursuant to which, inter alia, the parties agree that the Indebtedness under the Loan Documents and the Indebtedness under the Senior Notes (2017) shall be secured on a pari passu basis and that the Administrative Agent shall act as collateral agent with respect to the collateral securing all such Indebtedness.

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months (and 28, 91 and 182 days in the case of Revolving Credit Loans denominated in Mexican Pesos). Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrower is renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Interest Rate Hedge.

Interest Rate Option shall mean the Base Rate Option or the Euro-Rate Option.

Investment shall mean, as to any Person, any direct acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution by such Person to another Person, such Person’s Guaranty or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of this definition and the calculation of compliance with Section 8.2.4 [Loans and Investments], as of any date of determination:

(i) the amount of any Investment by such Person in the form of an acquisition or purchase of Capital Stock of, or capital contributions to, such other Person shall be the cost of such acquisition or purchase or the amount actually invested, as the case may be, in each case determined in accordance with GAAP, without regard to or adjustment for subsequent increases or decreases in the value of such Investment, or to write-ups, write-downs or write-offs of such Investment or to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the date on which such Investment was made, minus the amount of such Investment that has been repaid to such Person as a return of capital realized and of any payments or other amounts actually received by such Person representing dividends or other distributions or similar payments in respect of such Investment (to the extent such amounts do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto) as of such date;

(ii) the amount of any Investment in the form of a loan or advance shall exclude: (x) accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business, and (y) in the case specifically of the Borrower, the September 30, 1993, $29,500,276 loan to the ESOP evidenced by a Limited Recourse Non-Negotiable Note dated September 30, 1993;

(iii) any Investment in the form of a loan or advance by such Person to such other Person shall be the principal amount thereof outstanding on such date;

(iv) any Investment in the form of direct purchase by such Person of the assets of a Person in the ordinary course of business (other than Capital Stock or other securities of such other Person and other than the purchase of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person) shall not constitute an Investment for purposes of Section 8.2.4;

(v) any Investment in the form of a Guaranty shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum liability in respect thereof, as reasonably determined in good faith by an Authorized Officer; and

(vi) any Investment by such Person in the form of a transfer of Capital Stock or other non-cash property or services by such Person to such other Person, including any such transfer in the form of a capital contribution, shall be the “Fair Market Value” of such Capital Stock or other property or services as of the time of the transfer, minus the amount of such Investment that has been repaid to such Person as a return of capital realized and of any payments or other amounts actually received by such Person representing dividends or other distributions or similar payments in respect of such Investment (to the extent such amounts do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto) as of such date.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].

Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder, its permitted successors in such capacity hereunder, and any other Lender that Borrower, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder. Unless otherwise specified, in respect of any Letter of Credit, “Issuing Lender” shall refer to the issuing bank which has issued such Letter of Credit.

Joint Venture shall mean a joint venture, partnership or other similar arrangement whether in corporate, partnership or other entity; provided that no Subsidiary of any Loan Party shall be considered to be a Joint Venture. For the avoidance of doubt, any Subsidiary of a Joint Venture shall be considered to be a Joint Venture.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lender Provided Foreign Currency Hedge shall mean a Foreign Currency Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to the Administrative Agent in writing within sixty (60) days of the effective date of the Foreign Currency Hedge that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, and (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manners. The liabilities owing to the provider of any Lender Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to the Administrative Agent in writing within sixty (60) days of the effective date of the Interest Rate Hedge that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement, or another reasonable and customary manner, and (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate of the Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Leverage Ratio shall mean ratio of consolidated total Indebtedness of the Borrower and its Subsidiaries (excluding (i) any Indebtedness arising from reimbursement obligations (contingent or otherwise) under standby Letters of Credit in an aggregate amount not exceeding $10,000,000 and (ii) obligations with respect to interest rate swaps, fuel hedges and other commodity hedging arrangements and related marked-to-market liabilities, but including termination obligations arising by reason of the termination or close out of such interest rate swaps, fuel hedges and other commodity hedge arrangements the value of which being determined as of such time of such termination or close out in accordance with the terms of such agreements) to Consolidated EBITDAE, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended.

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Notes, the Pledge Agreement, the Security Agreement, and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Parties shall mean the Borrower and the Guarantors.

Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans, or any Revolving Credit Loan or Swing Loan.

Management shall mean the current officers and directors of the Borrower that are serving as of the Closing Date.

Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have a material adverse effect upon the validity or enforceability of this Agreement or any other Loan Document other than circumstances or events arising by reason of action or failures to act by the Administrative Agent or a Lender, (b) is or could reasonably be expected to be material and adverse to the business, assets, financial condition, results of operations or properties of the Loan Parties and their Subsidiaries, taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document other than circumstances or events arising by reason of action or failures to act by the Administrative Agent or a Lender.

Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Multiemployer Plan shall mean any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

New Lender shall have the meaning assigned to that term in Section 2.10 [Increase in Commitments and Added Term Loans].

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Notes shall mean collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.

NYFRB shall mean the Federal Reserve Bank of New York.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge, (iii) any Lender Provided Foreign Currency Hedge, and (iv) any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Optional Currency shall mean the following lawful currencies: Canadian Dollars, Euros and Mexican Pesos and any other currency approved by Administrative Agent and all of the Lenders pursuant to Section 2.12.2(iii) [European Monetary Union; Requests for Additional Optional Currencies]. Subject to Section 2.12.2 [European Monetary Union], each Optional Currency must be the lawful currency of the specified country.

Optional Currency Loans shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

Optional Currency Sublimit shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Original Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties or their Subsidiaries: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, overdrafts, accounts or services, or (g) commodity swaps, commodity options, forward commodity contracts and any other similar transactions.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

Overnight Bank Funding Rate shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

Overnight Rate shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

Participant has the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

Participating Member State shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

Payment In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder (other than contingent indemnification obligations), termination of the Commitments and expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the Issuing Lender. shall have been made).

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

Permitted Acquisition shall have the meaning assigned to that term in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Investments shall mean:

(i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

(iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition;

(iv) money market or mutual funds whose investments are limited to those types of investments described in clauses (i) (iii) above; and

(v) Cash Equivalents.

Permitted Liens shall mean:

(i) Liens for taxes, assessments, customs duties, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money or as security for Hedge Liabilities or margining related to commodities hedges) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi) Security interests and other Liens in favor of the Collateral Agent securing the Senior Secured Obligations (including, without limitation, Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products) granted pursuant to the Collateral Documents (including Senior Notes (2017) issued after the Closing Date pursuant to the Private Shelf Agreement and in accordance with the Intercreditor Agreement);

(vii) Any Lien existing on the Closing Date and described on Schedule 1.1(P), and any renewals or extensions thereof, provided that the principal amount secured thereby is not hereafter or thereafter increased, and no additional assets become subject to such Lien;

(viii) Purchase Money Security Interests (including security interests in connection with capitalized leases); provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $130,000,000 in the aggregate at any time outstanding (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));

(ix) any interest or title of a lessor or sublessor under any lease and covering only the assets so leased and any interest of non-exclusive licensors under license agreements in the ordinary course of business;

(x) Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement permitted hereunder;

(xi) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property, consignments that are not Purchase Money Security Interests and similar arrangements entered into in the ordinary course of business;

(xii) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by any Loan Party in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of such Loan Party;

(xiii) Liens arising by virtue of any statutory, contractual or common law provision relating to rights of set-off or similar rights relating to the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness;

(xiv) Liens of a collection bank arising under Section 4-210 of the applicable Uniform Commercial Code on items in the course of collection;

(xv) Liens on specific items of inventory or other goods arising under Article 2 of the applicable Uniform Commercial Code in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, in any case covering only goods actually sold;

(xvi) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto to the extent permitted hereunder;

(xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party as the seller of such goods, and Liens incurred on specific items of inventory identified to any contract with the government of the United States in respect of progress payments received by any Loan Party, in each case as made in the ordinary course of business and consistent with the past practices of such Loan Party;

(xviii) [Intentionally Omitted];

(xix) Liens on real property, improvements to real property and fixtures of the Loan Parties to secure Indebtedness of such Loan Party in an aggregate amount not to exceed $50,000,000 at any time outstanding;

(xx) Liens not to exceed $25,000,000 at any time outstanding on fixed assets acquired pursuant to a Permitted Acquisition, excluding a Purchase Money Security Interest which secures a payment obligation to the seller of such assets or Subsidiary; provided, however, (a) such Lien is not created in contemplation of or in connection with such acquisition or such Person’s becoming a Subsidiary of the Borrower, as the case may be, (b) such Lien shall not attach or apply to any other property or assets of the Borrower, and (c) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(xxi) Liens not otherwise permitted above in this definition securing Indebtedness in an amount not exceeding $25,000,000 at any time outstanding; and

(xxii) The following, (a) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (b) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral in a material or adverse manner or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4) Liens resulting from final judgments or orders described in Section 9.1.7 [Final Judgments or Orders].

Permitted Refinancing means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (except by virtue of amortization of or prepayment of Indebtedness prior to such date of determination); (c) at the time thereof, no Potential Default or Event of Default shall have occurred and be continuing; (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (e) the original obligors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the only obligors thereon; and (f) the terms and conditions of any such modification, refinancing, refunding, renewal or extension, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended.

Permitted Transferee shall mean with respect to the holder of beneficial ownership of the Voting Stock of the Borrower, any person that is (i) a spouse or surviving spouse, descendant or sibling of such holder, any spouse or surviving spouse or descendant of any of these persons, any religious, charitable or educational organization, any trust of which any such holder, or any of these other persons or entities, or any combination thereof, are primary beneficiaries (such holder, any such other person or entity, and each settlor of any such trust, each a “Permitted Beneficiary”), (ii) any Permitted Beneficiary of such holder that is a trust (determined, for this purpose, as if any settlor of the trust was the holder of such voting capital stock as of the date of this Agreement), (iii) the estate of any such holder who is an individual, (iv) any Permitted Beneficiary of any such holder as a beneficiary of such holder’s estate or trust, including without limitation pursuant to applicable will, trust or contract provision or applicable law, (v) in the case of a holder that is a trust, any current or former employee of the Borrower as a beneficiary of the trust, (vi) in the case of a holder that is a partnership, limited liability company or other entity, any one or more partners, members or other owners of such entity as of the date of this Agreement or to any Permitted Beneficiary of any such partner, member or other owner, or (vii) in the case of the ESOP, any person that receives distribution of shares of Voting Stock from the ESOP as a result of the termination of the ESOP or the retirement of such person, including in each such case, any such Person that received such Person’s beneficial ownership of the Voting Stock of the Borrower from such holder prior to the Closing Date.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Pledge Agreement shall mean the Second Amended and Restated Pledge Agreement, as the same may be amended, modified, extended or restated from time to time, in substantially the form of Exhibit 1.1(P) executed and delivered by each of the Loan Parties to the Collateral Agent as security for the Senior Secured Obligations pursuant to which each Loan Party pledges, inter alia, (i) all the outstanding ownership interests held by each such Loan Party in any first-tier Domestic Subsidiary other than a Domestic Subsidiary that is a Foreign Holding Company, and (ii) sixty-five percent (65%) of the outstanding ownership interests held by each such Loan Party in any first-tier Foreign Subsidiary owned directly by such Loan Party.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to Liens of the type described in clauses (i), (iii), (iv), (vii), (viii), (xii), (xiii), (xiv), (xv), (xvii), (xx)and (xxii)(1) and (3) of the definition of Permitted Liens.

Private Shelf Agreement shall mean the [Second] Amended and Restated Private Shelf Agreement dated as of the Closing Date, as the same may be amended from time to time, relating to the Borrower’s Senior Notes (2017).

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Security Interest shall mean Liens (including security interests in connection with capitalized leases) upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Ratable Share shall mean:

(i) with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided, however, that if the Revolving Credit Commitments have terminated or expired, the Ratable Share for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments of all Lenders; provided, however, that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments; and provided further, in the case of Section 2.11 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.

Reference Currency shall have the meaning specified in the definition of “Equivalent Amount.”

Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Relevant Interbank Market shall mean in relation to Euro, British Pounds Sterling, Japanese Yen or Swiss Francs, the London Interbank Market, and in relation to any other currencies, the applicable offshore interbank market. Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Required Lenders means, at any time, Lenders (other than Defaulting Lenders) whose Ratable Share in the aggregate exceeds 50% as determined pursuant to the definition of “Ratable Share”.

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or 2.9.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Sanctioned Country shall mean a country, region or territory subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity, or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

Security Agreement shall mean the Second Amended and Restated Security Agreement, as the same may be amended, modified, extended or restated from time to time, in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Collateral Agent as security for the Senior Secured Obligations.

Senior Noteholders (2017) shall mean the holders of the Senior Notes (2017).

Senior Notes (2017) shall mean the Borrower’s (i) 5.60% Senior Series A Secured Notes due September 24, 2018 in the original aggregate principal amount of $75,000,000, (ii) 4.05% Senior Series B Secured Notes due September 24, 2019 in the original aggregate principal amount of $25,000,000, and (iii) notes issued on or after the Closing Date under the Private Shelf Agreement.

Senior Secured Obligations shall have the meaning ascribed to such term in the Intercreditor Agreement.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Standard & Poor’s shall mean Standard & Poor’s Financial Services, LLC, or any successor thereto.

Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity: (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries; provided that in determining the percentage of ownership interest of any Person, no ownership interest in the nature of a “qualifying share” of any such corporation, trust, partnership, any limited liability company, association, joint venture or other business entity shall be deemed outstanding.

Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries; Investment Companies].

Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge or a Lender Provided Foreign Currency Hedge.

Swing Loan Commitment shall mean the Swing Loan Lender’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $50,000,000.

Swing Loan Lender shall mean PNC.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by Swing Loan Lender to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Transaction shall mean the transaction pursuant to which (i) existing Indebtedness is being refinanced, (ii) the facility evidenced hereby is being made available to Borrower, (iii) the Private Shelf Agreement is being amended and restated, and (iv) fees and expenses incurred in connection with any of the foregoing are paid.

UCC shall mean the Uniform Commercial Code as in effect in the State of Ohio on the date hereof and as amended from time to time, except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.

UCP shall have the meaning specified in Section 11.11.1 [Governing Law].

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].

Voting Stock shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

Weighted Average Life to Maturity shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

Withholding Agent shall mean any Loan Party and the Administrative Agent.

Write-Down and Conversion Powers means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.

1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. Notwithstanding the foregoing, if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any financial covenant in Section 8.2 [Negative Covenants] of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

1.4 Currency Calculations. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP.

2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1 Revolving Credit Commitments.

2.1.1 Revolving Credit Loans; Optional Currency Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations, (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments, (iii) no Revolving Credit Loan to which the Base Rate

Option applies shall be made in an Optional Currency, and (iv) the aggregate Dollar Equivalent principal amount of Revolving Credit Loans made in an Optional Currency (each an “Optional Currency Loan”) shall not exceed $50,000,000 (the “Optional Currency Sublimit”). Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and re-borrow pursuant to this Section 2.1 [Revolving Credit Commitments].

2.1.2 Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the Swing Loan Commitment, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and re-borrow pursuant to this Section 2.1.2.

2.1.3 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right at any time after the Closing Date upon five (5) days’ prior written notice to the Administrative Agent to permanently reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments, in a minimum amount of $5,000,000 and whole multiples of $1,000,000, or to terminate completely the Revolving Credit Commitments, without penalty or premium except as hereinafter set forth; provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.1.3 shall be irrevocable.

2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate Dollar Equivalent of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3 Commitment Fees. Accruing from the Closing Date until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Dollar Equivalent amount of the Revolving Facility Usage (provided, however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date and in U.S. Dollars.

2.4 Intentionally Omitted.

2.5 Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1 Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans in Dollars; (ii) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Optional Currency Loans or the date of conversion to or renewal of the Euro-Rate Option for any Optional Currency Loan; and (iii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify, (A) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amount shall be in (x) integral multiples of $500,000 (or the Dollar Equivalent thereof) and not less than $1,000,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the Euro-Rate Option, and (y) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Base Rate Option, (B) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche, (C) the currency in which such Revolving Credit Loans shall be funded if the Borrower elects the Euro-Rate Option, and (D) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

2.5.2 Swing Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

2.6 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1 Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower, including the currency in which the Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested currency (in the case of Optional Currency Loans, in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars or the requested Optional Currency (as applicable) in immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, including funds in the requested Optional Currency, the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

2.6.2 Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Base Rate Loan, or, for Loans other than Base Rate Loans, prior to the close of business the day before the Borrowing Date, that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the appropriate currency with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate), and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3 Making Swing Loans. So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2 [Swing Loan Requests], fund such Swing Loan to the Borrower in U.S. Dollars only and in immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.4 Repayment of Revolving Credit Loans. The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.6.5 Borrowings to Repay Swing Loans. The Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if the Swing Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. The Administrative Agent shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time the Administrative Agent so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from the Administrative Agent.

2.7 Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) prior to the Closing Date, or at any time thereafter, the Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a swing Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender. Such Note shall be executed on the Closing Date with respect to requests made prior to the Closing Date and shall be executed within two (2) Business Days after request with respect to requests made after the Closing Date.

2.8 Use of Proceeds. The proceeds of the Loans shall be used (i) for the repurchase of Capital Stock of the Borrower, (ii) to finance the fees associated with the transactions contemplated hereunder; (iii) to refinance existing Indebtedness of the Borrower; (iv) to provide for the ongoing working capital and capital expenditure needs of the Borrower and its Subsidiaries; and (v) to finance Permitted Acquisitions and Capital Distributions permitted under Section 8.2.5 [Capital Distributions], and for general corporate purposes of the Loan Parties.

2.9 Letter of Credit Subfacility.

2.9.1 Issuance of Letters of Credit. The Borrower or any Loan Party may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each a “Letter of Credit”), which shall be denominated in U.S. Dollars, for its own account or the account of another Loan Party or a Subsidiary, or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. The Borrower or any Loan Party shall authorize and direct the Issuing Lender to name the Borrower or any Loan Party as the “Applicant” or “Account Party” of each Letter of Credit. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.

2.9.1.1 Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7.2 [Each Loan or Letter of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $50,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7.2 [Each Loan or Letter of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

From and after the Closing Date, the letters of credit issued by PNC under the Existing Credit Agreement which are set forth on Schedule 2.9 (the “Existing Letters of Credit”) shall be deemed to have been issued under this Agreement and shall each constitute a “Letter of Credit” in all respects for purposes of this Agreement. On the Closing Date, each Lender, other than PNC, shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from PNC as Issuing Bank a participation in such Existing Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Existing Letter of Credit and the amount of such drawing, respectively. The provisions of Section 2.9.7 shall apply to the Existing Letters of Credit, including with respect to any drawing thereunder, mutatis mutandis.

2.9.1.2 Notwithstanding Section 2.9.1.1 above, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

2.9.2 Letter of Credit Fees. The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.125% per annum on the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed, and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3 Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans in U.S. Dollars be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2 Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in Dollars in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4 Repayment of Participation Advances.

2.9.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5 Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6 Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7 Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x) any breach of this Agreement or any other Loan Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8 Indemnity. The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.

2.9.9 Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender absent gross negligence or willful misconduct.

2.9.10 Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a Schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10 Increase in Commitments and Added Term Loans.

(i) Increasing Lenders and New Lenders(ii) . The Borrower may, at any time following the Closing Date, request that (1) the current Lenders increase their Revolving Credit Commitments, (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, or (3) the current Lenders and/or one or more New Lenders join this Agreement and provide one or more tranches of term loans (the “Added Term Loans”), subject to the following terms and conditions (any current Lender which elects to increase its Revolving Credit Commitment or provide an Added Term Loan, as applicable, shall be referred to as an “Increasing Lender”):

(A) No Obligation to Increase. No current Lender shall be obligated to (x) increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender or (y) provide Added Term Loans and any Added Term Loans provided by any current Lender shall be in the sole discretion of such current Lender.

(B) Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

(C) Maximum Amount of Increases and Aggregate Credit Commitments. The Borrower may request separate increases of the Revolving Credit Commitments or incurrences of Added Term Loans issued pursuant to this Section (the “New Tranche of Term Loan Commitments”), so long as after giving effect to such increase or incurrences, the sum of the total aggregate increase to the Revolving Credit Commitments plus the total aggregate of New Tranche of Term Loan Commitments does not exceed $150,000,000, with the total aggregate of all Commitments hereunder (including New Tranche of Term Loan Commitments) not to exceed $700,000,000.

(D) Minimum Revolving Credit Commitments. After giving effect to such increase, the amount of the Revolving Credit Commitments provided by each of the New Lenders and each of the Increasing Lenders shall be at least $25,000,000.

(E) Terms of Added Term Loans. (i) the Added Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Credit Loans under this Agreement, (b) shall not mature earlier than the Expiration Date, and (c) shall have an amortization schedule, and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums as determined by the Borrower, the Administrative Agent and the lenders providing the Added Term Loans; and (ii) each New Tranche of Term Loan Commitments shall be in the minimum amount of $25,000,000.

(ii) Requirements for Increase in Commitments and Added Term Loans.

(A) Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the applicable increase in the Revolving Credit Commitment or incurrence of Added Term Loans has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

(B) Notes. The Borrower shall (at the request of any such Lender) execute and deliver (1) to each Increasing Lender a replacement revolving credit Note or term note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment or New Tranche of Term Loan Commitment, as applicable after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note or term note reflecting the amount of such New Lender’s Revolving Credit Commitment or New Tranche of Term Loan Commitment.

(C) Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent.

(D) Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment or provide a New Tranche of Term Loan Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

(E) New Lenders—Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.10 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment or a New Tranche of Term Loan Commitment in the amount set forth in such lender joinder.

(F) Amendment. Added Term Loans shall be effected by an amendment to this Agreement setting forth the terms of the Added Term Loans executed by (x) the Administrative Agent, (y) each Lender or New Lender agreeing to provide any portion of such Added Term Loan and (z) the Loan Parties, as reaffirmations of the Loan Documents executed by the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent. Such amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.10.

(iii) Treatment of Outstanding Loans and Letters of Credit.

(A) Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Borrower shall repay all Loans then outstanding, subject to the Borrower’s indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.10.

(B) Outstanding Letters of Credit; Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.11 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii) if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(A) all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(B) if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(C) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;

(D) if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and

(E) if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv) so long as such Lender is a Defaulting Lender, the Swing Loan Lender shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Loan Lender or the Issuing Lender, as the case may be, is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.11(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.11(iii)(A) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) the Swing Loan Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Loan Lender shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Loan Lender or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swing Loan Lender or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swing Loan Lender and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

2.12 Utilization of Commitments in Optional Currencies.

2.12.1 Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans; Repayment in Same Currency. For purposes of determining utilization of the Revolving Credit Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Revolving Credit Loans that are Optional Currency Loans as of the requested Borrowing Date, and (ii) the outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) and (ii), and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a “Computation Date”). Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Company, each Loan shall be repaid or prepaid in the same currency in which the Loan was made.

2.12.2 European Monetary Union.

i. Payments In Euros Under Certain Circumstances. If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrower, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

ii. Additional Compensation Under Certain Circumstances. The Borrower agrees, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender’s determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrower and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

iii. Requests for Additional Optional Currencies. The Borrower may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market. The Administrative Agent will promptly notify the Lenders of any such request promptly after the Administrative Agent receives such request. The Administrative Agent will promptly notify the Borrower of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrower’s request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrower’s request.

3. [RESERVED]

4. INTEREST RATES

4.1 Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, and without limitation of the other rights of the Administrative Agent and the Lenders set forth herein (including, without limitation, Section 9.2 [Consequences of Event of Default], the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Euro-Rate Option shall be converted to the Base Rate Option at the end of the applicable Interest Period. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Optional Currency Loan shall be paid by the Borrower in such Optional Currency.

4.1.1 Revolving Credit Interest Rate Options; Swing Loan Interest Rate. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i) Revolving Credit Base Rate Option: A fluctuating rate per annum equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Revolving Credit Euro-Rate Option: A rate per annum equal to the Euro-Rate as determined for each applicable Interest Period plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

4.1.2 [Reserved]

4.1.3 Rate Quotations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Daily LIBOR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed or, in the case of interest in respect of Loans denominated in Optional Currencies as to which market practice differs from the foregoing, in accordance with such market practice. The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2 Interest Periods. At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof by delivering a Loan Request to the Administrative Agent (i) at least three (3) Business Days prior to the effective date of such Euro-Rate Option with respect to a Loan denominated in Dollars, and (ii)

at least four (4) Business Days prior to the effective date of such Euro-Rate Option with respect to an Optional Currency Loan. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

4.2.1 Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Euro-Rate Option shall be in integral multiples of $500,000 and not less than $1,000,000; and

4.2.2 Renewals. In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.2.3 No Conversion of Optional Currency Loans. No Optional Currency Loan may be converted into a Loan with a different Interest Rate Option, or a Loan denominated in a different Optional Currency.

4.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1 Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

4.3.2 Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and

4.3.3 Acknowledgement. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4 Rates Unascertainable; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available.

4.4.1 Unascertainable. If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

(ii) a contingency has occurred which materially and adversely affects the Relevant Interbank Market relating to the Euro-Rate, then the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent’s and Lender’s Rights].

4.4.2 Illegality; Increased Costs. If at any time any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan,

then the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent’s and Lender’s Rights].

4.4.3 Optional Currency Not Available. If at any time the Administrative Agent shall have determined that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then (i) the Administrative Agent shall notify the Borrower of any such determination, and (ii) the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent’s and Lender’s Rights].

4.4.4 Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above or an event specified in Section 4.4.3 [Optional Currency not Available] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs], such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Euro-Rate Option or select an Optional Currency, as applicable, shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10

[Indemnity], as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date. If the Administrative Agent makes a determination under Section 4.4.3 [Optional Currency Not Available] then, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) the availability of Loans in the affected Optional Currency shall be suspended, (ii) the outstanding Loans in such affected Optional Currency shall be converted into Dollar Loans (in an amount equal to the Dollar Equivalent of such outstanding Optional Currency Loans) (x) on the last day of the then current Interest Period if the Lenders may lawfully continue to maintain Loans in such Optional Currency to such day, or (y) immediately if the Lenders may not lawfully continue to maintain Loans in such Optional Currency, and interest thereon shall thereafter accrue at the Base Rate Option.

4.5 Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option as applicable to Revolving Credit Loans commencing upon the last day of the existing Interest Period and at the Dollar Equivalent of such Loans for any Loan in an Optional Currency.

5. PAYMENTS

5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Swing Loan Lender with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an “account stated.” All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the applicable Optional Currency) in which such Loan was made. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Administrative Agent.

5.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.4 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [Rates Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to the Swing Loan Lender according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Any Lender that fails at any time to comply with the provisions of this Section 5.3 shall be deemed a Defaulting Lender until such time as it performs its obligations hereunder and is not otherwise a Defaulting Lender for any other reason. A Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of or relating to outstanding Loans, Letters of Credit, interest, fees or otherwise, to the remaining non-defaulting Lenders for application to, and reduction of, their respective Ratable Share of all outstanding Loans and other unpaid Obligations of any of the Loan Parties. The Defaulting Lender hereby authorizes the Administrative Agent to distribute such payments to the non-defaulting Lenders in proportion to their respective Ratable Share of all outstanding Loans and other unpaid Obligations of any of the Loan Parties to which such Lenders are entitled. A Defaulting Lender shall be deemed to have satisfied the provisions of this Section 5.3 when and if, as a result of application of the assigned payments to all outstanding Loans and other unpaid Obligations of any of the Loan Parties to the non-defaulting Lenders, the Lenders’ respective Ratable Share of all outstanding Loans and unpaid Obligations have returned to those in effect immediately prior to such violation of this Section 5.3.

5.4 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on prepayments of principal under Section 5.7 [ Payments Upon Currency Fluctuations] shall be due on the date such prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6 Voluntary Prepayments.

5.6.1 Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans denominated in Dollars, and at least four (4) Business Days prior to the date of prepayment of any Optional Currency Loans, or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(i) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(ii) a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(iii) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the Euro-Rate Option applies (including the Optional Currency, if applicable); and

(iv) the total principal amount of such prepayment, which shall not be less than the lesser of (i) the outstanding Revolving Credit Loans, or (ii) $100,000 for any Swing Loan or $500,000 for any Revolving Credit Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All prepayments permitted pursuant to this Section 5.6.1 [Right to Prepay] shall be applied to the outstanding Revolving Credit Loans, provided that such prepayment of any Revolving Credit Loans shall not permanently reduce the Revolving Credit Commitments. Except as provided in Section 4.4.4 [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Revolving Credit Loans to which the Base Rate Option applies, then to Revolving Credit Loans which are not Optional Currency Loans, then to Optional Currency Loans, and then to Swing Loans. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made unless otherwise directed by the Administrative Agent.

5.6.2 Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [Rates Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in

Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.6.3 Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment

5.7 Payments Upon Currency Fluctuations. If on any Computation Date either (i) the Revolving Facility Usage is equal to or greater than the Revolving Credit Commitments, or (ii) the Optional Currency Loans are equal to or greater than the Optional Currency Sublimit, in each case as a result of a change in exchange rates between one (1) or more Optional Currencies and

Dollars, then the Administrative Agent shall notify the Borrower of the same. The Borrower shall pay or prepay (subject to Borrower’s indemnity obligations under Sections 5.8 [Increased Costs] and 5.10 [Indemnity]) within three (3) Business Days after receiving such notice such that the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments and the Optional Currency Loans shall not exceed the Optional Currency Sublimit after giving effect to such payments or prepayments. All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans denominated in Dollars and subject to a Euro-Rate Option, then to Optional Currency Loans.

5.8 Increased Costs.

5.8.1 Increased Costs Generally.

If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement which is addressed separately in this Section 5.8) or the Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender, the Issuing Lender or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

5.8.2 Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

5.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4 Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine months period referred to above shall be extended to include the period of retroactive effect thereof).

5.8.5 Additional Reserve Requirements. The Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Loan under the Euro-Rate Option equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans under the Euro-Rate Option, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that in each case the Borrower shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten days prior to the relevant Payment Date, such additional interest or costs shall be due and payable ten days from receipt of such notice.

5.9 Taxes.

5.9.1 Issuing Lender. For purposes of this Section 5.9 [Taxes], the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.

5.9.2 Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3 Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.9.4 Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.5 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the

Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].

5.9.6 Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7 Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

i. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

ii. executed originals of IRS Form W-8ECI;

iii. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(a) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(b) of the Code, or (c) a “controlled foreign corporation” described in Section 881(c)(3)(c) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

iv. to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code)

and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

5.9.8 Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9.9 Survival. Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or any voluntary prepayment without the required notice,

(ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or

(iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and re-borrow Swing Loans and the Swing Loan Lender may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

5.12 Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

5.13 Indemnity in Certain Events. The obligation of Borrower in respect of any sum due from Borrower to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Event of Default. Each Loan Party (i) is a corporation, partnership or limited liability company (or foreign equivalent thereof) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) (a) as of the Closing Date, is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to do so would not reasonably be likely to result in a Material Adverse Change, and (b) after the Closing Date, is duly licensed or qualified and in good standing in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to do so would not reasonably be likely to result in a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, and (v) with respect to Loan Parties only, is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which any such Loan Party is doing business except where the failure to do so would not be reasonably likely to result in a Material Adverse Change. No Event of Default or Potential Default exists or is continuing. The Borrower has no brokers or other agents acting in any capacity in connection with the Loans.

6.1.2 Subsidiaries; Investment Companies. Schedule 6.1.2 states, as of the Closing Date, (i) the name of each of the Borrower’s Domestic Subsidiaries, its respective jurisdiction of organization and the name of each holder of an equity interest in each such Subsidiary, the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), and (ii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) (collectively, the “Equity Interests”). Each Loan Party has good and marketable title to all of the Subsidiary Equity Interests it purports to own (subject to restrictions on assignments, pledges, transfers, or sales of any such Subsidiary Equity Interests issued by ADS Latina, LLC, a Delaware limited liability company or BaySaver Technologies, LLC, a Delaware limited liability company), free and clear in each case of any Lien (other than Liens for taxes not yet due and payable) and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. Neither the Borrower nor any of the other Loan Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such a “registered investment company” or under such “control.”

6.1.3 Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party which is a party thereto, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

6.1.4 No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents). No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and performance of this Agreement and the other Loan Documents except (a) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date, (b) for those approvals, consents, exemptions, registrations, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and (c) with respect carrying out only, approvals, consents, exemptions, registrations, authorizations, actions, notices and filings, which are not material to the operation of the Loan Parties or the rights of the Collateral Agent , the Issuing Lender or the Lenders.

6.1.5 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate would reasonably be likely to result in a Material Adverse Change. None of the Loan Parties nor any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would reasonably be likely to result in a Material Adverse Change.

6.1.6 Financial Statements.

(i) Historical Statements. The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended March 31, 2016. In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended December 31, 2016 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Borrower’s management, are correct and complete and fairly represent, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments and the absence of footnotes.

(ii) Accuracy of Financial Statements. Neither the Borrower nor any of its consolidated Subsidiaries has, as of the respective dates thereof, any material liabilities, contingent or otherwise, that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or such Subsidiary which would reasonably be likely to result in a Material Adverse Change. Since March 31, 2016, no Material Adverse Change has occurred.

6.1.7 Margin Stock. None of the Loan Parties engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any such Loan Party are or will be represented by margin stock.

6.1.8 Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished in writing to the Administrative Agent or any Lender in connection herewith or therewith, contains any statement by or on behalf of a Loan Party that is untrue in any material respect of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading in any material respect as of the date thereof.

6.1.9 Taxes. All federal and material state, local and foreign income Tax returns and material non-income Tax returns and reports of each Loan Party required to be filed by any of them have been timely filed, and payment or adequate provision in accordance with GAAP has been made for the payment of all material Taxes shown on such Tax returns to be due and payable and all material assessments, fees, and other governmental charges upon each Loan Party and upon their respective properties, assets, income, businesses and franchises which are due and payable, except in each case as permitted by Section 8.1.2 [Payment of Liabilities, Including Taxes, Etc.] of this Agreement.

6.1.10 Patents, Trademarks, Copyrights, Licenses, Etc. Except as would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Change, each Loan Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted by such Loan Party, without known, alleged or actual conflict with the rights of others.

6.1.11 [Reserved].

6.1.12 Insurance. The properties of each Loan Party are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Parties.

6.1.13 ERISA Compliance.

(i) Except as would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Change, each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, in each case except as would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Change. Borrower and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan, in each case except as would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Change.

(ii) In each case except as would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Change, (a) no ERISA Event has occurred or is reasonably expected to occur; (b) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (c) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (d) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (e) neither Borrower nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(b) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; and (f) neither Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.1.14 Environmental Matters. Except as would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Change, each Loan Party is and has been in compliance in all material respects with applicable Environmental Laws.

6.1.15 Solvency. Before and immediately after giving effect to the initial advance of Loans hereunder, the Loan Parties and their Subsidiaries are Solvent on a consolidated basis.

6.1.16 Anti-Terrorism Laws. (i) No Covered Entity is a Sanctioned Person; and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1 First Loans and Letters of Credit.

7.1.1 Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i) A certificate of each of the Loan Parties signed by an Authorized Officer of such Loan Party, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects; provided, however, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Change, such representation or warranty shall be true and correct in all respects, (x) the Loan Parties are in compliance with each of the covenants and other conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent;

(ii) A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized and in a state listed on Schedule 6.1.1 where such Loan Party maintains a principal place of business;

(iii) This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral;

(iv) A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1;

(v) Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Collateral Agent as additional insured and lender loss payee;

(vi) A duly completed Compliance Certificate for the Loan Parties signed by an Authorized Officer of Borrower setting forth pro forma compliance with the financial covenants set forth in Section 8.2.14 [Minimum Interest Coverage Ratio] and 8.2.15 [Maximum Leverage Ratio] hereof as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date;

(vii) All material consents required to effectuate the transactions contemplated hereby, including all regulatory approvals and licenses, absent any legal or regulatory prohibitions or material restrictions;

(viii) Evidence that amendments to (or an amendment and restatement of) the Senior Notes (2017), the Private Shelf Agreement and the Intercreditor Agreement have been entered into in form and substance consistent with the terms set forth herein;

(ix) Lien searches against the Loan Parties in acceptable scope and with acceptable results, showing no Liens other than Permitted Liens;

(x) A financial forecast model for the Borrower and its consolidated Subsidiaries;

(xi) Evidence that the indebtedness and obligations under the Existing Credit Agreement have been amended and restated and shall from and after the Closing Date be evidenced by this Agreement and the other Loan Documents; and

(xii) Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.

7.1.2 Payment of Fees. The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Loan Parties shall then be true and correct in all material respects, provided, however, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Change, such representation or warranty shall be true and correct in all respects, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders; provided, however, that with respect to requests for Loans to which the Euro-Rate Option applies, the obligation of each Lender to make such Loans shall be governed by Section 4.4.2 [Illegality; Increased Costs], (iv) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be, and (v) in the case of any Loan to be denominated in an Optional Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders would make it impracticable for such Loan to be denominated in the relevant Optional Currency.

8. COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1 Affirmative Covenants.

8.1.1 Preservation of Existence, Etc. Each Loan Party shall maintain its legal existence as a corporation, partnership or limited liability company (or foreign equivalent thereof) and, except where the failure to do so would not be reasonably likely to result in a Material Adverse Change, its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].

8.1.2 Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need to be paid to the extent it is being contested in good faith by appropriate and lawful proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor, and (ii) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Loan Party shall file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower or any of its Subsidiaries).

8.1.3 Maintenance of Insurance. Each Loan Party shall insure its material properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies covering the Collateral.

8.1.4 Maintenance of Properties. Each Loan Party shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those material properties necessary to its business.

8.1.5 Visitation Rights. Each Loan Party shall permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times during normal business hours and as often as any of the Lenders may reasonably request; provided, that in the case of any meeting with any independent public accountants, representatives of the Loan Parties may be present; provided further, that in the absence of an Event of Default which has not been waived, no more than two such visits for the Lenders will be permitted in any fiscal year. The Lenders shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection and shall use commercially reasonable efforts to coordinate any visits made pursuant to this Section 8.1.5 so as to minimize inconvenience to the Loan Parties.

8.1.6 Keeping of Records and Books of Account. The Borrower shall maintain and keep proper books of record and account which enable the Borrower and its consolidated Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7 Compliance with Laws; Use of Proceeds. Each Loan Party shall comply with all applicable Laws, including all Environmental Laws, in all material respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would be reasonably likely to result in a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.

8.1.8 Further Assurances. Each Loan Party shall, from time to time, at its expense, preserve and protect the Collateral Agent’s Lien on and Prior Security Interest in the Collateral whether now owned or hereafter acquired as a continuing first-priority perfected Lien, subject only to Permitted Liens (provided, that the Loan Parties shall not be required to maintain a first-priority Lien under the UCC on any Specified Collateral (as defined in the Security Agreement) except as otherwise provided in the Security Agreement or any other Loan Document), and shall do such other acts and things as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

8.1.9 Anti-Terrorism Laws; International Trade Law Compliance. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans or Letters of Credit to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrower shall notify the Administrative Agent in writing of a Reportable Compliance Event as provided in Section 8.3.4.9 [Notices].

8.1.10 Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.10, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.10 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 8.1.10 constitute, and this Section 8.1.10 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.

8.1.11 Additional Guarantors. If at any time subsequent to the Closing Date, the consolidated total assets of the Borrower’s Domestic Subsidiaries which are not Loan Parties hereunder at such time of determination, exceed ten percent (10%) of the consolidated total assets of the Borrower and its Subsidiaries, the Loan Parties shall cause additional Domestic Subsidiaries (who are not currently Guarantors) to join this Agreement as a Guarantor by execution of a Guarantor Joinder and all such other documents as provided in Section 11.13 [Joinder of Loan Party] to the extent necessary to cause the consolidated total assets of the Borrower’s Domestic Subsidiaries which are not Loan Parties to be less than ten percent (10%) of the consolidated total assets of the Borrower and its Subsidiaries. Such calculation shall be done quarterly and, if any additional Domestic Subsidiaries are required by this Section 8.1.11 to be joined as Guarantors, such information shall be reported to the Administrative Agent concurrent with the certification required under Section 8.3.3.

8.2 Negative Covenants.

8.2.1 Indebtedness. Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness under the Loan Documents;

(ii) Existing Indebtedness as set forth on Schedule 8.2.1, including extensions, renewals or Permitted Refinancing thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;

(iii) Indebtedness with respect to Purchase Money Security Interests and capitalized leases as and to the extent permitted under clause (viii) or clause (xx) of the definition of Permitted Lien with respect to the aggregate amount of unpaid principal loans and deferred payments (including, without limitation, imputed principal under capitalized leases);

(iv) Any (A) Lender Provided Interest Rate Hedge, (B) other Interest Rate Hedge approved by the Administrative Agent; (C) Lender Provided Foreign Currency Hedge or (D) other Indebtedness under any Other Lender Provided Financial Service Product; provided, however, the Loan Parties shall enter into an Interest Rate Hedge or Foreign Currency Hedge only for hedging (rather than speculative) purposes;

(v) The Senior Notes (2017) in the aggregate principal amount of up to $175,000,000, all such Indebtedness being issued pursuant to the Private Shelf Agreement;

(vi) Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement; and Indebtedness of a Loan Party to a Subsidiary which is not a Loan Party and which Indebtedness is subordinated on terms and conditions reasonably satisfactory to the Administrative Agent;

(vii) Indebtedness secured by a Lien on real property, improvements to real property and fixtures permitted under clause (xix) of the definition of Permitted Liens;

(viii) Indebtedness secured by a Lien permitted under clause (xx) of the definition of Permitted Liens with respect to Permitted Acquisitions;

(ix) Indebtedness that is subordinated in right of payment to the Payment In Full of the Obligations on terms and conditions acceptable to Administrative Agent;

(x) Guaranties permitted under Section 8.2.3 [Guaranties];

(xi) Indebtedness for employer contributions to the ESOP not in excess of limitations set forth in Section 404 of the Code;

(xii) Indebtedness arising under Borrower’s stock repurchase liability under the ESOP;

(xiii) unsecured Indebtedness that (a) matures after, and does not require any scheduled amortization or other scheduled amortizations or other scheduled payments of principal prior to the Expiration Date, and (b) has terms and conditions, taken as a whole, that are not materially less favorable to the Borrower than the terms and conditions of this Agreement; provided, however, that both immediately prior and after giving effect to the incurrence thereof, (x) no Potential Default or Event of Default shall exist or result therefrom and (y) the Borrower shall be in compliance with the covenants set forth in Sections 8.2.14 [Minimum Interest Coverage Ratio] and 8.2.15 [Maximum Leverage Ratio]; and

(xiv) other unsecured Indebtedness (in addition to and not subject to the limitations or conditions for any unsecured Indebtedness permitted pursuant to clauses (i) through (xiii) above) in an aggregate amount not to exceed $100,000,000 at any time outstanding, provided, however, that both immediately prior and after giving effect to the incurrence thereof, (x) no Potential Default or Event of Default shall exist or result therefrom and (y) the Borrower shall be in compliance with the covenants set forth in Sections 8.2.14 [Minimum Interest Coverage Ratio] and 8.2.15 [Maximum Leverage Ratio].

8.2.2 Liens; Lien Covenants. Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3 Guaranties. Each of the Loan Parties shall not at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for:

(i) Guaranties of Indebtedness or any other obligations or liabilities of the Loan Parties or their Subsidiaries permitted hereunder;

(ii) Guaranties executed in connection with the Senior Notes (2017) or the ADS Mexicana Credit Facility;

(iii) Guaranties by any Loan Party of Indebtedness or any other obligations or liabilities owing by any Joint Venture in an aggregate amount outstanding at any time not to exceed $40,000,000 in any fiscal year; and

(iv) the Guaranties specified on Schedule 8.2.3, including extensions, renewals or Permitted Refinancing thereof; provided there is no increase in the amount guaranteed or other significant change in the terms thereof.

8.2.4 Loans and Investments. Each of the Loan Parties shall not at any time make or suffer to exist any Investments, except:

(i) Trade credit extended on usual and customary terms in the ordinary course of business;

(ii) Advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii) Permitted Investments;

(iv) Investments by Loan Parties in Persons other than Loan Parties outstanding on the Closing Date and set forth on Schedule 8.2.4;

(v) Additional Investments by Loan Parties in Persons (including Joint Ventures and Subsidiaries) other than Loan Parties in an aggregate amount by all of the Loan Parties not exceeding the greater of (x) $150,000,000, or (y) 10% of the consolidated total assets of the Borrower and its Subsidiaries, in each case outstanding at any time, and calculated after giving effect to Investments which are Permitted Acquisitions taken into consideration for purposes of determining compliance with this clause (v) pursuant to clause (xi) below;

(vi) Investments by Loan Parties in other Loan Parties;

(vii) Transfer of certain assets to Foreign Subsidiaries permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries] in an amount not to exceed $30,000,000 in the aggregate;

(viii) Investments in any interest rate swap, cap, collar or floor or other interest rate management instrument permitted under Section 8.2.1(iv);

(ix) Investments acquired by a Loan Party: (a) in exchange for any other investment held by such Loan Party in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (b) as a result of a foreclosure by such Loan Party with respect to any secured investment or other transfer of title with respect to any secured investment in default;

(x) Advances to a Foreign Subsidiary consisting of raw materials purchased for consumption or processing in the ordinary course of business and otherwise permitted by Section 8.2.8 [Affiliate Transactions];

(xi) Permitted Acquisitions and Investments in third Persons by any Person which are outstanding at the time such Person becomes a Loan Party as a result of a Permitted Acquisition, but not any increase in the amount of such loans and advances unless otherwise permitted by this Agreement; provided, however, that any Permitted Acquisition which involves the acquisition of the Capital Stock of a Person which is not joining this Agreement as a Loan Party as provided in Section 8.2.6.3(vi) [Liquidations, Mergers, Consolidations, Acquisitions], shall be taken into consideration in determining compliance with clause (v) above; and

(xii) Guaranties permitted by Section 8.2.3 [Guaranties].

8.2.5 Capital Distributions. Each of the Loan Parties shall not make any Capital Distribution of any nature (whether in cash, property, securities or otherwise), except as follows:

(i) any Loan Party may make a Capital Distribution to another Loan Party;

(ii) the Borrower may make Capital Distributions so long as, prior to and immediately after giving effect to the making of such Capital Distribution, no Potential Default or Event of Default has or will exist and be continuing and the Borrower shall be in pro forma compliance with the covenants set forth in Sections 8.2.14 [Minimum Interest Coverage Ratio] and 8.2.15 [Maximum Leverage Ratio]; and

(iii) the Borrower may make Capital Distributions to repurchase stock as required by the ESOP so long as, prior to and immediately after giving effect to the making of such Capital Distribution, no Potential Default or Event of Default has or will exist and be continuing; provided, however, that (i) if a Potential Default or Event of Default exists (or would exist immediately after giving effect to the making of such Capital Distribution), the Borrower may make Capital Distributions to the extent necessary in order to satisfy its payment requirements under Code Section 409(h)(5) and (6) with respect to put options (within the meaning of Section 409(h) of the Code) exercised by ESOP participants and their beneficiaries and (ii) any such Capital Distributions shall be made in cash only to the extent necessary to comply with said provisions of the Code.

8.2.6 Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or Capital Stock of any other Person, except:

8.2.6.1 any Loan Party (other than the Borrower) may consolidate or merge into another Loan Party;

8.2.6.2 any Loan Party may (i) consolidate or merge with any Subsidiary of the Borrower that is not a Loan Party, provided such Loan Party is the surviving entity and (ii) acquire by purchase, lease or otherwise all or substantially all of the assets or Capital Stock of any Subsidiary of the Borrower;

8.2.6.3 any Loan Party may acquire, whether by merger or by purchase, lease or otherwise, (a) not less than ninety percent (90%) of the equity interests of another Person or (b) all or substantially all of the assets of another Person or of a business or division of another Person (each, a “Permitted Acquisition”), provided that each of the following requirements is met:

(i) if such Loan Party is acquiring the equity interests of such Person and such Person, upon the consummation of the Permitted Acquisition, will become a Domestic Subsidiary which is required to become a Guarantor in accordance with the requirements of Section 8.1.11 [Additional Guarantors], such Person shall (x) execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.13 [Joinder of Loan Party] within the timeframe set forth therein, and (y) grant Liens pursuant to the Security Agreement and the Pledge Agreement and cause such Liens to be perfected in accordance with the terms of such Loan Documents and otherwise comply with Section 11.13 [Joinder of Loan Party] within the timeframe set forth therein;

(ii) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if such Loan Party shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Party also shall have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(iii) the business or assets acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be reasonably related to as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10 [Continuation of or Change in Business];

(iv) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(v) the Borrower shall demonstrate that it shall be in compliance with the covenants contained in Sections 8.2.14 [Minimum Interest Coverage Ratio] and 8.2.15 [Maximum Leverage Ratio] hereof immediately after giving effect to the consummation of such Permitted Acquisition (including for purposes of the calculation of such compliance, Indebtedness assumed or incurred in connection with such Permitted Acquisition (but excluding Indebtedness of the type excluded from being considered as Indebtedness under the definition of Leverage Ratio) and income earned or expenses incurred by such Person (or by such assets of such Person or by a business or division of such Person) acquired for the four fiscal quarter period most recently ending prior to the date of consummation of such Permitted Acquisition); and

(vi) if such Loan Party is acquiring the Capital Stock of a Person which is not joining this Agreement as a Loan Party, after giving effect to such acquisition of such Person, the Loan Parties must be in compliance with Section 8.2.4(v) [Loans and Investments].

8.2.7 Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

(i) transactions involving the sale of inventory in the ordinary course of business;

(ii) any disposal of damaged, obsolete, worn out or surplus assets or any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s business;

(iii) any sale, transfer or lease of assets by any Loan Party to another Loan Party;

(iv) any sale, transfer or lease of assets in the ordinary course of business;

(v) any disposition of real property to a governmental authority;

(vi) the abandonment, cancellation or other disposition of intellectual property that is not material or is no longer used or useful in any material respect in the operation of the Loan Parties;

(vii) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(viii) any sale, transfer or other disposition of equipment to a Foreign Subsidiary which equipment is not being used or necessary in the operations of a Loan Party in the good faith reasonable judgment of such Loan Party;

(ix) the disposition of Capital Stock, partnership interests or limited liability company interests of a Subsidiary of such Loan Party in a transaction permitted under Section 8.2.6; or

(x) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (ix) above, so long as (a) such disposition is for not less than fair market value, (b) the aggregate book value of such assets sold, leased, transferred or otherwise disposed of in any fiscal year (other than those specifically excepted pursuant to clauses (i) through (ix) above) does not exceed 10% of the total consolidated assets of the Borrower and its Subsidiaries at the end of the immediately preceding fiscal year, and (c) the aggregate book value of such assets sold, leased, transferred or otherwise disposed of after the date of this Agreement (other than those specifically excepted pursuant to clauses (i) through (ix) above) does not exceed 30% of the total consolidated assets of the Borrower and its Subsidiaries at the end of the immediately preceding fiscal year.

8.2.8 Affiliate Transactions. Each of the Loan Parties shall not enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement (including any intercompany transaction expressly permitted under this Agreement), is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions and is in accordance with all applicable Law.

8.2.9 Subsidiaries and Partnerships. Each of the Loan Parties (A) as of the Closing Date, shall not own directly or indirectly any Subsidiaries other than (i) Domestic Subsidiaries existing on the Closing Date as disclosed on Schedule 6.1.2 and (ii) Foreign Subsidiaries existing on the Closing Date and (B) after the Closing Date shall not (i) form any Foreign Subsidiary, other than with investments as permitted by Section 8.2.4 [Loans and Investments], (ii) acquire any Foreign Subsidiary other than as permitted under Section 8.2.4 [Loans and Investments] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], (iii) acquire any Domestic Subsidiary, other than as permitted under Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] and in full compliance with the provisions of Section 8.1.11 [Additional Guarantors], or (iv) form any Domestic Subsidiary unless the Loan Parties are in full compliance with the provisions of Section 8.1.11 [Additional Guarantors].

8.2.10 Continuation of or Change in Business. Each of the Loan Parties shall not engage in any business other than the manufacture, sale and distribution of corrugated polyethylene, polypropylene and concrete pipe, storm and septic chambers, drainage structures and other related water drainage and water filtration products, and businesses which are related, supplemental or complementary thereto, including the processing, sale and distribution of recycled plastic resin. Each Foreign Holding Company shall not engage in any business or operations or acquire any assets or incur any liabilities other than: (i) holding the ownership interests of one or more CFC’s, and (ii) such other activities as are required or prudent in connection with the maintenance of good standing and administration of such Loan Party.

8.2.11 Fiscal Year. The Borrower shall not change its fiscal year from the twelve-month period beginning April 1st and ending March 31st.

8.2.12 Issuance of Stock. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries whose equity interests are pledged pursuant to the requirements of the Pledge Agreement to, issue any additional shares of its Capital Stock or any options, warrants or other rights in respect thereof to the extent that the such issued shares, options, warrants and other rights are required to be Collateral, unless such shares, options, warrants and other rights are pledged to the Collateral Agent pursuant to the terms of the Pledge Agreement and only to the extent required by Section 8.2.9 [Subsidiaries and Partnerships]; provided, however, the foregoing restriction shall not apply to the issuance of additional shares of Capital Stock of the Borrower, or options, warrants or other rights in respect thereof.

8.2.13 Changes in Organizational Documents. Each of the Loan Parties shall not, and shall not permit any Subsidiary which has Capital Stock of such Subsidiary pledged as Collateral to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents which change would be reasonably likely to be materially adverse to the Lenders, without obtaining the prior written consent of the Required Lenders.

8.2.14 Minimum Interest Coverage Ratio. The Loan Parties shall not permit the ratio of Consolidated EBITDAE to consolidated interest expense payable during such period of the Borrower and its Subsidiaries, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended (or, if such date of determination is not a fiscal quarter end, most recently ended), to be less than 3.00 to 1.00.

8.2.15 Maximum Leverage Ratio. The Loan Parties shall not permit the Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended (or, if such date of determination is not a fiscal quarter end, most recently ended) to exceed 4.00 to 1.00; provided, however, that with respect to any Permitted Acquisition(s) for which the aggregate consideration is $100,000,000 or greater, the Leverage Ratio at the time of such Permitted Acquisition(s) shall not exceed 4.25 to 1.00 as of the date such Permitted Acquisition(s) is consummated (including, without limitation, for purposes of Section 8.2.6.3(v)) and continuing for a period of four fiscal quarters following such Permitted Acquisition(s) (such period of time being an “Increased Leverage Ratio Period”); and provided, further, that there shall be at least one fiscal quarter in which the Leverage Ratio does not exceed 4.00 to 1.00 between any two Increased Leverage Ratio Periods.

8.2.16 Most Favored Lender. The Loan Parties covenants that if, on any date, any Loan Party or any Subsidiary enters into, assumes or otherwise becomes bound or obligated under the Senior Notes (2017) or any related agreements that contain, or amends the agreement with respect to the Senior Notes (2017) to contain or amend, one or more additional affirmative covenants or additional negative covenants, or the definition related thereto, or any additional or amended events of default, then on such date the terms of this Agreement shall, without any further action on the part of the Loan Parties, the Administrative Agent or the Lenders, be deemed to be amended automatically to include each additional covenant and each event of default contained in such agreement, and the Loan Parties shall provide prompt written notice thereof to the Administrative Agent and the Lenders of such event. The Loan Parties further covenant, upon the written request of the Required Lenders, to promptly execute and deliver at the Borrower’s expense (including the reasonable fees and expenses of counsel for the Administrative Agent) an amendment to this Agreement in form and substance satisfactory to the Required Lenders evidencing the amendment of this Agreement to include such additional covenants and additional events of default, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 8.2.16 [Most Favored Lender], but shall merely be for the convenience of the parties hereto; provided that, upon the subsequent elimination of such additional covenant or additional event of default under the Senior Notes (2017), as the case may be, and the Borrower providing notice thereof to the Administrative Agent and the Lenders, the same shall be deemed eliminated hereunder if (i) no Potential Default or Event of Default then exists, (ii) such elimination of such additional covenant or additional event of default shall not make this Agreement any less restrictive with respect to the Loan Parties than as in effect on the date of this Agreement, as amended by any other amendments hereto, other than as a result of such additional covenant or additional event of default and (iii) if any fee or other compensation is paid to any person in respect of such elimination of such additional covenant or additional event of default, the Borrower shall pay each Lender such fee or compensation on a ratable basis relative to the then outstanding aggregate principal amounts of the Notes. The Loan Parties further covenant to promptly execute and deliver at their expense (including the reasonable fees and expenses of counsel for the Administrative Agent) an amendment to this Agreement in form and substance satisfactory to the Required Lenders evidencing (x) the amendment of this Agreement to include such additional covenants and additional events of default, or (y) the elimination of such additional covenants and additional events of default, as applicable, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 8.2.16 [Most Favored Lender], but shall merely be for the convenience of the parties hereto.

8.2.17 Limitation on Negative Pledges. Each of the Loan Parties shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement, the other Loan Documents and the Private Shelf Agreement and related documents (b) imposed pursuant to an agreement that has been entered into in connection with a disposition of assets permitted under this Agreement of all or substantially all of the equity interests or assets of any Subsidiary, (c) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions restricting assignment of any licensing agreement or operating lease agreement (in which a Loan Party is the licensee or lessee) with respect to a contract entered into by a Loan Party in the ordinary course of business and (e) customary provisions restricting subletting, sublicensing or assignment of any intellectual property license or any lease governing any leasehold interests of a Loan Party.

8.3 Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent for prompt distribution to the Lenders:

8.3.1 Quarterly Financial Statements. Within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, a Form 10-Q, financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments and the addition of footnotes) by an Authorized Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

8.3.2 Annual Financial Statements. Within ninety (90) days after the end of each fiscal year of the Borrower, a Form 10-K, financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing and reasonably satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur).

8.3.3 Certificate of the Borrower. Within fifteen (15) days of delivery of the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Section 8.3.1 [Quarterly Financial Statements] and concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Section 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrower signed by an Authorized Officer of the Borrower, in the form of Exhibit 8.3.3.

8.3.4 Notices.

8.3.4.1 Default. Promptly after any Authorized Officer or the general counsel of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.4.2 Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or other Person against any Loan Party or any Subsidiary which if adversely determined to the Loan Party or such Subsidiary would be reasonably likely to result in a Material Adverse Change.

8.3.4.3 Proceedings of Official Bodies. Promptly upon the occurrence or receipt of any of the following, notice of (i) any citation, summons, subpoena, order to show cause or other order naming any Loan Party or any Subsidiary a party in any proceeding before any Official Body, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to any Loan Party or any Subsidiary by any Official Body, (iii) any refusal by any Official Body to renew or extend any such license, permit, franchise or other authorization, or (iv) any dispute between any Loan Party or any Subsidiary and any Official Body or Person; provided, however, that notices with respect to each of the above shall be required only in if the event giving rise to such notice would reasonably be likely to result in a Material Adverse Change.

8.3.4.4 Erroneous Financial Information. Promptly in the event that the Authorized Officers of Borrower conclude or have been advised by its accountants that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.

8.3.4.5 ERISA Event. Promptly upon the occurrence of any ERISA Event which would reasonably be likely to result in a Material Adverse Change.

8.3.4.6 Annual Budget; Projected Financial Statements. By June 1st of each year, a projected balance sheet, income statement and cash flow statement for each fiscal quarter of the fiscal year beginning April 1st of such year.

8.3.4.7 [Reserved].

8.3.4.8 Noteholder Notices. Simultaneously with the transmission thereof, copies of all notices, reports, financial statements or other communications given to the Senior Noteholders (2017) excluding routine account statements and payment information.

8.3.4.9 Reportable Compliance Event. Within five (5) Business Days following the occurrence of a Reportable Compliance Event.

8.3.4.10 SEC Forms. Promptly after the filing thereof, copies of Forms 10-K and 10-Q filed by the Borrower with the Securities and Exchange Commission.

8.3.4.11 Other Information. Such other reports and information as any of the Required Lenders may from time to time reasonably request.

9. DEFAULT

9.1 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1 Payments Under Loan Documents. The Borrower shall (i) fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or any Reimbursement Obligation or Letter of Credit Borrowing on the date on which such principal or Reimbursement Obligation or Letter of Credit Borrowing becomes due in accordance with the terms hereof, or (ii) fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or other amount owing hereunder or under the other Loan Documents within three (3) Business Days after the date on which such amount becomes due in accordance with the terms hereof or thereof;

9.1.2 Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3 Anti-Terrorism Laws. Any representation or warranty contained in Section 6.1.16 [Anti-Terrorism Laws] is or becomes false or misleading at any time;

9.1.4 Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights], Section 8.1.9 [Anti-Terrorism Laws; International Trade Law Compliance] or Section 8.2 [Negative Covenants];

9.1.5 Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document to which it is a party and such default shall continue unremedied for a period of thirty (30) days after the earlier of: (i) actual knowledge thereof by an Authorized Officer of a Loan Party thereof and (ii) notice thereof from the Administrative Agent;

9.1.6 Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party may be obligated as a borrower or guarantor in excess of $75,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

9.1.7 Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $75,000,000 in the aggregate (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of sixty (60) days from the date of entry;

9.1.8 Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms), or shall in any way be challenged or contested by any Loan Party or, except as the result of actions or failures to take action within the control of the Administrative Agent, Collateral Agent or any Lender, cease to give or provide the respective remedies, powers or privileges intended to be created thereby;

9.1.9 Events Relating to Pension Plans and Multiemployer Plans. An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Change, or Borrower or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Change;

9.1.10 Change of Control. A Change of Control shall occur.

9.1.11 Liquidity Event. A Liquidity Event, as such term is defined in the Intercreditor Agreement, shall have occurred and not been waived by the parties to the Intercreditor Agreement; or

9.1.12 Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, or (ii) any Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party admits in writing its inability to pay its debts as they mature, or (iv) the Loan Parties and their Subsidiaries cease to be solvent on a consolidated basis.

9.2 Consequences of Event of Default.

9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 [Payments Under Loan Documents] through 9.1.11 [Liquidity Event] shall occur and be continuing, subject to the terms of the Intercreditor Agreement, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3 Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, subject to the terms of the Intercreditor Agreement, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4 Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Collateral Agent in accordance with the terms of the Intercreditor Agreement and the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Creditors (as defined in the Intercreditor Agreement) including the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2.3 (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.4, subject to subclause (ii) hereof, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders]), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders; and

9.2.5 Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment In Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be, subject to the terms and provisions of the Intercreditor Agreement, applied as follows:

(i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Products, whether of principal, interest, fees, expenses or otherwise and to cash collateralize the Letter of Credit Obligations, ratably among the Lenders in proportion to the respective amounts payable to them with respect to such Obligations; and

(iii) the balance, if any, as required by Law.

Notwithstanding anything to the contrary in this Section 9.2.4, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.4.

10. THE ADMINISTRATIVE AGENT

10.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent, subject to the terms and the provisions of the Intercreditor Agreement, to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 [The Administrative Agent] are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (with approval from the Borrower so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed; provided that in no event shall any such successor Administrative Agent be a Disqualified Person. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that in no event shall any such successor Administrative Agent be a Disqualified Person; provided further that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as

Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Co-Syndication Agents, Documentation Agents, Joint Bookrunners, or Joint Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9 Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower and Administrative Agent, as amended from time to time.

10.10 Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.11 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.12 Right of Administrative Agent and Collateral Agent to Realize on Collateral and Enforce Guaranties. Anything contained in any of the Loan Documents to the contrary notwithstanding, each of the Borrower, each Loan Party, the Administrative Agent, the Collateral Agent, each Lender and the Issuing Lender hereby agree that (i) no Lender or Issuing Lender shall have any right individually to realize upon any of the Collateral or to enforce any of the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Lenders and the Issuing Lender in accordance with the terms hereof and of the other Loan Documents, all powers, rights and remedies hereunder and under the other Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, and (ii) subject to the terms and provisions of the Intercreditor Agreement, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

10.13 Understandings and Authorizations with respect to the Intercreditor Agreement. Each Lender agrees that it will be bound by, and shall take no actions contrary to (and shall take all actions required by), the provisions of the Intercreditor Agreement as well as the Collateral Documents and hereby authorizes (i) the Administrative Agent to enter into the Intercreditor Agreement on its behalf, and (ii) the Collateral Agent to enter into the Intercreditor Agreement as well as the Collateral Documents on its behalf and to act on its behalf to the extent set forth in the Intercreditor Agreement as well as the Collateral Documents. The Lenders acknowledge the Intercreditor Agreement provides for the allocation of proceeds of and value of the Collateral among the Senior Secured Obligations as set forth therein and contains limits on the ability of the Administrative Agent and the Lenders to take remedial actions with respect to the Collateral. The Lenders acknowledge that the Secured Obligations are secured by the Collateral on a pari passu basis to the extent set forth in the Intercreditor Agreement. By its execution of this Agreement, each Lender agrees to cause each Affiliate of such Lender which enters into a Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Product to comply with the terms of the Intercreditor Agreement, and the parties to the Intercreditor Agreement shall be third party beneficiaries with respect to such agreement of the Lenders.

11. MISCELLANEOUS

11.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1 Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3 Release of Collateral or Guarantor. Except for sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries] or releases permitted under Section 10.10 [Authorization to Release Collateral and Guarantors], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders);

11.1.4 Change of Control. Waive a Potential Default or Event of Default under Section 9.1.10 [Change of Control] without the consent of Lenders whose Ratable Shares exceed 85% as determined pursuant to the definition of Ratable Share (other than Defaulting Lenders); or

11.1.5 Miscellaneous. Amend the definition of “Optional Currency” or Section 2.11.2(iii) [Requests for Additional Optional Currencies], Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions, Etc.] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that:

(A) no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable;

(B) if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 [Increase of Commitment] through 11.1.5 [Miscellaneous] above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender];

(C) Anything to the contrary contained in this Agreement notwithstanding, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender;

(D) The Administrative Agent and the Loan Parties shall be permitted to amend any provision of any Loan Document (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision; and

(E) The Borrower may, by written notice to the Administrative Agent from time to time request an extension (each, an “Extension”) of the maturity date of any Borrowing Tranche of Loans and Commitments to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the applicable Borrowing Tranche of Revolving Credit Commitments that will be subject to the Extension, (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Borrowing Tranche of Revolving Credit Commitments to which such Extension relates. Each Lender of the applicable Borrowing Tranche shall be offered (an

“Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Borrowing Tranche pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Borrower. If the aggregate principal amount of Revolving Credit Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments subject to the Extension Offer as set forth in the Extension notice, then the Revolving Credit Commitments of Lenders of the applicable Borrowing Tranche shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

(i) The following shall be conditions precedent to the effectiveness of any Extension: (a) no Potential Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (b) the representations and warranties set forth in Section 6.1 [Representations and Warranties] and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension, (c) the Issuing Lender and the Swing Loan Lender shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swing Loans at any time during the extended period and (d) the terms of such extended Revolving Credit Commitments (each an “Extended Revolving Credit Commitment”) shall comply with paragraph (ii) of this Section 11.1.5(E) below.

(ii) The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and set forth in an Extension Amendment; provided that (a) the final maturity date of any Extended Revolving Credit Commitment shall be no earlier than the Expiration Date, (b) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Credit Commitments, (c) the extended Revolving Loans made pursuant to an Extended Revolving Credit Commitment (each an “Extended Revolving Credit Loan”) will rank pari passu in right of payment and with respect to security with the existing Revolving Credit Loans and the borrower and guarantors of the Extended Revolving Credit Commitments shall be the same as the Borrower and Guarantors with respect to the existing Revolving Credit Loans, (d) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Revolving Credit Commitment (and the Extended Revolving Credit Loans thereunder) shall be determined by the Borrower and the applicable extending Lenders, (e) borrowing and prepayment of Extended Revolving Loans, or reductions of Extended Revolving Credit Commitments, and participation in Letters of Credit and Swing Loans, shall be on a pro rata basis with the other Revolving Credit Loans or Revolving Credit Commitments (other than upon the maturity of the non-extended Revolving Credit Loans and Revolving Credit Commitments) and (f) the terms of the Extended Revolving Credit Commitments shall be substantially identical to the terms set forth in this Agreement (except as set forth in clauses (a) through (e) above).

(iii) In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative

Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Credit Commitments as a new tranche of Revolving Credit Commitments, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranche (including to preserve the pro rata treatment of the extended and non-extended tranches and to provide for the reallocation of exposure upon the expiration or termination of the commitments under any tranche), in each case on terms consistent with this section.

11.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies (subject to Section 9.2.4 [Enforcement of Rights and Remedies] of this Agreement), all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.

11.3 Expenses; Indemnity; Damage Waiver.

11.3.1 Costs and Expenses. The Borrower shall pay (i) all out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent but not including counsel for any other Lenders), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all documented out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all documented out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the invoiced reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all reasonable invoiced fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (a) in connection with this

Agreement and the other Loan Documents, including its rights under this Section, or (b) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable invoiced out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

11.3.2 Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable invoiced fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (provided that only the reasonable invoiced fees, charges and disbursements of counsel for the Administrative Agent shall be indemnified under this clause (i)), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or such Indemnitee’s Subsidiaries or the officers, directors, employees, agents, advisors and other representatives of such Indemnitee or its Subsidiaries, or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3 Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5 Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5 Notices; Effectiveness; Electronic Communication.

11.5.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2 Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3 Change of Address, Etc. Any party hereto may change its address, e mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8 Successors and Assigns.

11.8.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (i)(a) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000 with respect to the Revolving Credit Commitments, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed and shall not be required with respect an assignment to an Affiliate of a Lender or an Approved Fund), and:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for an assignment unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Disqualified Persons.

(A) No assignment shall be made to any Person that was a Disqualified Person as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Person for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Person after the applicable Trade Date, (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption Agreement with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Person. Any assignment in violation of this Section 11.8.2(vii) shall not be void, but the other provisions of Section 11.8.2 shall apply.

(B) If any assignment is made to any Disqualified Person without the Borrower’s prior written consent in violation of Section 11.8.2(vii) or if any Person becomes a Disqualified Person after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (1) purchase or prepay any Loans held by Disqualified Persons by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Person paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (2) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.8.2), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Person paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(C) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Persons (1) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (2) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Person will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Persons consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Person party hereto hereby agrees (a) not to vote on such Bankruptcy Plan, (b) if such Disqualified Person does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (a), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (c) not to contest any request by any party for a determination by court of competent jurisdiction effectuating the foregoing clause (b).

(D) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (1) post the list of Disqualified Persons provided by the Borrower (collectively, the “DQ List”) on any platform which is available for viewing by all Lenders and/or (2) provide the DQ List to each Lender requesting the same.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [Rates Unascertainable; Etc.], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Rates Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (a) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (b) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the

Borrower to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5 Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9 Confidentiality.

11.9.1 General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to each Lender, to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (y) becomes publicly available other than as a result of a breach of this Section or (z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2 Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10 Counterparts; Integration; Effectiveness.

11.10.1 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.11.1 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of Ohio without regard to its conflict of laws principles.

11.11.2 SUBMISSION TO JURISDICTION. THE BORROWER, EACH OTHER LOAN PARTY, EACH LENDER, EACH ISSUING LENDER, THE ADMINISTRATIVE AGENT AND EACH OTHER PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR OHIO STATE COURT SITTING IN FRANKLIN COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3 WAIVER OF VENUE. THE BORROWER, EACH OTHER LOAN PARTY, EACH LENDER, EACH ISSUING LENDER, THE ADMINISTRATIVE AGENT AND EACH OTHER PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.13 Joinder of Loan Party.

Any Domestic Subsidiary which is required to join this Agreement as a Guarantor pursuant to Section 8.1.11 [Additional Guarantors] or Section 8.2.9 [Subsidiaries] shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant the Administrative Agent a Lien on the Collateral and create a security interest in favor of the Collateral Agent for the benefit of the Lenders in all Collateral held by such Subsidiary. In the case of a Permitted Acquisition, the Loan Parties shall cause such Guarantor Joinder and related documents to be delivered to the Administrative Agent within thirty (30) days of the closing of such Permitted Acquisition (or such longer period as agreed by the Administrative Agent in its sole discretion); provided, however, if after taking into effect such Permitted Acquisition, the Loan Parties would be in violation of Section 8.2.4(v), the Loan Parties shall cause such Guarantor Joinder and related documents to be delivered to the Administrative Agent on the same day as the closing of such Permitted Acquisition and the effectiveness of such Guarantor Joinder shall be deemed to be simultaneous with the consummation of the Permitted Acquisition. In the case of a newly formed Person required to join this Agreement pursuant to Section 8.2.9 [Subsidiaries], the Loan Parties shall deliver such Guarantor Joinder and related documents to the Administrative Agent within thirty (30) days (or such longer period as agreed by the Administrative Agent in its sole discretion) after the date of the filing of such Subsidiary’s articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation. In the case of a Subsidiary designated or elected by the Borrower to be Guarantor, or required to join this Agreement pursuant to Section 8.1.11 [Additional Guarantors], the Loan Parties shall cause such Guarantor Joinder and related documents to be delivered to the Administrative Agent within thirty (30) days of such election or designation (or such longer period as agreed by the Administrative Agent in its sole discretion).

11.14 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.15 Amendment and Restatement, No Novation. This Agreement amends and restates in its entirety the Existing Credit Agreement, and the Borrower and the Guarantors confirm that: the Existing Credit Agreement, the other Loan Documents and the Collateral for the Obligations thereunder (as all such capitalized terms are defined in the Existing Credit Agreement) have at all times, since the date of the execution and delivery of such documents, remained in full force and effect and continued to secure such obligations which are continued as the Obligations hereunder as amended hereby. The Loans hereunder are a continuation of the Loans under (and as such term is defined in) the Existing Credit Agreement. On the Closing Date the commitments, loans and participations in Letters of Credit in effect and outstanding under the Existing Credit Agreement shall be reallocated by the Administrative Agent to the Lenders in accordance with the Revolving Credit Commitments set forth in Schedule 1.1(B). The Borrower, the Guarantors, the Administrative Agent, and the Lenders acknowledge and agree that the amendment and restatement of the Existing Credit Agreement and any Loan Documents expressly amended by this Agreement is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Existing Credit Agreement and other Loan Documents thereunder or the collateral security therefor (except as such collateral security is expressly modified in accordance with this Agreement and the other Loan Document amended in connection therewith), and this Agreement and the other Loan Documents are entitled to all rights and benefits originally pertaining to the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement). Notwithstanding that the Existing Credit Agreement is being amended and restated in its entirety by this Agreement, for purposes of the ADS Mexicana Credit Agreement, (i) the following defined terms as used in the ADS Mexicana Credit Agreement shall have the definitions (including any defined term used or referenced in such definition) as attributed to them in the Existing Credit Agreement: ESOP Compensation; ESOP Dividends on Unallocated Shares; Material Subsidiary; Permitted Acquisition (as used in the definition of Consolidated EBITDAE and Section 11.13 of the ADS Mexicana Credit Agreement); and Transactions, (ii) the references to the ADS Credit Agreement contained in the definition of Consolidated EBITDAE and Section 8.2.1(vi) of the ADS Mexicana Credit Agreement shall refer to the Existing Credit Agreement, and (iii) the Loan Parties acknowledge and agree that a separate Compliance Certificate shall be delivered under the ADS Mexicana Credit Agreement in connection with the determination of the Applicable Margin (as determined and defined under the ADS Mexicana Credit Agreement).

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Joseph A. Chlapaty
Name:	Joseph A. Chlapaty
Title:	President and Chief Executive Officer

GUARANTOR:

HANCOR HOLDING CORPORATION

By:	/s/ Joseph A. Chlapaty
Name:	Joseph A. Chlapaty
Title:	President and Chief Executive Officer

HANCOR, INC.

By:	/s/ Joseph A. Chlapaty
Name:	Joseph A. Chlapaty
Title:	President and Chief Executive Officer

STORMTECH LLC

By:	/s/ Joseph A. Chlapaty
Name:	Joseph A. Chlapaty
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ George M. Gevas
Name:	George M. Gevas
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK, N.A.

By:	/s/ Carl S. Tabacjar, Jr.
Name:	Carl S. Tabacjar, Jr.
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

FIFTH THIRD BANK

By:	/s/ William J. Whitley
Name:	William J. Whitley
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By:	/s/ Gregg A. Bush
Name:	Gregg A. Bush
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BMO Harris Bank N.A.

By:	/s/ John Dillon
Name:	John Dillon
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

JP MORGAN CHASE BANK, N.A.

By:	/s/ Erik Barragan
Name:	Erik Barragan
Title:	Authorized Officer

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING & TRUST COMPANY

By:	/s/ Brain J. Blomeke
Name:	Brain J. Blomeke
Title:	Senior Vice President

SCHEDULE 1.1(A)

PRICING GRID—

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

(IN BASIS POINTS)

Level	Leverage Ratio	Commitment Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit Euro-Rate Spread
I	Less than 1.50 to 1.00	15.0	112.50	12.5	112.50
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	20.0	125.0	25.0	125.0
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	22.5	150.0	50.0	150.0
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	25.0	175.0	75.0	175.0
V	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	30.0	187.50	87.5	187.50
VI	Greater than or equal to 3.50 to 1.00	35.0	212.50	112.5	212.50

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be at determined on the Closing Date based on the Leverage Ratio computed on such date pursuant to a Compliance Certificate to be delivered on the Closing Date.

(b) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level VI shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under Title 11 of the United States Code, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

BANK OF AMERICA, N.A.	$55,000,000.00	10.000000000%
101 N. Tryon St.
Charlotte, NC 28255
Attn: Bank Of America as Lender 1
Telephone: (415) 436-3683
Ext. 81270
Telecopy: (312) 453-5117

BMO HARRIS BANK N.A.	$55,000,000.00	10.000000000%
111 W. Monroe St. 5C
Chicago, IL 60603
Attn: Michael Gift
Telephone: (312) 461-5111
Telecopy: (312) 293-5811

BRANCH BANKING & TRUST COMPANY	$25,000,000.00	4.545454545%
200 W. Second St., 16th Fl.
Winston Salem, NC 27101
Attn: Brian Blomeke
Telephone: (336) 733-2741
Telecopy: (336) 733-2740

CITIZENS BANK, N.A.	$75,000,000.00	13.636363636%
525 William Penn Place
PW2625
Pittsburgh, PA 15219
Attn: Carl S. Tabacjar
Telephone: (412) 867-2432
Telecopy: (412) 867-2223

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

FIFTH THIRD BANK	$75,000,000.00	13.636363636%
21 E. State Street
MD 468371
Columbus, OH 43215
Attn: William Whitley
Telephone: (614) 744-7674
Telecopy: (614) 744-7606

HSBC BANK USA, N.A.	$25,000,000.00	4.545454545%
95 Washington St.
Floor 1 SW
Buffalo, NY 14203
Attn: Meghan C. Quinn
Telephone: (716) 841-5182
Telecopy: (716) 841-0750

JPMORGAN CHASE BANK, N.A.	$55,000,000.00	10.000000000%
10 S. Dearborn St., 9th Floor
Chicago, IL 60603
Attn: Eric Bergeson
Telephone: (312) 732-7212
Telecopy: (312) 604-7813

KEYBANK NATIONAL ASSOCATION	$30,000,000.00	5.454545455%
88 East Broad St., 2nd Floor
Columbus, OH 43215
Attn: Roger D. Campbell
Telephone: (614) 460-3435
Telecopy: (614) 460-3469

PNC BANK, NATIONAL ASSOCIATION	$100,000,000.00	18.181818182%
155 East Broad Street
Columbus, OH 43215
Attention: George M. Gevas
Telephone: (614) 463-7346
Telecopy: (614) 463-6770

2

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

THE HUNTINGTON NATIONAL BANK.	$30,000,000.00	5.454545455%
41 S. High Street, HCO843
Columbus, OH 43215
Attn: Josh Elsea
Telephone: (614) 480-5429
Telecopy: (614)

THE NORTHERN TRUST COMPANY	$25,000,000	4.545454545%
50 South LaSalle Street
Chicago, IL 60603
Attention: Mike Fornal
Telephone: (312) 557-7324
Telecopy: (312) 557-1425

Total	$550,000,000.00	100.000000000%

3

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT

Name: PNC Bank, National Association 155 East Broad Street
Columbus, OH 43215
Attention: George M. Gevas
Telephone:	(614) 463-7346
Telecopy:	(614) 463-6770

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I 500 First Avenue – 4th Floor
Pittsburgh, PA 15219
Attention:	Agency Services
Telephone:	(412) 762-6442
Telecopy:	(412) 762-8672

BORROWER:

Advanced Drainage Systems, Inc. 4640 Trueman Boulevard
Hilliard OH 43026
Attention: Chief Financial Officer
Telephone:	(614) 658-0050
Telecopy:	(614)-658-0052

GUARANTORS:

[name of Guarantor] c/o Advanced Drainage Systems, Inc. 4640 Trueman Boulevard
Hilliard OH 43026
Attention: Chief Financial Officer
Telephone:	(614) 658-0050
Telecopy:	(614)-658-0052

4

SCHEDULE 1.1(P)

Permitted Liens

•	Liens securing the obligations under each of the following:

•	The IDRB Facility

•	Commercial Term Note, dated as of August 17, 2004, from Advanced Drainage Systems, Inc. in favor of PNC Bank, National Association (successor to National City Bank) with respect to property related to the premises located at 2650 Hamilton-Eaton Road, Hamilton, Ohio 45011[1]

•	Any Liens or security interests in Collateral or the Purchase Documents (both as defined in the Aircraft Lease described below as in effect on March 30, 2012) in favor of The Wilmington Trust Company, as Owner Trustee under the Trust Agreement dated as of April 3, 2006 (the “Lessor”), relating to that certain leased Cessna Model 560XL aircraft or arising under that certain (i) Aircraft Lease (S/N 560-6103) dated on or about March 30, 2012 between the Lessor and Advanced Drainage Systems, Inc., (ii) that certain Assignment of Purchase Agreement, dated on or about March 30, 2012, among the Lessor, Advanced Drainage Systems, Inc. and Cessna Aircraft Company (as in effect on March 30, 2012) or (iii) any other documentation related to any of the foregoing documents or to the transactions described therein.

•	The following Liens:

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2238904 1 Filed 09/17/02 Continued 05/04/07 Continued 06/11/12	D.L. Peterson Trust	In lieu filing from multiple jurisdictions pertaining to specific leased equipment

[1]	The Commercial Term Note has been paid in full. PNC Bank, National Association is in the process of filing a mortgage release.

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	4054588 1 Filed 02/26/04 62 amendments to add collateral filed 2/27/04 through 07/19/06 Continued 12/19/13	D.L. Peterson Trust	Specific leased equipment (lift trucks/forklifts)

Advanced Drainage Systems, Inc.	Delaware Secretary of State	6348376 5 Filed 10/09/06 Continued 08/10/11	Chesapeake Funding LLC	Specific leased equipment (forklifts)

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2007-1425312 Filed 04/17/07 4 amendments to add collateral filed 04/20/07 through 05/16/07 Continued 04/11/17	Chesapeake Funding LLC	Specific leased equipment (forklifts)

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2007-4445465 Filed 11/19/07 Continued 10/31/12	LaSalle National Leasing Corporation	Leased Cessna Citation Model 560XL aircraft

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2009-4121445 Filed 12/23/09 17 amendments to add collateral filed 12/28/09 through 04/18/11 Continued 10/27/14 Amendment filed 05/08/17	Chesapeake Funding LLC	Specific leased equipment (lift trucks/forklifts)

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2012 1442492 Filed 04/03/12 Continued 03/21/17	Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under trust agreement dated as of April 3, 2006	Leased Cessna Model 560XL Aircraft, Serial Number 560-6103, two Pratt & Whitney Canada PW545C Engines, one Honeywell Model RE100(XL) Auxiliary Power Unit, all leased pursuant to Aircraft Lease Agreement dated as of 3/30/12

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1170274 Filed 3/20/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1171009 Filed 03/20/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1172403 Filed 03/20/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1180299 Filed 03/27/13	COMDOC, Inc.	Specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1226019 Filed 03/21/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1228221 Filed 03/21/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1231597 Filed 03/21/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1244616 Filed 03/21/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1254755 Filed 03/22/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1254987	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1255026 Filed 03/22/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1255091 Filed 03/22/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1256032 Filed 03/22/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1256057 Filed 03/22/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1658872 Filed 05/01/13 Assigned 08/08/13	Banc of America Leasing & Capital, LLC	Hardware and other personal property identified in the Order, specified in Payment Schedule No. 55033 between secured party and debtor which incorporates the terms of the Payment Plan Agreement No. 5063 (server and database computer equipment)

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 4447117 Filed 11/12/13 (6 Amendments filed between 8/3/16 and 3/10/17)	Macquarie Equipment Finance, Inc.	All equipment and other goods currently or hereafter leased to Debtor under a master lease between Debtor as Lessee and Secured Party as Lessor. Amendments Deletion of specific pieces of leased equipment to collateral

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 4448198 Filed 11/12/13 (Assignment filed 12/10/13)	RBS Asset Finance, Inc.	All equipment and other goods leased by Debtor as Lessee under Leaseline Schedule No. LL-001.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 5172243 Filed 12/31/13	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 001 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 2435526 Filed 06/08/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 003 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 2643780 Filed 06/19/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 004 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 3034427 Filed 07/14/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 002 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 3034948 Filed 07/14/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 005 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 4115431 Filed 09/15/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 007 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 4789987 Filed 10/20/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 008 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 5504898 Filed 11/20/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 009 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 5930986 Filed 12/10/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 010 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 2348611 Filed 04/20/16	Konica Minolta Premier Finance	Specific Leased Equipment

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 1699029 Filed 08/03/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 001 to Master Loan and Security Agreement No. 26578- 700000, dated June 2, 2016.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 4700033 Filed 08/03/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 003 to Master Loan and Security Agreement No. 26578- 700000, dated June 2, 2016.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 4933154 Filed 08/15/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 004 to Master Loan and Security Agreement No. 26578- 700000, dated June 2, 2016.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 5807332 Filed 09/22/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 005 to Master Loan and Security Agreement No. 26578- 700000, dated June 2, 2016.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 6284192 Filed 10/13/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 006 to Master Loan and Security Agreement No. 26578- 700000, dated June 2, 2016.

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 7969361 Filed 12/22/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 007 to Master Loan and Security Agreement No. 26578- 700000, dated June 2, 2016.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2017 1599072 Filed 03/10/17	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 008 to Master Loan and Security Agreement No. 26578- 700000, dated June 2, 2016.

SCHEDULE 2.9

Existing Letters of Credit

The following letters of credit issued for the benefit of Advanced Drainage Systems, Inc. by PNC Bank, National Association:

	Outstanding Balance as of Closing Date

St. Paul Travelers Insurance Co.	$8,305,000
The Hartford Insurance Co.	$50,000
State Health Commissioner (VA)	$100,000
State Health Commissioner (SC)	$100,000
Banco Bradesco S.A.	$3,431,018.22	[2]

Subtotal	$11,718,527

[2]	Advanced Drainage Systems, Inc. is in the process of amending the letter of credit to reduce the credit amount by $267,226.40.

SCHEDULE 6.1.1

Qualifications to do Business

Entity Name	Jurisdiction of Organization	Other Jurisdictions

Advanced Drainage Systems, Inc.	Delaware	Ohio
Hancor Holding Corporation	Delaware	None
Hancor, Inc.	Ohio	None
StormTech LLC	Delaware	Connecticut

SCHEDULE 6.1.2

Subsidiaries and Owners

Subsidiary Equity Interests:

Name	Jurisdiction	Organization	Equity Owner	Percentage Owned	Certificate No. and No. of Shares
Advanced Drainage of Ohio, Inc.	Ohio	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. N-2 (100 shares)
ADS Worldwide, Inc.	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (10 shares)
PSA, Inc.	Maine	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 5 (100 shares)
ADS Structures, Inc.	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (100 shares)
ADS Ventures, Inc.	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (10 shares)
Hancor Holding Corporation	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (100 shares)
Spartan Concrete, Inc.	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (100 shares)
Sewer Tap, Inc.	Oregon	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 2 (100 shares)
Green Line Polymers, Inc.	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (100 shares)
Inlet & Pipe Protection, Inc.	Illinois	Corporation	Advanced Drainage Systems, Inc.	100%	Cert No. 6 (100 shares)
ADS International, Inc.	Delaware	Corporation	ADS Worldwide, Inc.	100%	Cert. No. 2 (10 shares)
StormTech LLC	Delaware	Limited Liability Company	ADS Ventures, Inc.	100%	Uncertificated
BaySaver Technologies, LLC	Delaware	Limited Liability Company	ADS Ventures, Inc.	65%	Uncertificated
Hancor, Inc.	Ohio	Corporation	Hancor Holding Corporation	100%	Cert. No. 2 (500 shares)

Name	Jurisdiction	Organization	Equity Owner	Percentage Owned	Certificate No. and No. of Shares
Hancor Leasing Corp.	Ohio	Corporation	Hancor, Inc. (OH)	100%	Cert. No. 4 (100 shares)
Media Plus, Inc.	Ohio	Corporation	Hancor, Inc. (OH)	100%	Cert. No. 2 (500 shares)
Hancor International, Inc.	Delaware	Corporation	Hancor, Inc. (OH)	100%	Cert. No. 1 (100 shares)
Hancor, Inc. (NV)	Nevada	Corporation	Hancor, Inc. (OH)	100%	Cert. No. 2 (10 shares)

Subsidiary options, warrants or other rights: None.

SCHEDULE 7.1.1

Opinions of Counsel

SQUIRE PATTON BOGGS
Squire Patton Boggs (US) LLP 4900 Key Tower 127 Public Square Cleveland, Ohio 44114
O +1 216 479 8500 F +1 216 479 8780 squirepattonboggs.com
June 22, 2017
To the Lenders and the Administrative Agent Referred to Below
c/o PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention: Agency Services
Re: Advanced Drainage Systems, Inc. Second Amended and Restated Credit Agreement
Ladies and Gentlemen:
We have acted as special counsel to Advanced Drainage Systems, Inc., a Delaware corporation (“ADS”), StormTech LLC, a Delaware limited liability company (“StormTech”), Hancor Holding Corporation, a Delaware corporation (“HHC”) and Hancor, Inc., an Ohio corporation (“Hancor”) in connection with the Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (the “Credit Agreement”), among ADS, as Borrower, StormTech, HHC and Hancor, as Guarantors, various financial institutions (the “Lenders”) and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent). ADS, StormTech, HHC and Hancor are sometimes referred to herein individually as a “Transaction Party” and collectively as the “Transaction Parties.” ADS, StormTech and HHC are sometimes referred to herein individually as a “Delaware Transaction Party” and collectively as the “Delaware Transaction Parties”.
This opinion letter is delivered to you pursuant to Section 7.1.1 (iv) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement. The Uniform Commercial Code, as amended and in effect in the State of Ohio on the date hereof, is referred to herein as the “OH UCC.” The Uniform Commercial Code, as amended and in effect in the State of Delaware on the date hereof, is referred to herein as the “Del. UCC.” The OH UCC and the Del. UCC are referred to herein, collectively, as the “UCC”. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.
In connection with the opinions expressed herein, we have examined such resolutions, shareholder or member actions, other documents, records, and matters of law as we have
46 Offices in 21 Countries
Squire Patton Boggs (US) LLP is part of the international legal practice Squire Patton Boggs, which operates worldwide through a number of separate legal entities
Please visit squirepattonboggs.com for more information

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

deemed necessary for the purposes of such opinions. We have examined, among other documents, the following:
1. an executed copy of the Credit Agreement;
2. executed copies of the Revolving Credit Notes in the aggregate stated principal amount of up to $415,000,000, dated as of June 22, 2017, executed by the Borrower in favor of the Lenders (other than Bank of America, N.A., JPMorgan Chase Bank, N.A. and The Northern Trust Company) (the “Revolving Notes”);
3. an executed copy of the Swing Loan Note in the stated principal amount of up to $50,000,000, dated as of June 22, 2017, executed by the Borrower in favor of the Swing Loan Lender (the “Swing Loan Note”);
4. an executed copy of the Second Amended and Restated Security Agreement, dated as of June 22, 2017 (the “Security Agreement”), executed by each of the Transaction Parties in favor of the Collateral Agent;
5. an executed copy of the Second Amended and Restated Pledge Agreement, dated as of June 22, 2017 (the “Pledge Agreement”), executed by each of the Transaction Parties in favor of the Collateral Agent;
6. an executed copy of the Second Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 22, 2017 (the “Guaranty Agreement”), executed by each of the Guarantors;
7. an executed copy of the Second Amended and Restated Intercompany Subordination Agreement, dated as of June 22, 2017 (the “Intercompany Subordination Agreement”), executed by each of the Transaction Parties;
8. an executed copy of the Second Amended and Restated Intercreditor Agreement, dated as of June 22, 2017 (the “Intercreditor Agreement”), executed by each of the Transaction Parties, the Administrative Agent, the Mexican Facility Agent (as therein defined), the Collateral Agent and the Senior Noteholders (2017);
9. the Officer’s Certificate of each Transaction Party delivered to us in connection with this opinion letter, in the form of each of which is attached hereto as Exhibits A-1 through A-4 (as to each such Transaction Party, the “Officer’s Certificate”);
10. an unfiled copy of a financing statement naming ADS as debtor and the Collateral Agent as secured party (the “ADS Financing Statement”), a copy of which is attached hereto as Exhibit B-1, which ADS Financing Statement we understand will be filed in the office of the Secretary of State of the State of Delaware (such office, the “Delaware Filing Office”);
11. an unfiled copy of a financing statement naming StormTech as debtor and the Collateral Agent as secured party (the “StormTech Financing Statement”), a copy of which is

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

attached hereto as Exhibit B-2, which StormTech Financing Statement we understand will be filed in the Delaware Filing Office;
12. an unfiled copy of a financing statement naming HHC as debtor and the Collateral Agent as secured party (the “HHC Financing Statement” and, collectively with the ADS Financing Statement and the StormTech Financing Statement, the “Delaware Financing Statements”), a copy of which is attached hereto as Exhibit B-3, which HHC Financing Statement we understand will be filed in the Delaware Filing Office;
13. an unfiled copy of a financing statement naming Hancor as debtor and the Collateral Agent as secured party (the “Ohio Financing Statement” and, together with the Delaware Financing Statements, the “Financing Statements”), a copy of which is attached hereto as Exhibit B-4, which Ohio Financing Statement we understand will be filed in the office of the Secretary of State of the State of Ohio (such office, the “Ohio Filing Office”);
14. a copy of the Amended and Restated Certificate of Incorporation of ADS, certified by the Secretary of State of the State of Delaware on June 6, 2017 (the “ADS Organizational Document”);
15. a copy of the Certificate of Formation of StormTech, certified by the Secretary of State of the State of Delaware on June 6, 2017 (the “StormTech Organizational Document”)
16. a copy of the Second Amended and Restated Certificate of Incorporation of HHC, certified by the Secretary of State of the State of Delaware on June 6, 2017 (the “HHC Organizational Document”; and, collectively with the ADS Organizational Document and the StormTech Organizational Document, the “Delaware Organizational Documents”);
17. a copy of the Amended Articles of Incorporation of Hancor, certified by the Secretary of State of the State of Ohio on June 6, 2017 (the “Ohio Organizational Document”);
18. a copy of the Amended and Restated Bylaws of ADS (the “ADS Governing Document”), certified to us by the Secretary of ADS as being complete and correct and in full force and effect as of the date hereof;
19. a copy of the Limited Liability Company Agreement of StormTech (the “StormTech Governing Document”), certified to us by the Secretary of StormTech as being complete and correct and in full force and effect as of the date hereof;
20. a copy of the Amended Bylaws of HHC (the “HHC Governing Document” and, collectively with the ADS Governing Document and the StormTech Governing Document, the “Delaware Governing Documents”), certified to us by the Secretary of HHC as being complete and correct and in full force and effect as of the date hereof;
21. a copy of the Amended and Restated Code of Regulations of Hancor (the “Ohio Governing Document”), certified to us by the Secretary of Hancor as being complete and correct and in full force and effect as of the date hereof;

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

22. a copy of certificates, each dated June 1, 2017, of the Secretary of State of the State of Delaware, as to the good standing of each Delaware Transaction Party in the State of Delaware as of such date (collectively, the “Delaware Good Standing Certificates”);
23. a copy of the certificate, dated June 1, 2017, of the Secretary of State of the State of Ohio, as to the good standing of Hancor in the State of Ohio as of such date (the “Ohio Good Standing Certificate”; and together with the Delaware Good Standing Certificates, the “Good Standing Certificates”);
24. a copy of the resolutions of the board of directors of ADS adopted by written consent as of June 15, 2017 authorizing its execution, delivery and performance of the Transaction Documents (defined below) to which ADS is a party, certified by the Secretary of ADS as being true, complete, correct and in full force and effect as of the date hereof;
25. a copy of the resolutions of the board of managers of StormTech adopted by written consent as of June 22, 2017 authorizing its execution, delivery and performance of the Transaction Documents (defined below) to which StormTech is a party, certified by the Secretary of StormTech as being true, complete, correct and in full force and effect as of the date hereof;
26. a copy of the resolutions of the board of directors of HHC adopted by written consent as of June 22, 2017 authorizing its execution, delivery and performance of the Transaction Documents (defined below) to which HHC is a party, certified by the Secretary of HHC as being true, complete, correct and in full force and effect as of the date hereof; and
27. a copy of the resolutions of the board of directors of Hancor adopted by written consent as of June 22, 2017 authorizing its execution, delivery and performance of the Transaction Documents (defined below) to which Hancor is a party, certified by the Secretary of Hancor as being true, complete, correct and in full force and effect as of the date hereof.
The documents referred to in items (1) through (8) above, inclusive, are referred to herein collectively as the “Transaction Documents,” and the documents referred to in items (4) and (5) are referred to herein collectively as the “Security Documents.” As used herein, “security interest” means “security interest” as defined in Section 1-201(37) of the OH UCC.
In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, recitals, representations and warranties contained in the Transaction Documents and certificates and oral or written statements and other information of or from representatives of the Transaction Parties and others and assume compliance on the part of the Transaction Parties with their covenants and agreements contained therein.

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

In connection with the opinions expressed in paragraph (a) below, we have relied solely upon certificates of public officials as to the factual matters and legal conclusions set forth therein. With respect to the opinions expressed in clauses (i) and (iii) of paragraph (b) below, clause (ii) of paragraph (c) below and clause (ii)(A) of paragraph (d) below, our opinions are limited (x) to our actual knowledge, if any, of the specially regulated business activities and properties of the Transaction Parties based solely upon an Officer’s Certificate in respect of such matters and without any independent investigation or verification on our part and (y) to only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.
Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
a. Each Delaware Transaction Party is a corporation or limited liability company, as applicable, existing in good standing under the laws of the State of Delaware. Hancor is a corporation existing in good standing under the laws of the State of Ohio.
b. Each Transaction Party has the corporate or limited liability company, as applicable, power and authority (i) to conduct its business substantially as described in the Officer’s Certificate of such Transaction Party, (ii) to enter into and to incur and perform its obligations under the Transaction Documents to which it is a party and (iii) to own and operate its assets and properties and conduct its business substantially as presently conducted, operated and owned.
c. The execution and delivery to the Administrative Agent and the Lenders by each of the Transaction Parties of the Transaction Documents, in each case to which it is a party, and the performance by each such Transaction Party of its obligations thereunder, (i) have been authorized by all necessary corporate or limited liability company action by such Transaction Party and (ii) do not require under present law or present regulation of any governmental agency or authority of the State of Ohio, the United States of America, or, with respect to the Delaware Transaction Parties only, under the General Corporation Law of the State of Delaware (the “DGCL”) or the Limited Liability Company Act of the State of Delaware (the “DLLCA”), as applicable, any filing or registration by such Transaction Party with, or approval or consent to such Transaction Party of, any governmental agency or authority of the State of Ohio, the United States of America or, with respect to the Delaware Transaction Parties only, as specifically required by the DGCL or DLLCA, as applicable, that has not been made or obtained except (w) those required in the ordinary course of business in connection with the performance by such Transaction Party of its obligations under certain covenants contained in the Transaction Documents to which it is a party, (x) those required to perfect security interests, if any, granted by such Transaction Party thereunder, (y) those required pursuant to securities and other laws that may be applicable to the disposition of any collateral subject thereto and (z) filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof.

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

d. The execution and delivery to the Administrative Agent and the Lenders by each of the Transaction Parties of the Transaction Documents to which it is a party, and the performance by each such Transaction Party of its obligations thereunder, and the granting by each such Transaction Party of the security interests provided for in the Security Documents, (i) (A) in the case of any Delaware Transaction Party, do not contravene any provision of any Delaware Organizational Document or Delaware Governing Document of such Delaware Transaction Party and (B) in the case of Hancor, do not contravene any provision of the Ohio Organizational Document or Ohio Governing Document, (ii) do not violate (A) any present law, or present regulation of any governmental agency or authority, of the State of Ohio, the DGCL or DLLCA, as applicable (with regard to the Delaware Transaction Parties or their property only), or the United States of America, applicable to such Transaction Party or its property, or (B) any agreement binding upon such Transaction Party or its property that is listed on Annex I to the Officer’s Certificate or any court decree or order binding upon such Transaction Party or its property that is listed on Annex II to the Officer’s Certificate (this opinion being limited in that we express no opinion with respect to any violation not readily ascertainable from the face of any such agreement, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to us, or arising under or based upon any covenant of a financial or numerical nature or requiring computation) and (iii) will not result in or require the creation or imposition of any security interest or lien upon any of its properties pursuant to the provisions of any agreement binding upon such Transaction Party or its properties that is listed on Annex I to the Officer’s Certificate other than any security interests or liens created by the Transaction Documents and any other security interests or liens in favor of the Collateral Agent or the Lenders arising under any of the Transaction Documents or applicable law.
e. Each Transaction Document to which each Transaction Party is a party has been duly executed and delivered on behalf of such Transaction Party.
f. Each Transaction Document constitutes a valid and binding obligation of each Transaction Party signatory thereto enforceable against such Transaction Party in accordance with its terms.
g. The borrowings by ADS under the Credit Agreement and the application of the proceeds thereof as provided in the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System (the “Margin Regulations”).
h. No Transaction Party is required to register as an “investment company” (under, and as defined in, the Investment Company Act of 1940, as amended (the “1940 Act”)) and is not is a company controlled by a company required to register as such under the 1940 Act.
i. The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), as security for the

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

Senior Secured Obligations, a security interest in the right, title and interest of each Transaction Party thereto in the Collateral (as defined in the Security Agreement) to which Article 9 of the OH UCC is applicable (the “Security Agreement Article 9 Collateral”).
j. The Pledge Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Pledge Agreement), as security for the Senior Secured Obligations, a security interest in the right, title and interest of each Transaction Party thereto in the Pledged Collateral (as defined in the Pledge Agreement) to which Article 9 of the OH UCC is applicable (the “Pledge Agreement Article 9 Collateral”: and together with the Security Agreement Article 9 Collateral, the “Article 9 Collateral”).
k. Upon the effective filing of the Ohio Financing Statement with the Ohio Filing Office, the Collateral Agent will have, for the benefit of the Secured Parties, a perfected security interest against Hancor in that portion of Hancor’s Article 9 Collateral in which a security interest may be perfected by filing an initial financing statement with the Ohio Filing Office under the OH UCC (the “Ohio Filing Collateral”). We express no opinion as to the priority of any security interest of any person identified above in the Ohio Filing Collateral and we note, without expressing any opinion as to the issue, that the priority of a security interest in the Ohio Filing Collateral may be governed by laws other than the OH UCC (including, without limitation, the laws of jurisdictions other than the State of Ohio) even if perfection of a security interest in the Ohio Filing Collateral is governed by the OH UCC.
I. Upon the effective filing of the Delaware Financing Statements with the Delaware Filing Office, the Collateral Agent will have, for the benefit of the Secured Parties, a perfected security interest against the Delaware Transaction Parties in that portion of each Delaware Transaction Party’s Article 9 Collateral in which a security interest may be perfected by filing an initial financing statement with the Delaware Filing Office under the Del. UCC (the “Delaware Filing Collateral”). We express no opinion as to the priority of any security interest of any person identified above in the Delaware Filing Collateral and we note, without expressing any opinion as to the issue, that the priority of a security interest in the Delaware Filing Collateral may be governed by laws other than the Del. UCC (including, without limitation, the laws of jurisdictions other than the State of Delaware) even if perfection of a security interest in the Delaware Filing Collateral is governed by the Del. UCC.
m. The Pledge Agreement, together with physical delivery of the certificates representing the shares of stock of each entity listed on Exhibit C hereto (collectively, the “Pledged Entities”) identified on Schedule A to the Pledge Agreement (the “Pledged Equity Interests”) to the Collateral Agent in the State of Ohio, accompanied by undated stock powers with respect to such Pledged Equity Interests duly indorsed in blank by an effective indorsement, creates in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Pledge Agreement), as security for the Senior Secured Obligations, a perfected security interest under the OH UCC in each of ADS,

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

HHC and Hancor, as the case may be, in the Pledged Equity Interests issued by each Pledged Entity, as the case may be, while the Pledged Equity Interests are located in the State of Ohio and in the possession of the Collateral Agent. Assuming that neither the Collateral Agent nor any other Secured Party has notice of any adverse claim to such Pledged Equity Interest and that the security interest of the Collateral Agent for the benefit of the Secured Parties is perfected as described above, the Collateral Agent for the benefit of the Secured Parties will acquire its security interest in such Pledged Equity Interests free of any adverse claim.
To Our Actual Knowledge there are no legal proceedings (i) pending before any court or arbitration tribunal or (ii) overtly threatened in writing, in each case, against any Transaction Party that seek to enjoin or otherwise interfere directly with the transactions contemplated by the Transaction Documents other than the legal proceedings, if any, disclosed in the Transaction Documents, including, without limitation, any schedules or exhibits thereto. For purposes of this paragraph, “Actual Knowledge” means, with respect to any person, the conscious awareness of facts by such person; “Our Actual Knowledge” means the Actual Knowledge of any lawyer included in the Covered Lawyer Group; and the “Covered Lawyer Group” means lawyers currently at Squire Patton Boggs (US) LLP who have been actively involved in negotiating the Transaction Documents (including the disclosure schedules attached thereto) and the transactions contemplated thereby or preparing this opinion letter and the certificates attached hereto. In making the foregoing statements, we have inquired as to the Actual Knowledge of the lawyers included in the Covered Lawyer Group with respect to the existence of the legal proceedings described above and we have relied on, and assumed the accuracy of, representations and warranties contained in the Transaction Documents and certificates and oral or written statements and other information of or from officers or other representatives of the Transaction Parties. We have not, however, made any review, search or investigation of any public or private records or files, including, without limitation, litigation dockets or other records or files of the Transaction Parties or of Squire Patton Boggs (US) LLP.
The opinions set forth above are subject to the following qualifications and limitations:
A. Our opinions in paragraph (f) above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies, including without limitation specific performance), whether such principles are considered in a proceeding at law or in equity, (iii) defenses arising from actions by a party seeking enforcement which may be unconscionable, inequitable or unreasonable or from the passage of time, and (iv) the qualification that certain provisions of the Transaction Documents may be unenforceable in whole or in part under the

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

laws (including judicial decisions) of the State of Ohio or the United States of America, but the inclusion of such provisions does not make the remedies afforded by the Transaction Documents inadequate for the practical realization of the principal benefits provided by the Transaction Documents, in each case subject to the other qualifications contained in this letter.
B. We express no opinion as to the enforceability of any provision in the Transaction Documents:
(i) providing that any person or entity may sell or otherwise dispose of, or purchase, any collateral subject thereto, or enforce any other right or remedy thereunder (including without limitation any self-help or taking-possession remedy), except in compliance with the OH UCC and other applicable laws;
(ii) establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by the OH UCC or establishing standards measuring fulfillment of rights and duties other than as permitted by Section 9-603 of the OH UCC;
(iii) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;
(iv) providing that any person or entity may exercise set-off rights other than in accordance with and pursuant to applicable law;
(v) relating to choice of governing law in any Transaction Document;
(vi) waiving any rights to trial by jury;
(vii) waiving any rights to consequential damages;
(viii) purporting to confer, or constituting an agreement with respect to, subject matter jurisdiction of United States federal courts to adjudicate any matter;
(ix) purporting to create a trust or other fiduciary relationship;
(x) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Transaction Documents;

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

(xi) giving any person or entity the power to accelerate obligations or to foreclose upon collateral without any notice to the obligor;
(xii) purporting to grant a power to confess judgment;
(xiii) providing for the performance by any guarantor of any of the nonmonetary obligations of any person or entity not controlled by such guarantor;
(xiv) providing for restraints on alienation of property and purporting to render transfers of such property void and of no effect or prohibiting or restricting the assignment or transfer of property or rights to the extent that any such prohibition or restriction is ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the OH UCC;
(xv) providing for the payment of attorneys’ fees; and
(xvi) granting any party a power of attorney to act on behalf of the Transaction Parties.
C. Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:
(i) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and
(ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.
D. We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any Transaction Party under any of the Transaction Documents to the extent limited by the OH UCC, including Sections 1-102(3), 9-602 or 9-624 thereof, or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as, a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under the OH UCC, including Sections 9-602 or 9-624 thereof or other provisions of applicable law (including judicial decisions).

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

E. Our opinions in paragraphs (i) through (m) are subject to the following assumptions, qualifications and limitations:
(i) Any security interest in the proceeds of collateral is subject in all respects to the limitations set forth in Section 9-315 of the OH UCC.
(ii) We express no opinion as to the nature or extent of the rights, or the power to transfer rights, of any Transaction Party in, or title of any Transaction Party to, any collateral under any of the Transaction Documents, or property purporting to constitute such collateral, or the value, validity or effectiveness for any purpose of any such collateral or purported collateral, and we have assumed that each Transaction Party has sufficient rights in, or power to transfer rights in, all such collateral or purported collateral for the liens and security interests provided for under the Transaction Documents to attach.
(iii) Other than as expressly noted in the last sentence of paragraph (m) above, we express no opinion as to the priority of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Transaction Documents. Other than as expressly noted in paragraphs (k) through (m) above, we express no opinion as to the perfection of, and other than as expressly noted in paragraphs (i) through (m) above, we express no opinion as to the creation, validity or enforceability of, any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Transaction Documents. We express no opinion as to the creation, validity or enforceability of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Transaction Documents in any commercial tort claims.
(iv) In the case of property that becomes collateral under the Transaction Documents after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of such case.
(v) We express no opinion as to the enforceability of the liens and security interests under the Transaction Documents in any item of collateral subject to any restriction on or prohibition against transfer contained in or otherwise applicable to such item of collateral or any contract, agreement, license, permit, security, instrument or document constituting, evidencing or relating to such item, except to the extent that

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

any such restriction is rendered ineffective pursuant to any of Sections 9-406, 9-407, 9-408 and 9-409 of the OH UCC.
(vi) We call to your attention that Article 9 of each of the Del. UCC and the OH UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of original filing of financing statements under each of the Del. UCC and the OH UCC, as applicable, in order to maintain the effectiveness of such financing statements and that additional financing statements may be required to be filed to maintain the perfection of security interests if the debtor granting such security interests makes certain changes to its name, or changes its location (including through a change in its jurisdiction of organization) or the location of certain types of collateral, all as provided in each of the Del. UCC and the OH UCC, as applicable. We specifically disclaim any obligation to render further advice to you as to the need to file any such continuation statements or additional financing statements.
(vii) We call to your attention that an obligor (as defined in the OH UCC) other than a debtor may have rights under Part 6 of Article 9 of the OH UCC.
(viii) With respect to our opinions above as to the perfection of a security interest in the Article 9 Collateral through the filing of a financing statement, we express no opinion with respect to the perfection of any such security interest in any Article 9 Collateral constituting timber to be cut, as extracted collateral, cooperative interests, or property described in Section 9-311(a) of the UCC (including, without limitation, property subject to a certificate-of-title statute), and we express no opinion with respect to the effectiveness of any financing statement filed or purported to be filed as a fixture filing.
(ix) We have assumed that each Transaction Party is organized solely under the laws of the state identified as such Transaction Party’s jurisdiction of organization in such Transaction Party’s applicable Organizational Document and Good Standing Certificate.
(x) We have assumed that the information pertaining to the Collateral Agent in the Financing Statements is correct in all respects.
F. To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Transaction Documents (other than the Transaction Parties): (i) are validly existing and in good standing under their respective jurisdictions of organization, (ii) have the power to enter into and perform such agreements and to consummate the transactions contemplated thereby, and (iii) do not require the consent or approval of any third party or

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

governmental authority (which has not been obtained) to execute and deliver such Transaction Documents. We have further assumed that with respect to each party to the Transaction Documents (other than the Transaction Parties): (i) such Transaction Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligation of, such party, enforceable against such party in accordance with their respective terms and (ii) such execution, delivery and performance do not violate any material agreements of such party, any applicable laws or such party’s constituent documents.
G. For purposes of the opinions set forth in paragraph (g) above, we have assumed that (i) neither the Administrative Agent nor any of the Lenders has or will have the benefit of any agreement or arrangement pursuant to which any extensions of credit to any Transaction Party are directly or indirectly secured by “margin stock” (as defined under the Margin Regulations), (ii) neither the Administrative Agent, any of the Lenders nor any of their respective affiliates has extended or will extend any other credit to any Transaction Party directly or indirectly secured by margin stock, and (iii) neither the Administrative Agent nor any of the Lenders has relied or will rely upon any margin stock as collateral in extending or maintaining any extensions of credit pursuant to the Credit Agreement.
H. The opinions expressed herein are limited to (i) the federal laws of the United States of America and the laws of the State of Ohio and (ii) to the extent relevant to the opinions expressed in paragraphs (a) through (d) above, the DGCL or DLLCA, as applicable, in each case, as currently in effect. Our opinions in paragraphs (i) through (k) above are limited to Article 9 of the OH UCC, our opinion in paragraph (l) above is limited to Article 9 of the Del. UCC and our opinion in paragraph (m) above is limited to Articles 8 and 9 of the Ohio UCC. As such, the foregoing opinion paragraphs (i) through (m) do not address: (i) laws of jurisdictions other than Ohio, Delaware and the United States of America, and laws of Ohio, Delaware and the United States of America except for Articles 8 and 9 of the OH UCC and Article 9 of the Del. UCC, (ii) collateral of a type not subject to Articles 8 or 9 of the UCC and (iii) the choice of law rules of the OH UCC or Del. UCC with respect to the laws of other jurisdictions that may govern perfection and priority of security interests granted in the Collateral.
I. With respect to the enforceability of provisions in the Transaction Documents relating to the charging of interest, we note that that Section 1343.01 of the Ohio Revised Code permits interest not exceeding eight percent (8%) per annum “except as authorized in . . . this section.” The authorized exceptions include, inter alia, indebtedness exceeding one hundred thousand dollars and business loans to business associations or partnerships (Sections 1341.01(B)(1) and (B)(6)(a)). In addition, we note that (i) Section 1109.20 of the Ohio Revised Code prohibits banks from charging interest or finance charges at a rate in excess of twenty-five percent (25%) per annum and (ii) the criminal statutes of

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

the State of Ohio as set forth in Section 2905.21(H) and Section 2905.22 of the Ohio Revised Code relating to criminal usury prohibit, inter alia, knowingly charging interest “at a rate exceeding twenty-five percent per annum or the equivalent rate for a longer or shorter period, unless ... the rate of interest is otherwise authorized by law.” To date, however, there have not been any reported Ohio judicial decisions holding that the provisions of said Sections 2905.21(H) or 2905.22 are in any way applicable to commercial financing transactions with corporations or to corporate finance transactions similar to those contemplated by the Transaction Documents.
J. For purposes of the opinions set forth in paragraph (e) above, please note that we did not physically witness the execution and delivery of the Transaction Documents, and our opinion herein regarding the execution and delivery of the Transaction Documents is based, in part, on our review of copies of executed signature pages for such Transaction Documents provided to us (electronically or otherwise).
K. We render no opinion regarding the effect on, the validity, binding effect or enforceability of, any Transaction Document with respect to any Transaction Party to the extent that it involves any actual or purported obligation (including any guaranty) with respect to any “swap” (as defined under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”)) by such Transaction Party which is not an “eligible contract participant” (as such term is defined in the Dodd-Frank Act) at the time such “swap” obligation is incurred or in the case of a guaranty at the later of the time such guaranty is entered into and the time such “swap” obligation being guaranteed is incurred.
L. Our opinions as to any matters governed by the Del. UCC are based solely upon our review of the Del. UCC as published in the compilation contained in the CCH Secured Transaction Guide dated as of August 11, 2016, without any review or consideration of any decisions or opinions of courts or other adjudicative bodies or governmental authorities of the State of Delaware, whether or not reported or summarized in the foregoing publication. Our opinions with respect to the DLLCA address only such laws as they are currently in effect and without any review or consideration of any decisions or opinions of courts or other adjudicative bodies or governmental authorities of the State of Delaware.
Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.
We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations applicable by reason of their status as or affiliation with a federally insured depository institution, except as expressly set forth in paragraph (g) above.

To the Lenders and the Administrative Agent Referred to Below
Squire Patton Boggs (US) LLP
June 22, 2017

The opinions expressed herein are solely for the benefit of the addressees hereof and of any other person or entity becoming a Lender or Administrative Agent under the Credit Agreement, in each case above, in connection with the transaction referred to herein and may not be relied on by such addressees or such other persons or entities for any other purpose or in any manner or for any purpose by any other person or entity.
The opinions expressed herein are valid as of the date hereof. We do not undertake to advise you or anyone else of any changes in the views expressed herein resulting from matters that hereafter might occur or be brought to our attention.
Respectfully submitted,
SQUIRE PATTON BOGGS (US) LLP

Exhibit A-1
ADVANCED DRAINAGE SYSTEMS, INC. OFFICER’S CERTIFICATE
The undersigned officer of Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), hereby certifies, as of the date hereof in connection with the execution, delivery and performance by the Company of the Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (the “Financing Agreement”), among the Company, as Borrower, certain Subsidiaries of the Company, as Guarantors, the lending institutions party thereto, and PNC Bank, National Association, as Administrative Agent, and with the consummation of the transactions contemplated thereby and the opinion of Squire Patton Boggs (US) LLP (the “Opinion”) delivered in connection therewith, as follows:
1. Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Transaction Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Financing Agreement or any of the other Transaction Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Transaction Documents to which the Company is a party, and in the case of clause (a) and (b) above, to the extent the violation or breach of which, could reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company.
2. A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Squire Patton Boggs (US) LLP.
3. No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Transaction Documents or consummation of any of the transactions contemplated thereby, will exist.
4. The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: manufacture corrugated high density polyethylene (HDPE) pipe and related products for use in a wide range of drainage applications, including roadway construction, storm and sanitary sewer systems, storm water retention/detention systems, septic systems, residential and commercial construction, plastic structures, golf courses, athletic fields and agriculture and the ownership of equity interests in subsidiaries which engage in the foregoing businesses and activities. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certificate of Incorporation or Bylaws, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies).
5. To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of organization, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certificate of Incorporation and Bylaws.
6. Squire Patton Boggs (US) LLP may rely upon the accuracy of all factual representations and warranties of the Company contained in the Transaction Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith, including, without limitation, any secretary’s or assistant secretary’s certificates.
7. The Company does not own or operate equipment or facilities, or engage in any other activity in the nature of a public utility, including, without limitation, any such equipment, facilities or activity relating to garbage or sewage disposal or water production or transmission, that would subject the Company to regulation as a public utility of any nature.
8. The Company does not accept deposits or engage in any other business activity reserved exclusively to banks or other lenders or financial institutions, or engage in any trust or insurance business.
9. Where the Company is engaged in the treatment, storage, production, processing, transportation or disposal of any toxic or hazardous waste or other regulated substance, it is in compliance in all material respects with all applicable local, state, and federal regulations, and such activity is not conducted by it as a business, but is an activity incidental to its normal business activities.
10. The Company (a) is not engaged, and does not hold itself out as being engaged, and does not propose to engage, primarily in the business of investing, reinvesting or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing any certificate, investment contract, or other security which represents an obligation to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance in consideration of the payment of periodic installments of a stated or determinable amount (i.e., face-amount certificates of the installment type), and (c) is not engaged, and does not propose to engage, in the business of investing, reinvesting, owning, holding or trading in securities, or if the company is so engaged or so proposes to engage, it does not own or propose to acquire investment securities having a value exceeding 40% of the value of the Company’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. For purposes of this paragraph 10, (x) “investment securities” includes all securities except (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries of the Company that are not investment companies, and (y) “government securities” includes any security issued or guaranteed as to principal or interest by the United States, or by a person or entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.
11. There is no pending legal proceeding before, or pending investigation by, any court or administrative agency or authority of the United States of America or the State of Ohio or the State of Delaware or any arbitration tribunal against or directly affecting the Company or any of its properties (a) with respect to the transactions contemplated by the Transaction Documents or (b) which could reasonably be expected to have a material adverse effect on the Company or each of its assets or properties.
Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.
[Signature Follows on Next Page]

IN WITNESS WHEREOF, I have hereunto set my hand as of the day of June, 2017.
Name:
Title:

ANNEX I
1. Documentation under the $9,000,000 Variable Rate Demand Industrial Development Revenue Bonds (Advanced Drainage Systems, Inc. Project), Series 2007, of the New Jersey Economic Development Authority.
2. Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 12, 2013, with respect to the ADS Mexicana Credit Facility.
3. Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017, between Advanced Drainage Systems, Inc. and Prudential Investment Management, Inc.
4. Interestholders Agreement of Tuberias Tigre-ADS Limitada, dated as of June 5, 2009, among Tubos y Plasticos ADS Chile Limitada, Tigre Chile S.A., Tuberias T-A Limitada, Advanced Drainage Systems, Inc. and Tigre S.A. - Tubos e Conexoes.

ANNEX II
None.

Exhibit A-2
STORMTECH LLC OFFICER’S CERTIFICATE
The undersigned officer of StormTech LLC, a Delaware limited liability company (the “Company”), hereby certifies, as of the date hereof in connection with the execution, delivery and performance by the Company of the Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (the “Financing Agreement”), among Advanced Drainage Systems, Inc., a Delaware corporation, as Borrower, certain Subsidiaries of the Borrower (including the Company), as Guarantors, the lending institutions party thereto, and PNC Bank, National Association, as Administrative Agent, and with the consummation of the transactions contemplated thereby and the opinion of Squire Patton Boggs (US) LLP (the “Opinion”) delivered in connection therewith, as follows:
1. Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Transaction Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Financing Agreement or any of the other Transaction Documents to which the Company is a party, or
(iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Transaction Documents to which the Company is a party, and in the case of clause (a) and (b) above, to the extent the violation or breach of which, could reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company.
2. A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Squire Patton Boggs (US) LLP.
3. No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Transaction Documents or consummation of any of the transactions contemplated thereby, will exist.
4. The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: manufacture corrugated high density polyethylene (HDPE) pipe and related products for use in a wide range of drainage applications, including roadway construction, storm and sanitary sewer systems, storm water retention/detention systems, septic systems, residential and commercial construction, plastic structures, golf courses, athletic fields and agriculture. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certificate of Formation or Limited Liability Company Agreement, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies).
5. To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of organization, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certificate of Formation or Limited Liability Company Agreement.
6. Squire Patton Boggs (US) LLP may rely upon the accuracy of all factual representations and warranties of the Company contained in the Transaction Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith, including, without limitation, any secretary’s or assistant secretary’s certificates.
7. The Company does not own or operate equipment or facilities, or engage in any other activity in the nature of a public utility, including, without limitation, any such equipment, facilities or activity relating to garbage or sewage disposal or water production or transmission, that would subject the Company to regulation as a public utility of any nature.
8. The Company does not accept deposits or engage in any other business activity reserved exclusively to banks or other lenders or financial institutions, or engage in any trust or insurance business.
9. Where the Company is engaged in the treatment, storage, production, processing, transportation or disposal of any toxic or hazardous waste or other regulated substance, it is in compliance in all material respects with all applicable local, state, and federal regulations, and such activity is not conducted by it as a business, but is an activity incidental to its normal business activities.
10. The Company (a) is not engaged, and does not hold itself out as being engaged, and does not propose to engage, primarily in the business of investing, reinvesting or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing any certificate, investment contract, or other security which represents an obligation to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance in consideration of the payment of periodic installments of a stated or determinable amount (i.e., face-amount certificates of the installment type), and (c) is not engaged, and does not propose to engage, in the business of investing, reinvesting, owning, holding or trading in securities, or if the company is so engaged or so proposes to engage, it does not own or propose to acquire investment securities having a value exceeding 40% of the value of the Company’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. For purposes of this paragraph 10, (x) “investment securities” includes all securities except (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries of the Company that are not investment companies, and (y) “government securities” includes any security issued or guaranteed as to principal or interest by the United States, or by a person or entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.
11. There is no pending legal proceeding before, or pending investigation by, any court or administrative agency or authority of the United States of America or the State of Ohio or the State of Delaware or any arbitration tribunal against or directly affecting the Company or any of its properties (a) with respect to the transactions contemplated by the Transaction Documents or (b) which could reasonably be expected to have a material adverse effect on the Company or each of its assets or properties.
Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.
[Signature Follows on Next Page]

IN WITNESS WHEREOF, I have hereunto set my hand as of the [ ] day of June, 2017.
Name:
Title:

ANNEX I
1. Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 12, 2013, with respect to the ADS Mexicana Credit Facility.
2. Subsidiary Guaranty in connection with the Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017, between Advanced Drainage Systems, Inc. and Prudential Investment Management, Inc.

ANNEX II
None.

Exhibit A-3
HANCOR HOLDING CORPORATION OFFICER’S CERTIFICATE
The undersigned officer of Hancor Holding Corporation, a Delaware corporation (the “Company”), hereby certifies, as of the date hereof in connection with the execution, delivery and performance by the Company of the Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (the “Financing Agreement”), among Advanced Drainage Systems, Inc., a Delaware corporation, as Borrower, certain Subsidiaries of the Borrower (including the Company), as Guarantors, the lending institutions party thereto, and PNC Bank, National Association, as Administrative Agent, and with the consummation of the transactions contemplated thereby and the opinion of Squire Patton Boggs (US) LLP (the “Opinion”) delivered in connection therewith, as follows:
1. Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Transaction Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Financing Agreement or any of the other Transaction Documents to which the Company is a party, or
(iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Transaction Documents to which the Company is a party, and in the case of clause (a) and (b) above, to the extent the violation or breach of which, could reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company.
2. A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Squire Patton Boggs (US) LLP.
3. No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Transaction Documents or consummation of any of the transactions contemplated thereby, will exist.
4. The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: ownership of the equity interests in subsidiaries which manufacture corrugated high density polyethylene (HDPE) pipe and related products for use in a wide range of drainage applications, including roadway construction, storm and sanitary sewer systems, storm water retention/detention systems, septic systems, residential and commercial construction, plastic structures, golf courses, athletic fields and agriculture. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certificate of Incorporation or

Bylaws, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies).
5. To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of organization, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certificate of Incorporation or Bylaws.
6. Squire Patton Boggs (US) LLP may rely upon the accuracy of all factual representations and warranties of the Company contained in the Transaction Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith, including, without limitation, any secretary’s or assistant secretary’s certificates.
7. The Company does not own or operate equipment or facilities, or engage in any other activity in the nature of a public utility, including, without limitation, any such equipment, facilities or activity relating to garbage or sewage disposal or water production or transmission, that would subject the Company to regulation as a public utility of any nature.
8. The Company does not accept deposits or engage in any other business activity reserved exclusively to banks or other lenders or financial institutions, or engage in any trust or insurance business.
9. Where the Company is engaged in the treatment, storage, production, processing, transportation or disposal of any toxic or hazardous waste or other regulated substance, it is in compliance in all material respects with all applicable local, state, and federal regulations, and such activity is not conducted by it as a business, but is an activity incidental to its normal business activities.
10. The Company (a) is not engaged, and does not hold itself out as being engaged, and does not propose to engage, primarily in the business of investing, reinvesting or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing any certificate, investment contract, or other security which represents an obligation to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance in consideration of the payment of periodic installments of a stated or determinable amount (i.e., face-amount certificates of the installment type), and (c) is not engaged, and does not propose to engage, in the business of investing, reinvesting, owning, holding or trading in securities, or if the company is so engaged or so proposes to engage, it does not own or propose to acquire investment securities having a value exceeding 40% of the value of the Company’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. For purposes of this paragraph 10, (x) “investment securities” includes all securities except (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries of the Company that are not investment companies, and (y) “government securities” includes any security issued or guaranteed as to principal or interest by the United States, or by a person or entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.
11. There is no pending legal proceeding before, or pending investigation by, any court or administrative agency or authority of the United States of America or the State of Ohio or the State of Delaware or any arbitration tribunal against or directly affecting the Company or any of its properties (a) with respect to the transactions contemplated by the Transaction Documents or (b) which could reasonably be expected to have a material adverse effect on the Company or each of its assets or properties.
Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.
[Signature Follows on Next Page]

IN WITNESS WHEREOF, I have hereunto set my hand as of the [ ] day of June, 2017.
Name:
Title:

ANNEX I
1. Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 12, 2013, with respect to the ADS Mexicana Credit Facility.
2. Subsidiary Guaranty in connection with the Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017, between Advanced Drainage Systems, Inc. and Prudential Investment Management, Inc.

ANNEX II
None.

Exhibit A-4
HANCOR, INC.
OFFICER’S CERTIFICATE
The undersigned officer of Hancor, Inc., an Ohio corporation (the “Company”), hereby certifies, as of the date hereof in connection with the execution, delivery and performance by the Company of the Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (the “Financing Agreement”), among Advanced Drainage Systems, Inc., a Delaware corporation, as Borrower, certain Subsidiaries of the Borrower (including the Company), as Guarantors, the lending institutions party thereto, and PNC Bank, National Association, as Administrative Agent, and with the consummation of the transactions contemplated thereby and the opinion of Squire Patton Boggs (US) LLP (the “Opinion”) delivered in connection therewith, as follows:
1. Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Transaction Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Financing Agreement or any of the other Transaction Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Transaction Documents to which the Company is a party, and in the case of clause (a) and (b) above, to the extent the violation or breach of which, could reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company.
2. A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Squire Patton Boggs (US) LLP.
3. No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Transaction Documents or consummation of any of the transactions contemplated thereby, will exist.
4. The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: manufacture corrugated high density polyethylene (HDPE) pipe and related products for use in a wide range of drainage applications, including roadway construction, storm and sanitary sewer systems, storm water retention/detention systems, septic systems, residential and commercial construction, plastic structures, golf courses, athletic fields and agriculture and the ownership of equity interests in subsidiaries which engage in the foregoing businesses and activities. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Articles of Incorporation or Code of Regulations, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies).
5. To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of organization, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Articles of Incorporation or Code of Regulations, as amended.
6. Squire Patton Boggs (US) LLP may rely upon the accuracy of all factual representations and warranties of the Company contained in the Transaction Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith, including, without limitation, any secretary’s or assistant secretary’s certificates.
7. The Company does not own or operate equipment or facilities, or engage in any other activity in the nature of a public utility, including, without limitation, any such equipment, facilities or activity relating to garbage or sewage disposal or water production or transmission, that would subject the Company to regulation as a public utility of any nature.
8. The Company does not accept deposits or engage in any other business activity reserved exclusively to banks or other lenders or financial institutions, or engage in any trust or insurance business.
9. Where the Company is engaged in the treatment, storage, production, processing, transportation or disposal of any toxic or hazardous waste or other regulated substance, it is in compliance in all material respects with all applicable local, state, and federal regulations, and such activity is not conducted by it as a business, but is an activity incidental to its normal business activities.
10. The Company (a) is not engaged, and does not hold itself out as being engaged, and does not propose to engage, primarily in the business of investing, reinvesting or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing any certificate, investment contract, or other security which represents an obligation to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance in consideration of the payment of periodic installments of a stated or determinable amount (i.e., face-amount certificates of the installment type), and (c) is not engaged, and does not propose to engage, in the business of investing, reinvesting, owning, holding or trading in securities, or if the company is so engaged or so proposes to engage, it does not own or propose to acquire investment securities having a value exceeding 40% of the value of the Company’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. For purposes of this paragraph 10, (x) “investment securities” includes all securities except (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries of the Company that are not investment companies, and (y) “government securities” includes any security issued or guaranteed as to principal or interest by the United States, or by a person or entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.
11. There is no pending legal proceeding before, or pending investigation by, any court or administrative agency or authority of the United States of America or the State of Ohio or the State of Delaware or any arbitration tribunal against or directly affecting the Company or any of its properties (a) with respect to the transactions contemplated by the Transaction Documents or (b) which could reasonably be expected to have a material adverse effect on the Company or each of its assets or properties.
Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.
[Signature Follows on Next Page]

IN WITNESS WHEREOF, I have hereunto set my hand as of the [ ] day of June, 2017.
Name:
Title:

ANNEX I
1. Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 12, 2013, with respect to the ADS Mexicana Credit Facility.
2. Subsidiary Guaranty in connection with the Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017, between Advanced Drainage Systems, Inc. and Prudential Investment Management, Inc.

ANNEX II
None.

Exhibit B
Financing Statements
Exhibit B-1 ADS Financing Statement
Exhibit B-2 StormTech Financing Statement
Exhibit B-3 HHC Financing Statement
Exhibit B-4 Hancor Financing Statement

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS
A. NAME & PHONE OF CONTACT AT FILER (optional)
B. E-MAIL CONTACT AT FILER (optional)
C. SEND ACKNOWLEDGMENT TO (Name and Address)
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1 DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name, do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in one 1b, leave a I of item 1 blank, check here Q and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)
OR
1a. ORGANIZATION’S NAME
ADVANCED DRAINAGE SYSTEMS, INC.
1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY
4640 Trueman Boulevard Hilliard OH 43026 USA
2. DEBTOR’S NAME Provide only one Debtor name (2a or 2b) (use exact, full name do not omit, modify or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here Q and provide the individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)
2a. ORGANIZATIONS NAME
2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY
3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY) Provide only one Secured Party name (3a or 3b)
OR
3a. ORGANIZATION’S NAME
PNC Bank, National Association, as Collateral Agent
3b. INDIVIDUAL‘S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY
Commercial Lending Services/DCC, 500 First Avenue, 4th Fl (P7-PFSC-04-L) Pittsburgh PA 15219 USA
4. COLLATERAL: This financing statement covers the following collateral
All assets of the Debtor now owned or hereafter acquired.
5. Check only if applicable and check only one box Collateral Is held in a Trust (see UCC1Ad item 17 and instructions) being administered by a Decedent’s Personal Representative
6a. Check only if applicable and check only one box 6b Check only if applicable and check only one box
Public-Finance Transaction Manufactured-Home Transaction A Debtor s a Transmitting Utility Agricultural Lien Non-UCC Filling
7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor
8. OPTIONAL FILER REFERENCE DATA DELAWARE DEPARTMENT OF STATE
International Association of Commercial Administrators (IACA)
FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS
A. NAME & PHONE OF CONTACT AT FILER (optional)
B. E-MAIL CONTACT AT FILER (optional)
C. SEND ACKNOWLEDGMENT TO (Name and Address)
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name do not omit, modify, or abbreviate any part of the Debtor’s name) H any part of the Individual Debtor’s name will not fit in one 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)
OR
1a. ORGANIZATION’S NAME StormTech LLC
1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
1c. MAILING ADDRESS
4640 Trueman Boulevard CITY Hilliard STATE OH POSTAL CODE 43026 COUNTRY USA
2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)
OR
2a. ORGANIZATION’S NAME 2b, INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY
3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY) Provide only Secured Party name (3a or 3b)
OR
3a. ORGANIZATION’S NAME PNC Bank, National Association, as Collateral Agent 3b, INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
3c. MAILING ADDRESS
Commercial Lending Services/DCC, 500 First Avenue, 4th FI (P7-PFSC-04-L) CITY Pittsburgh STATE PA POSTAL CODE 15219 COUNTRY USA
4. COLLATERAL This financing statement covers the following collateral
All assets of the Debtor now owned or hereafter acquired.
5. Check only if applicable and check only one box Collateral is held in a Trust (see UCC1Ad item 17 and instructions) being administered by a Decedent’s Personal Representative
6a. Check only if applicable and check only one box 6b. Check only if applicable and check only one box
Public-Finance Transaction Manufactured-Home Transaction A Debtor‘s a Transmitting Utility Agricultural Lien Non-UCC Filing
7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor
8. OPTIONAL FILER REFERENCE DATA DELAWARE DEPARTMENT OF STATE
FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11) International Association of Commercial Administrators (IACA)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS
A. NAME & PHONE OF CONTACT AT FILER (optional)
B. E-MAIL CONTACT AT FILER (optional)
C. SEND ACKNOWLEDGMENT TO: (Name and Address)
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name, do not omit, modify or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank check here and provide the individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)
OR
1a. ORGANIZATION’S NAME
Hancor Holding Corporation
1b. INDIVIDUAL’S SURNAME
FIRST PERSONAL NAME
ADDITIONAL NAME(S)/INITIAL(S)
SUFFIX
1c. MAILING ADDRESS
4640 Trueman Boulevard
CITY Hilliard STATE OH POSTAL CODE 43026 COUNTRY USA
2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name, do not omit modify, or abbreviate any part of the Debtor’s name), if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank check here and provide the individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)
OR
2a. ORGANIZATION’S NAME
2b. INDIVIDUALS SURNAME
FIRST PERSONAL NAME
ADDITIONAL NAME(S)/INITIAL(S)
SUFFIX
2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY
3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY) Provide only one Secured Party name (3a or 3b)
OR
3a. ORGANIZATION’S NAME
PNC Bank, National Association, as Collateral Agent
3b. INDIVIDUAL’S SURNAME
FIRST PERSONAL NAME
ADDITIONAL NAME(S)/INITIAL(S)
SUFFIX
3c. MAILING ADDRESS
Commercial Lending Services/DCC, 500 First Avenue, 4th Fl (P7-PFSC-04-L)
CITY Pittsburgh STATE PA POSTAL CODE 15219 COUNTRY USA
4. COLLATERAL This financing statement covers the following collateral:
All assets of the Debtor now owned or hereafter acquired.
5. Check only if applicable and check only one box Collateral is held in a Trust (see UCC1Ad item 17 and instructions) being administered by a Decedents Personal Representative 6a. Check only if applicable and check only one box:
6b. Check only if applicable and check only one box:
Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility
Agricultural Lien Non-UCC Filing
7. ALTERNATIVE DESIGNATION (if applicable) Lessee/Lessor Consignee/Consignor
Seller/Buyer Bailee/Bailor Licensee/Licensor
8. OPTIONAL FILER REFERENCE DATA DELAWARE DEPARTMENT OF STATE
FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)
International Association of Commercial Administrators (IACA)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS
A NAME & PHONE OF CONTACT AT FILER (optional) THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
B E-MAIL CONTACT AT FILER (optional)
C SEND ACKNOWLEDGMENT TO (Name and Address)
1. DEBTOR’S NAME: Provide only one Debtor name (1 a or 1b) (use exact full name, do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)
1a. ORGANIZATION’S NAME Hancor, Inc. OR
1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
1c. MAILING ADDRESS
4640 Trueman Boulevard CITY Hilliard STATE OH POSTAL CODE 43026 COUNTRY USA
2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name, do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)
2a. ORGANIZATION’S NAME OR
2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY
3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY) Provide only one Secured Party name (3a or 3b)
OR 3a. ORGANIZATION’S NAME PNC Bank, National Association, as Collateral Agent 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
3c. MAILING ADDRESS
Commercial Lending Services/DCC, 500 First Avenue, 4th Fl (P7-PFSC-04-L) CITY Pittsburgh STATE PA POSTAL CODE 15219 COUNTRY USA
4. COLLATERAL: This financing statement covers the following collateral:
All assets of the Debtor now owned or hereafter acquired.
5. Check only if applicable and check only one box Collateral is held in a Trust (see UCC1Ad item 17 and instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box 6b. Check only if applicable and check only one box
Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non UCC Filling
7. ALTERNATIVE DESIGNATION (if applicable) Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor
8. OPTIONAL FILER REFERENCE DATA:
OHIO SECRETARY OF STATE
FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11) International Association of Commercial Administrators (IACA)

Exhibit C
Pledged Entities
Hancor Holding Corporation
ADS Ventures, Inc.
Sewer Tap, Inc.
Spartan Concrete, Inc.
PSA, Inc.
ADS Structures, Inc.
Advanced Drainage of Ohio,
Inc.
Green Line Polymers, Inc.
Inlet & Pipe Protection, Inc.
Hancor of Canada, Inc.
Hancor, Inc. (OH)
Hancor Leasing Corp.
Media Plus, Inc.
Hancor International, Inc.
Hancor, Inc. (NV)

SCHEDULE 8.1.3

INSURANCE REQUIREMENTS RELATING TO THE COLLATERAL

COVENANTS:

At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which include the provisions set forth below or are otherwise in form acceptable to the Administrative Agent in its discretion. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds shall: (i) in the case of property insurance proceeds received during the existence of an Event of Default, be applied by the Collateral Agent in accordance with the terms of the Intercreditor Agreement, (ii) in the case of property insurance proceeds received at all other times, be disbursed by the Administrative Agent to the applicable Loan Parties.

ENDORSEMENT:

(i) specify the Administrative Agent as an additional insured, mortgagee and lender loss payee as its interests may appear,

(ii) with respect to all property insurance policies, provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, except that the insurer shall not be obligated to maintain the insurance if the breach consists of non-payment of premiums which continues for 30 days after written notice to Administrative Agent,

(iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,

(iv) provide that any and all rights of subrogation which the insurers may have or acquire against the Loan Parties shall be, at all times and in all respects, junior and subordinate to the prior Payment In Full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated,

(v) provide that no cancellation of such policies for any reason (other than for non-payment of premium, for which separate provision is made hereinafter) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change,

(vi) provide that no cancellation of such policies by reason of non-payment of premium shall be effective until at least ten (10) days after receipt by the Administrative Agent of written notice of such cancellation,

(vii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and

(viii) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.

SCHEDULE 8.2.1

Permitted Indebtedness

•	Indebtedness in connection with the following:

•	The IDRB Facility

•	The following letter of credit issued for the benefit of Advanced Drainage Systems, Inc.:

Outstanding Principal Balance as of Closing Date
IDRB
New Jersey Economic Development Authority	$1,620,000

SCHEDULE 8.2.3

Guaranties

•	Guaranty by Advanced Drainage Systems, Inc. (up to $11,000,000, plus 50% of interest, fees and expenses related thereto) of the $22,000,000 credit facility of Tubos y Plásticos Tigre-ADS de Chile Limitada from Itau Corpbanca.

•	Guaranty by Advanced Drainage Systems, Inc. (up to $3,163,527.22, plus 49% of interest, fees and expenses related thereto) of the $6,456,178 credit facility of Tigre-ADS USA Inc. supported by a standby letter of credit issued by PNC Bank, National Association in favor of Banco Bradesco S.A. for the account of Advanced Drainage Systems, Inc.

SCHEDULE 8.2.4

Investments in Non-Loan Parties

The September 30, 1993, $29,500,276 loan by Advanced Drainage Systems, Inc. to the ESOP evidenced by a Limited Recourse Non-Negotiable Note dated September 30, 1993.

Investments by Loan Parties in Non-Loan Parties as of the Closing Date:

Entity	Domicile	Entity Type	Percentage Ownership	Investment in Non- Loan Parties [3]

Advanced Drainage Systems, Inc.
Inlet & Pipe Protection, Inc.	Illinois	Corporation	100%	$2,524
ADS Ventures, Inc.[1]	Delaware	Corporation	100%	$7,327
Green Line Polymers, Inc.	Delaware	Corporation	100%	$27,718
Sewer Tap, Inc.	Oregon	Corporation	100%	$5,797
Spartan Concrete, Inc.	Delaware	Corporation	100%	$1,355
PSA, Inc.	Maine	Corporation	100%	$53
ADS Structures, Inc.	Delaware	Corporation	100%	$5,921
ADS Worldwide, Inc.	Delaware	Corporation	100%	$22,118
Advanced Drainage of Ohio, Inc.	Ohio	Corporation	100%	$18,309
Hancor Holding Corporation
Hancor of Canada, Inc.	Canada	Corporation	100%	$43,834
Hancor, Inc.
Hancor Leasing Corp	Ohio	Corporation	100%	$0
Media Plus, Inc.	Ohio	Corporation	100%	$0
Hancor International, Inc.	Delaware	Corporation	100%	$0
Hancor, Inc.(NV) [2]	Nevada	Corporation	100%	$0
StormTech, LLC
None				$0

Total Investments by Loan Parties in Non-Loan Parties				$134,956

Notes:

[1]	Excludes $43.7 million investment in subsidiaries related to StormTech LLC, which is a Loan Party under the Agreement.
[2]	Inactive.
[3]	Amounts shown in thousands.

EXHIBIT 1.1(A)

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and [INSERT NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may hereafter from time to time be further restated, amended, modified or supplemented, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is a(n) Affiliate of [identify Lender] / Lender / Approved Fund1]

3.	Borrower(s):	ADVANCED DRAINAGE SYSTEMS, INC.

4.	Administrative Agent:	PNC BANK, NATIONAL ASSOCIATION, as the administrative agent under the Credit Agreement

[1]	Select as applicable.

5.	Credit Agreement:	The Second Amended and Restated Credit Agreement dated as of June 22, 2017 among Advanced Drainage Systems, Inc., the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[2]		CUSIP Number
Revolving Credit Commitment	$	$		%

7.	[Trade Date:	][3]

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

[Consented to:][4]

[PNC BANK, NATIONAL ASSOCIATION][5], as Issuing Lender

By:

Name:

Title:

[4]	To be added only if the consent of the Issuing Lender is required by the terms of the Credit Agreement.
[5]	Insert name of Issuing Lender or other Issuing Lenders, if not PNC.

3

[Consented to:][6]

ADVANCED DRAINAGE SYSTEMS, INC.

By:

Name:

Title:

[6]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Loan Lender, Issuing Lender) is required by the terms of the Credit Agreement.

ANNEX 1

ADVANCED DRAINAGE SYSTEMS, INC.

CREDIT FACILITY

STANDARD TERMS AND CONDITIONS

FOR

ASSIGNMENT AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 [Reporting Requirements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase such Assigned Interest and (vii) if Assignee is not incorporated or organized under the Laws of the United States of America or a state thereof, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be deemed to be a contract under the Laws of the State of Ohio and shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of Ohio.

EXHIBIT 1.1(G)(1)

FORM OF

GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT (this “Guarantor Joinder”) is made as of             , 20    , by                     , a                      (the “New Guarantor”).

Background

Reference is made to (i) the Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (as the same may be further restated, modified, supplemented, or amended from time to time, the “Agreement”), by and among ADVANCED DRAINAGE SYSTEMS, INC., a Delaware corporation (the “Borrower”), EACH OF THE GUARANTORS now or hereafter party thereto (the “Guarantors”), THE LENDERS now or hereafter party thereto (the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), (ii) Second Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 22, 2017 (as the same may be further restated, modified, supplemented, or amended from time to time, the “Guaranty Agreement”), of the Guarantors given in favor of the Administrative Agent, (iii) the Second Amended and Restated Intercompany Subordination Agreement, dated as of June 22, 2017 (as the same may be further restated, modified, supplemented, or amended from time to time, the “Intercompany Subordination Agreement”), among the Borrower, the Guarantors and the Administrative Agent, (iv) the Second Amended and Restated Security Agreement, dated as of June 22, 2017 (as the same may be further restated, modified, supplemented, or amended from time to time, the “Security Agreement”), among the Loan Parties (as defined in the Agreement) and PNC Bank, National Association, as collateral agent, (in such capacity, the “Collateral Agent”), (v) the Second Amended and Restated Pledge Agreement, dated as of June 22, 2017 (as the same may be further restated, modified, supplemented, or amended from time to time, the “Pledge Agreement”), among the Loan Parties and the Collateral Agent, (vi) the Second Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of June 22, 2017 (as the same may be further restated, modified, supplemented, or amended from time to time, the “Intercreditor Agreement”), among the Administrative Agent, the Collateral Agent, and the Noteholders (each as defined therein), and as acknowledged and agreed to by the Loan Parties, and (vii) the other Loan Documents referred to in the Agreement (as the same may be modified, supplemented, restated or amended from time to time, the “Loan Documents”).

Agreement

Capitalized terms defined in the Agreement are used herein as defined therein and the rules of construction set forth in Section 1.2 of the Agreement shall apply to this Guarantor Joinder.

New Guarantor hereby becomes a Guarantor under the terms of the Agreement and in consideration of the value of the synergistic and other benefits received by New Guarantor as a result of being or becoming affiliated with the Borrower and the Guarantors, the New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of, a “Loan Party” and a “Guarantor,” jointly and severally with the existing Loan Parties and Guarantors under the Agreement and the Intercreditor Agreement, a “Guarantor,” jointly and severally with the existing Guarantors under the Guaranty Agreement, a “Company” under the Intercompany Subordination Agreement, a ‘“Debtor,” jointly and severally with the existing Debtors under the Security Agreement, [a “Pledgor,” jointly and severally with the existing Pledgors under the Pledge Agreement], a “Company” under the Pledge Agreement and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until Payment In Full and the performance of all other obligations of the Loan Parties under the Loan Documents, New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Agreement, Guaranty Agreement, Intercompany Subordination Agreement, Security Agreement, Pledge Agreement, the Intercreditor Agreement and each of the other Loan Documents jointly and severally with the existing parties thereto. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Section 6 of the Agreement applicable to a Loan Party is true and correct as to New Guarantor on and as of the date hereof and (ii) New Guarantor has heretofore received a true and correct copy of the Agreement, Guaranty Agreement, Intercompany Subordination Agreement, Security Agreement, Pledge Agreement, the Intercreditor Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders, the Administrative Agent and the Collateral Agent, the Agreement, Guaranty Agreement, Intercompany Subordination Agreement, Security Agreement, Pledge Agreement, Intercreditor Agreement and each of the other Loan Documents given by the Guarantors to the Administrative Agent, the Collateral Agent and any of the Lenders.

New Guarantor is simultaneously delivering to the Administrative Agent the documents together with this Guarantor Joinder, required under Sections 8.1.11 and 11.13 of the Agreement.

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be required by the Administrative Agent and the Collateral Agent in its discretion to carry out provisions and purposes of this Guarantor Joinder and the other Loan Documents.

New Guarantor acknowledges and agrees that a telecopy or other electronic transmission to Administrative Agent, the Collateral Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE 1 OF 1 OF GUARANTOR JOINDER

NEW GUARANTOR SHALL CAUSE THE BORROWER TO PROVIDE SUCH ADDITIONAL DOCUMENTS AS REQUIRED BY SECTION 11.13 OF THE AGREEMENT.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and delivered the same to the Administrative Agent, in its capacity as Administrative Agent for the benefit of the Lenders and to the Collateral Agent for the ratable benefit of the Secured Parties (as defined in and to the extent provided in the Intercreditor Agreement, as of the date and year first above written.

By:

Name:

Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Collateral Agent

By:

Name:

Title:

3

EXHIBIT 1.1(G)(2)

FORM OF

SECOND AMENDED AND RESTATED CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

THIS SECOND AMENDED AND RESTATED CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP (the “Guaranty”), dated as of this 22nd day of June, 2017, is jointly and severally given by EACH OF THE UNDERSIGNED AND EACH OF THE OTHER PERSONS WHICH BECOMES A GUARANTOR HEREUNDER FROM TIME TO TIME (each a “Guarantor” and collectively, the “Guarantors”) in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (the “Administrative Agent”) in connection with that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, by and among Advanced Drainage Systems, Inc., Delaware corporation (the “Borrower”), the Guarantors (as defined therein) now or hereafter party thereto, the Lenders (as defined therein) now or hereafter party thereto (the “Lenders”), and the Administrative Agent (as further amended, restated, modified, or supplemented from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.

1. Guarantied Obligations. To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Loan Parties under the Credit Agreement, each Guarantor hereby, jointly and severally, unconditionally and irrevocably guaranties to the Administrative Agent, each Lender and each Affiliate of such Lender providing any Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge, or any Other Lender Provided Financial Service Products, and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all of the following: (i) all now existing and hereafter arising Obligations of the Borrower to the Administrative Agent, the Lenders, or any of their respective Affiliates under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, indemnities, expenses or otherwise, of the Borrower to the Administrative Agent, the Lenders, or any of their respective Affiliates, now existing or hereafter incurred under the Credit Agreement or the Notes or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities and Indebtedness arising from any extensions of credit under or in connection with any of the Loan Documents from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of the Borrower with respect to any one or more Letters of Credit issued by the Issuing Lender, the Administrative Agent or any Lender or any of their respective Affiliates; (iii) all indebtedness, loans, obligations, expenses and liabilities of the Borrower to the Administrative Agent or any of the Lenders, or any such Affiliates, arising out of any Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge, and any Other Lender Provided Financial Service Product; and (iv) any sums advanced by the Administrative Agent or the Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Guaranty or any other Loan Document or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the foregoing (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the “Guarantied Obligations” and each as a “Guarantied Obligation”). Notwithstanding the foregoing provisions in this definition, Guarantied Obligations shall not include Excluded Hedge Liability or Liabilities. Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty even if the Administrative Agent or any of the Lenders (or any one or more assignees or transferees thereof) from time to time assigns or otherwise transfers all or any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person. In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows:

2. Guaranty. Each Guarantor hereby promises to pay and perform all such Guarantied Obligations when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) immediately upon demand of the Administrative Agent and the Lenders or any one or more of them. All payments made hereunder shall be made by each Guarantor in immediately available funds in United States Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature. Notwithstanding any provision to the contrary contained herein, to the extent that any of the undersigned or any other Guarantor is a Foreign Holding Company (as defined in the Credit Agreement), then recourse under the guarantee provided for herein by each such Foreign Holding Company shall be limited to the Collateral pledged to the Collateral Agent by such Foreign Holding Company under the other Loan Documents.

3. Representations and Warranties of Guarantors. The Guarantors, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

(a) Power and Authority. Each of the Guarantors has full power to enter into, execute, deliver and carry out this Guaranty and the other Loan Documents to which it is a party, and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

2

(b) Validity and Binding Effect. This Guaranty and each of the other Loan Documents to which each Guarantor is a party (i) has been duly and validly executed and delivered by each Guarantor which is a party thereto, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Guarantor which is or will be a party thereto, enforceable against such Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c) No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Guaranty or the other Loan Documents by any Guarantor party thereto nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Guarantor, or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Guarantor is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Guarantor (other than Liens granted under such Loan Documents). No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and performance of this Guaranty and the other Loan Documents to which each Guarantor is a party except (A) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date, (B) for those approvals, consents, exemptions, registrations, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and (C) with respect carrying out only, approvals, consents, exemptions, registrations, authorizations, actions, notices and filings, which are not material to the operation of the Guarantors or the rights of the Collateral Agent, the Issuing Lender or the Lenders.

4. Obligations Absolute. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, the Borrower, any Guarantor or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or

3

subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of, or any release, surrender, exchange, compromise or settlement of, any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or renewals, extensions, refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

(c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower, any Guarantor or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

(d) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any other action or inaction by any of the Administrative Agent or the Lenders, or any of them, or any other Person in respect of any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, “direct or indirect security” for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower, any Guarantor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower, any Guarantor or any other Person; or any action taken or election made by the Administrative Agent or the

4

Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower, any Guarantor or any other Person in connection with any such proceeding;

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower, any Guarantor or any other person with respect to any Loan Document or any of the Guarantied Obligations; or, subject to Section 6 hereof, any discharge by operation of law or release of the Borrower, any Guarantor or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only Payment In Full. Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished. Each Guarantor consents to, and approves of, each of its Subsidiaries entering into and performing its obligations under the Loan Documents to which each such Subsidiary is a party.

5. Waivers, etc. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 4 hereof. Without limitation and to the fullest extent permitted by applicable Law, each Guarantor waives each of the following:

(a) All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following: any notice of any event or circumstance described in Section 4 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Borrower, any Guarantor or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower, any Guarantor or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against the Borrower, any Guarantor or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower, any Guarantor or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

5

(c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against the Borrower, any Guarantor or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

(d) Any and all defenses any Guarantor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

6. Reinstatement. This Guaranty is a continuing obligation of each of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon Payment In Full, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or the Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, the Borrower, any Guarantor or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

7. Subrogation. No Guarantor shall, and each Guarantor waives and agrees that it will not, exercise any rights against the Borrower or any other Guarantor arising in connection with, or any Collateral securing, the Guarantied Obligations (including rights of subrogation, contribution, and the like, whether under any other agreement, contract or arrangement, available at law or in equity, or otherwise) until the Guarantied Obligations have been Paid In Full. If any amount shall be paid to any Guarantor by or on behalf of the Borrower or any other Guarantor by virtue of any right of subrogation, contribution, or the like, whether under any other agreement, contract or arrangement, available at law or in equity, or otherwise, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

8. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Borrower, any Guarantor or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

6

9. Taxes. Each Guarantor hereby agrees to be bound by the provisions of Section 5.9 [Taxes] of the Credit Agreement and shall make all payments free and clear of Taxes as provided therein.

10. Notices. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Administrative Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

11. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of signature pages hereto purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

12. Setoff, Default Payments by Borrower.

(a) In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Administrative Agent and the Lenders, or any of them, shall have the right from time to time, to the fullest extent permitted by law, without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Lender or the Administrative Agent, or any subsidiary or affiliate of any Lender or the Administrative Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Administrative Agent or any Lender or any Subsidiary or Affiliate thereof. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Administrative Agent or the Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to any Guarantor, whether such obligation to such Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Administrative Agent and the Lenders, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Administrative Agent or any of the Lenders. The rights of the Administrative Agent and the Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker’s lien) which the Administrative Agent and the Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker’s lien of the Administrative Agent and the Lenders, or any of them. Each of the Guarantors hereby agrees

7

that, to the fullest extent permitted by Law, any affiliate or subsidiary of the Administrative Agent or any of the Lenders and any holder of a participation in any Guarantied Obligation or in any obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as the Administrative Agent and the Lenders as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of such Guarantor).

(b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of the Borrower or another Guarantor, such amount shall be held in trust for the benefit of each Lender and the Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations when due and payable.

13. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreements or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

14. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and the Lenders, or any of them, and their successors and assigns, except that no Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. Without limitation of the foregoing, the Administrative Agent and the Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other Person and such Guarantied Obligations (including any Guarantied Obligations resulting from an extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.

15. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Guaranty shall be deemed to be a contract under the Laws of the State of Ohio and shall for all purposes be governed by and construed and enforced in accordance with the Laws of the State of Ohio without regard to its conflicts of laws principles.

(b) Certain Waivers. Each Guarantor hereby irrevocably:

(i) Consents and submits to the nonexclusive jurisdiction of any U.S. federal or Ohio state court sitting in Franklin County, Ohio, and waives personal service of any and all process upon it and consents that all such service of process be made by certified

8

or registered mail directed to the Borrower at the address provided for in the Credit Agreement and service so made shall be deemed to be completed upon actual receipt thereof;

(ii) Waives any objection to jurisdiction and venue of any action instituted against it in any court referred to in Section 15(b)(i) and agrees not to assert any defense based on lack of jurisdiction or venue; and

(iii) WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

16. Severability; Modification to Conform to Law.

(a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law without in any manner affecting the validity or enforceability or such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b) Without limitation of the preceding Subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of a Guarantor’s obligations hereunder invalid, voidable, or unenforceable on account of the amount of such Guarantor’s aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such Guarantor’s liability shall, without any further action by the Administrative Agent or any of the Lenders or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

(i) the fair consideration actually received by such Guarantor under the terms and as a result of the Loan Documents and the value of the benefits described in this Section 16(b) hereof, including (and to the extent not inconsistent with applicable federal and state Laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Loan Documents, or

(ii) the excess of (A) the amount of the fair value of the assets of such Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors as in effect

9

on the date hereof, over (B) the amount of all liabilities of such Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state Laws governing the insolvency of debtors as in effect on the date hereof.

(c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor’s obligations hereunder as to each element of such assertion.

17. Additional Guarantors. At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Lenders a Guarantor Joinder pursuant to the Credit Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor, and each Guarantor hereby consents thereto.

18. Joint and Several Obligations. Each of the obligations and additional liabilities of each and every Guarantor under this Guaranty are joint and several obligations of the Guarantors, and each Guarantor hereby waives to the full extent permitted by Law any defense such Guarantor may otherwise have to the payment and performance of the Guarantied Obligations that such Guarantor’s liability hereunder is limited and not joint and several. Each Guarantor acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans and other financial accommodations under the Loan Documents, and that the Administrative Agent and each Lender is relying on each specific waiver and all such waivers in entering into this Guaranty. The undertakings of each Guarantor hereunder secure the obligations of itself and the other Guarantors. The Administrative Agent, on behalf of the Lenders, may, in its sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue the Borrower or any other Guarantor, and such an election by the Administrative Agent shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Guarantor. Each of the Lenders and the Administrative Agent hereby reserves all rights against each Guarantor.

19. Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a) Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Guarantor certifies as of the date hereof that the representations and warranties made therein with respect to such Guarantor are true and correct in all material respects, provided, however, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Change, such representation or warranty shall be true and correct in all respects. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

(b) Each Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with the Borrower and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

10

20. Miscellaneous.

(a) Generality of Certain Terms. As used in this Guaranty, the terms “hereof”, “herein” and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term “including”, as used herein, is not a term of limitation and means “including without limitation”.

(b) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent and the requisite Lenders pursuant to Section 11.1 [Modifications, Amendments or Waivers] of the Credit Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Administrative Agent or the Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Administrative Agent and the Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by Law, or otherwise.

(c) Telecommunications. Each Lender and the Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy, electronic or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

(d) Expenses. Each Guarantor unconditionally agrees to pay all out of pocket costs and expenses, including reasonable attorney’s fees incurred by the Administrative Agent or any of the Lenders or any other Indemnitee in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Lender and the Administrative Agent and each other Indemnitee for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and legal fees of counsel to any Lender or the Administrative Agent or other Indemnitee), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or the Administrative Agent or other Indemnitee (A) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof; (B) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Guarantor or the Borrower; (C) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Lender or the

11

Administrative Agent or any other Indemnitee hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or the Borrower or the Administrative Agent or any Lender or any other Indemnitee of any Law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person.

(e) Prior Understandings. This Guaranty, the Credit Agreement and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

(f) Survival. All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.

(g) This Guaranty hereby amends and restates, in its entirety, the existing Amended and Restated Continuing Agreement of Guaranty and Suretyship Agreement, dated as of June 12, 2013 (the “Existing Guaranty Agreement”), by and among the parties thereto, and the parties hereto agree and acknowledge that this Guaranty is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the guarantees, Liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Existing Guaranty or under the Credit Agreement or any of the other Loan Documents (except in each case as expressly modified in accordance with the Credit Agreement and the other Loan Documents amended in connection therewith).

[SIGNATURE PAGE FOLLOWS]

12

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CONTINUING

AGREEMENT

OF GUARANTY AND SURETYSHIP]

IN WITNESS WHEREOF, each Guarantor, intending to be legally bound, has executed this Guaranty as of the date first above written with the intention that this Guaranty constitute a sealed instrument.

HANCOR HOLDING CORPORATION

By:

Name:

Title:

HANCOR, INC.

By:

Name:

Title:

STORMTECH LLC

By:

Name:

Title:

ACCEPTED AND AGREED:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

EXHIBIT 1.1(I)

FORM OF

SECOND AMENDED AND RESTATED INTERCOMPANY SUBORDINATION

AGREEMENT

THIS SECOND AMENDED AND RESTATED INTERCOMPANY SUBORDINATION AGREEMENT (the “Agreement”)is dated as of June 22, 2017 and is made by and among ADVANCED DRAINAGE SYSTEMS, INC., a Delaware corporation (“ADS”), EACH GUARANTOR (as defined in the Credit Agreement, as defined herein), EACH PERSON WHO HEREAFTER BECOMES A GUARANTOR UNDER THE CREDIT AGREEMENT (ADS and each Guarantor being individually referred to herein as a “Company” and collectively as the “Companies”), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement).

WITNESSETH THAT:

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement by and among ADS, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and the Administrative Agent, dated as of the date hereof (as it may be hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders intend to make Loans and grant other financial accommodations to the Loan Parties; and

WHEREAS, the Companies are or may become indebted to each other (the indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof and all other obligations and other amounts payable by any Company to any other Company are hereinafter collectively referred to as the “Subordinated Indebtedness”); and

WHEREAS, the obligations of the Lenders to maintain the Commitments and make Loans and grant other financial accommodations to the Loan Parties from time to time are subject to the condition, among others, that the Companies subordinate the Subordinated Indebtedness to the Obligations (the “Senior Debt”) in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Defined Terms. Each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.

2. Subordinated Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Subordinated Indebtedness shall be subordinate and subject in right of Payment In Full pursuant to the provisions contained herein.

3. Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to such Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of such Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of such Company (a Company distributing assets as set forth herein being referred to in such capacity as a “Distributing Company”), then and in any such event, the Administrative Agent shall be entitled to receive, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, Payment In Full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Subordinated Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Subordinated Indebtedness, and to that end, the Administrative Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.

4. No Commencement of Any Proceeding. Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Lenders and the Administrative Agent in commencing, any proceeding, including those described in Section 3, or other enforcement action of any kind against any other Company.

5. Prior Payment of Senior Debt Upon Acceleration of Subordinated Indebtedness. If any portion of the Subordinated Indebtedness owed by any Company becomes or is declared due and payable before its stated maturity, then and in such event the Administrative Agent and the Lenders shall be entitled to receive Payment In Full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Subordinated Indebtedness is entitled to receive any payment thereon.

6. No Payment When Senior Debt in Default. If any Event of Default or Potential Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Subordinated Indebtedness, unless the Required Lenders shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Company owing such Subordinated Indebtedness on account of principal or interest on any portion of the Subordinated Indebtedness.

7. Payment Permitted if No Default. Nothing contained in this Agreement shall prevent any Company, at any time except during the pendency of any of the conditions described in Sections 3, 5 and 6, from making the regularly scheduled payments of principal of or interest on any portion of the Subordinated Indebtedness, or the retention thereof by any Company of any money deposited with it for the payment of or on account of the principal of or interest on the Subordinated Indebtedness.

2

8. Receipt of Prohibited Payments. If, notwithstanding the foregoing provisions of Sections 3, 5, 6 and 7, a Company that is owed Subordinated Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement and the other Loan Documents.

9. Rights of Subrogation. Each Company agrees that no payment or distribution to the Administrative Agent or the Lenders pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been Paid In Full.

10. Instruments Evidencing Subordinated Indebtedness. Each Company shall cause each instrument that now or hereafter evidences all or a portion of the Subordinated Indebtedness to be conspicuously marked as follows:

“This instrument is subject to the terms of a Second Amended and Restated Intercompany Subordination Agreement, dated as of June     , 2017, in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders referred to therein, which Second Amended and Restated Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of said Second Amended and Restated Intercompany Subordination Agreement.”

Each Company will further mark its books of account in such a manner as shall be effective to give proper notice to the effect of this Agreement.

11. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Administrative Agent and the Lenders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Administrative Agent and the Lenders, the obligation of the Companies to each other to pay the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Administrative Agent and the Lenders, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted

3

by applicable Law upon default under any agreement pursuant to which the Subordinated Indebtedness is created, subject to the rights, if any, under this Agreement of the Administrative Agent and the Lenders to receive cash, property or securities otherwise payable or deliverable with respect to the Subordinated Indebtedness.

12. No Implied Waivers of Subordination. No right of the Administrative Agent or any Lender to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Administrative Agent or any Lender, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Subordinated Indebtedness is created, regardless of any knowledge thereof with which the Administrative Agent or any Lender may have or be otherwise charged with. Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or agree to compromise, the obligations of the other Companies with respect to their Subordinated Indebtedness, other than by means of payment of such Subordinated Indebtedness according to its terms, without the prior written consent of the Administrative Agent.

Without in any way limiting the generality of the foregoing paragraph, the Administrative Agent or any of the Lenders may, at any time and from time to time, without the consent of or notice to any of the Companies, without incurring responsibility to any of the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Administrative Agent and the Lenders, do any one or more of the following: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any Person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other Person.

13. Additional Subsidiaries. The Companies covenant and agree that they shall cause Subsidiaries required to join this Agreement pursuant to Section 8.1.11 [Additional Guarantors] or otherwise under the Credit Agreement, to execute a Guarantor Joinder in substantially the form of Exhibit 1.1(G)(1) to the Credit Agreement, whereby such Subsidiary joins this Agreement and subordinates all Indebtedness owed to any such Subsidiary by any of the Companies or other Subsidiaries hereafter created or acquired to the Senior Debt.

14. Continuing Force and Effect. This Agreement shall continue in force until all of the Senior Debt is Paid In Full, it being contemplated that this Agreement be of a continuing nature.

15. Modification, Amendments or Waivers. No amendment to or waiver of any provision of this Agreement, and no consent to any departure by any Company herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent and the requisite Lenders pursuant to Section 11.1 [Modifications, Amendments or Waivers] of the Credit Agreement. Any such agreement, waiver or consent made with such written consent being effective to bind all the Lenders.

4

16. Expenses. Each Company, unconditionally and jointly and severally, agrees upon demand to pay to the Administrative Agent and the Lenders the amount of any and all out-of-pocket costs, expenses and disbursements for which reimbursement is customarily obtained, including reasonable fees and expenses of counsel (including the allocated costs of staff counsel), which the Administrative Agent or any of the Lenders may incur in connection with (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder, or (c) the failure by any Company to perform or observe any of the provisions hereof.

17. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

18. Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of Ohio and shall for all purposes shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

19. Successors and Assigns. This Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and the obligations of the Companies shall be binding upon their respective successors and permitted assigns, provided, that no Company may assign or transfer its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. The duties and obligations of the Companies may not be delegated or transferred by the Companies without the written consent of the Lenders and any such delegation or transfer without such consent shall be null and void.

20. Joint and Several Obligations. Each of the obligations of each and every Company under this Agreement is joint and several. The Administrative Agent, acting on behalf of the Lenders, in its sole discretion, may elect to enforce this Agreement against any Company without any duty or responsibility to pursue any other Company and such an election by the Administrative Agent shall not be a defense to any action the Administrative Agent may elect to take against any Company. Each of the Lenders and the Administrative Agent hereby reserve all right against each Company.

21. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

22. Attorneys-in-Fact. Each Company hereby authorizes and empowers the Administrative Agent, at the election of the Administrative Agent and in the name of either the Administrative Agent, for the benefit of the Administrative Agent and the Lenders as their

5

respective interests may appear, or in the name of each such Company as is owed Subordinated Indebtedness, to execute and file proofs and documents and take any other action the Administrative Agent may deem advisable to completely protect the Administrative Agent’s and the Lenders’ interests in the Subordinated Indebtedness and the right of the Administrative Agent and the Lenders of enforcement thereof, and to that end each Company hereby irrevocably makes, constitutes and appoints the Administrative Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Company hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Administrative Agent, its officers, employees or agents pursuant to the foregoing power of attorney. Each Company acknowledges and agrees that (a) the power of attorney herein granted shall in no way be construed as to benefit such Company; (b) the Administrative Agent herein granted this power of attorney shall have no duty to exercise any powers granted hereunder for the benefit of such Company; and (c) the Administrative Agent herein granted this power of attorney shall, to the extent exercisable, exercise any and all powers granted hereunder for the benefit of the Administrative Agent and the Lenders. The Administrative Agent hereby accepts this power of attorney and all powers granted hereunder for the benefit of the Administrative Agent and the Lenders.

23. Application of Payments. In the event any payments are received by the Administrative Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.

24. Remedies. In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Lenders, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent on behalf of the Lenders at law may not fully compensate the Administrative Agent on behalf of the Lenders for the damages they may suffer in the event of a breach hereof.

25. Consent to Jurisdiction; Waiver of Jury Trial. EACH COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR OHIO STATE COURT SITTING IN FRANKLIN COUNTY, OHIO, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL

6

COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

26. Notices. All notices, statements, requests and demands and other communications given to or made upon the Companies, the Administrative Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made in the manner as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

27. Amendment and Restatement; No Novation. This Agreement hereby amends and restates, in its entirety, the existing Amended and Restated Intercompany Subordination Agreement, dated as of June 12, 2013 (the “Existing Intercompany Subordination Agreement”), by and among the parties thereto, and the parties hereto agree and acknowledge that this Agreement is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the Liens, guarantees, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Existing Intercompany Subordination Agreement or under the Credit Agreement or any of the other Loan Documents (except in each case as expressly modified in accordance with the Credit Agreement and the other Loan Documents amended in connection therewith).

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

7

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

INTERCOMPANY SUBORDINATION AGREEMENT]

WITNESS the due execution hereof as of the day and year first above written.

COMPANIES:

ADVANCED DRAINAGE SYSTEMS, INC.

By:

Name:

Title:

HANCOR HOLDING CORPORATION

By:

Name:

Title:

HANCOR, INC.

By:

Name:

Title:

STORMTECH LLC

By:

Name:

Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

INTERCOMPANY SUBORDINATION AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

EXHIBIT 1.1(N)(1)

FORM OF

REVOLVING CREDIT NOTE

$	Columbus, Ohio

June 22, 2017

FOR VALUE RECEIVED, the undersigned, ADVANCED DRAINAGE SYSTEMS, INC., a Delaware corporation (herein called the “Borrower”), hereby unconditionally promises to pay to the order of                      (herein called the “Bank”), the lesser of (i) the principal sum of                      (US$                    ), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Bank to the Borrower pursuant to Section 2.1.1 of the Second Amended and Restated Credit Agreement among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association as Administrative Agent (hereinafter referred to in such capacity as the “Administrative Agent”), dated as of June 22, 2017 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), payable on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement. Upon the occurrence of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Note and all other obligations due and payable to the Bank pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest will accrue before and after any judgment has been entered with respect to this Note.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the Administrative Agent, in the same currency (whether Dollars or the applicable Optional Currency) in which such Revolving Credit Loan was made in immediately available funds.

This Note is one of the Notes referred to in, is subject to the provisions of, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to the “Borrower”, the “Administrative Agent” and the “Bank” shall be deemed to apply to the Borrower, the Administrative Agent and the Bank, respectively, and their respective successors and assigns.

The Borrower acknowledges and agrees that a telecopy transmission to the Administrative Agent or the Bank of signature page hereof purporting to be signed on behalf of the Borrower shall constitute effective and binding execution and delivery hereof by the Borrower.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of Ohio without regard to its conflicts of laws principles.

[This Note amends and restates that certain Revolving Credit Note, dated             , 201    , in the original principal amount of $         payable to the order of the Bank (the “Existing Note”). However, without duplication, this Note shall in no way extinguish, cancel or satisfy the Borrower’s unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or guaranty with respect to the Borrower’s obligations hereunder and under any other document relating hereto (except in each case as expressly modified in accordance with the Credit Agreement and the other Loan Documents amended in connection therewith). Payment in full and satisfaction of all obligations under this Note shall also be deemed to be payment in full and satisfaction of the Existing Note.]

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE - REVOLVING CREDIT NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that this Note constitutes a sealed instrument.

ADVANCED DRAINAGE SYSTEMS, INC.

By:

Name:

Title:

EXHIBIT 1.1(N)(2)

FORM OF

SWING LOAN NOTE

$50,000,000.00	Columbus, Ohio

June 22, 2017

FOR VALUE RECEIVED, the undersigned, ADVANCED DRAINAGE SYSTEMS, INC., a Delaware corporation (herein called the “Borrower”), hereby unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (herein called the “Bank”), on demand, the lesser of the principal sum of Fifty Million and 00/100 Dollars (US$50,000,000.00) or the aggregate unpaid principal amount of all Swing Loans made by the Bank to the Borrower pursuant to Section 2.1.2 of the Second Amended and Restated Credit Agreement among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and the Bank, as Administrative Agent (hereinafter referred to in such capacity as the “Administrative Agent”), dated as of June 22, 2017 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate provided in the Credit Agreement. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings assigned to such terms in the Credit Agreement.

Interest hereon will be payable at the times specified in the Credit Agreement. After request for payment of any principal hereof or interest hereon shall have been made by the Bank or upon the occurrence of an Event of Default, such amount shall thereafter bear interest at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest will accrue before and after any judgment has been entered with respect to this Note.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

This Note is the Swing Loan Note referred to in, is subject to the provisions of, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants conditions, security interests and Liens contained or granted therein. This Note shall be payable on demand and regardless of whether or not an Event of Default has occurred and is continuing.

The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to the “Borrower”, the “Administrative Agent” and the “Bank” shall be deemed to apply to the Borrower, the Administrative Agent and the Bank, respectively, and their respective successors and assigns.

The Borrower acknowledges and agrees that a telecopy transmission to the Administrative Agent or the Bank of signature page hereof purporting to be signed on behalf of the Borrower shall constitute effective and binding execution and delivery hereof by the Borrower.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of Ohio without regard to its conflicts of laws principles.

This Note amends and restates that certain Swing Loan Note, dated, June 12, 2013, in the original principal amount of $20,000,000 payable to the order of the Bank (the “Existing Note”). However, without duplication, this Note shall in no way extinguish, cancel or satisfy the Borrower’s unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or guaranty with respect to the Borrower’s obligations hereunder and under any other document relating hereto (except in each case as expressly modified in accordance with the Credit Agreement and the other Loan Documents amended in connection therewith). Payment in full and satisfaction of all obligations under this Note shall also be deemed to be payment in full and satisfaction of the Existing Note.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE - SWING LOAN NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that this Note constitutes a sealed instrument.

ADVANCED DRAINAGE SYSTEMS, INC.

By:

Name:

Title:

EXHIBIT 1.1(P)

FORM OF

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

THIS SECOND AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of June 22, 2017, (as further restated, amended, modified or supplemented from time to time, the “Agreement”), is given by EACH OF THE UNDERSIGNED PARTIES LISTED ON THE SIGNATURE PAGES HERETO and EACH OF THE OTHER PERSONS AND ENTITIES THAT BECOMES BOUND HEREBY FROM TIME TO TIME by joinder, assumption or otherwise (each a “Pledgor” and collectively the “Pledgors”), as a Pledgor of the each of the Companies (as defined herein), to PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

RECITALS:

WHEREAS, Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”), is a party to that certain Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (as it may be further amended, restated, replaced, modified and supplemented from time to time, the “Domestic Credit Agreement”), with certain subsidiaries of the Borrower from time to time party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), the other agents party thereto, and the other lenders from time to time party thereto (collectively, the “Domestic Facility Lenders”) pursuant to which the Domestic Facility Lenders are providing, among other things, for revolving credit loans (including a letter of credit subfacility and a swing loan subfacility) in an aggregate amount not to exceed $550,000,000, as the same may be increased (or potential term loans could be added) to an aggregate amount not to exceed $700,000,000 pursuant to the terms of the Domestic Credit Agreement, which revolving credit loans and possible added term loans may be evidenced by notes (as may be amended, restated, replaced, modified, supplemented, extended and increased from time to time, the “Bank Notes”); and

WHEREAS, ADS Mexicana S.A. de C.V., a Mexican corporation, is party to that certain Second Amended and Restated Credit Agreement, dated as of June 12, 2013 (as it may be further amended, restated, replaced, modified and supplemented from time to time, the “Mexican Credit Agreement”), with PNC Bank, National Association, as Administrative Agent (in such capacity, the “Mexican Facility Agent”), the other agents party thereto, and the other lenders from time to time party thereto (collectively, the “Mexican Facility Lenders”) pursuant to which the Mexican Facility Lenders are providing, among other things, for revolving credit loans (including a letter of credit subfacility) in an aggregate amount not to exceed $12,000,000, which revolving credit loans may be evidenced by notes (as may be amended, restated, replaced, modified, supplemented, extended and increased from time to time, the “Mexican Bank Notes”); and

WHEREAS, the Borrower has entered into a Second Amended and Restated Private Shelf Agreement dated as of June 22, 2017 (as amended, restated, replaced, modified and supplemented from time to time, the “Note Agreement”) pursuant to which the Borrower issued and sold to each of the Noteholders (as defined in the Intercreditor Agreement (as defined below)) the Borrower’s 5.60% Senior Series A Secured Notes due September 24, 2018 in the original aggregate principal amount of $75,000,000 (such notes, as amended, restated, replaced, modified and supplemented from time to time, the “Series A Notes”) and 4.05% Senior Series B Secured Notes due September 24, 2019 in the original aggregate principal amount of $25,000,000 (such notes, as amended, restated, replaced, modified and supplemented from time to time, the “Series B Notes”) and pursuant to which the Borrower may from time to time hereafter issue and sell one or more additional series of Shelf Notes (as defined therein) (such notes, as amended, restated, replaced, modified and supplemented from time to time, the “Shelf Notes”; and, collectively with the Series A Notes and the Series B Notes, the “Senior Notes”); and

WHEREAS, the Bank Obligations (as defined in the Intercreditor Agreement) under the Domestic Credit Agreement, the Mexican Credit Agreement and the other Bank Loan Documents (as defined in the Intercreditor Agreement) have been absolutely, unconditionally and irrevocably guaranteed by certain Subsidiaries and Affiliates (each as defined in the Intercreditor Agreement) of the Borrower (each a “Bank Guarantor” and collectively, the “Bank Guarantors”) pursuant to one or more guaranties (as may be amended, restated, replaced, modified, and supplemented from time to time and including all joinders thereto, collectively, the “Lender Guaranty Agreements”); and

WHEREAS, the Noteholders’ Obligations (as defined in the Intercreditor Agreement) under the Note Agreement and the other Senior Note Documents (as defined in the Intercreditor Agreement) have been absolutely, unconditionally and irrevocably guaranteed by certain Subsidiaries and Affiliates of the Borrower (the “Noteholder Guarantors”) pursuant to one or more guaranties (as may be amended, restated, replaced, modified, and supplemented from time to time and including all joinders thereto, collectively, the “Noteholder Guaranty Agreements”); and

WHEREAS, the Pledgors, the Administrative Agent, the Mexican Facility Agent, the Collateral Agent, and the Noteholders are entering into that certain Second Amended and Restated Intercreditor and Collateral Agency Agreement of even date herewith (as may be further amended, restated, supplemented or modified from time to time, the “Intercreditor Agreement”) which among other things, appoints PNC Bank, National Association as the Collateral Agent thereunder and sets forth certain responsibilities and obligations of the Collateral Agent and establishes among the Secured Parties their respective rights with respect to certain payments that may be received by the Collateral Agent in respect of the Collateral (as defined therein), including without limitation, the Pledged Collateral (as defined below); and

WHEREAS, each Pledgor owns the outstanding capital stock, member interests and partnership interests of the Companies as set forth on Schedule A attached hereto and made a part hereof, as updated from time to time in accordance with the terms of this Agreement; and

WHEREAS, as a condition to and to induce the Administrative Agent and the Domestic Facility Lenders to enter into the Domestic Credit Agreement, and as a condition to and to induce the Noteholders to enter into the Note Agreement, each Pledgor has agreed to pledge and grant a security interest in the Pledged Collateral and other property as security for the Senior Secured Obligations (as defined in the Intercreditor Agreement).

2

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Recitals; Defined Terms.

(a) The Recitals set forth above are hereby incorporated in this Agreement as if fully set forth herein.

(b) Except as otherwise expressly provided herein, (i) capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Intercreditor Agreement and (ii) the rules of construction set forth in Section 1.2 [Other Interpretive Provisions] of the Intercreditor Agreement shall apply to this Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in Article 8 and Article 9 of the Uniform Commercial Code as enacted in Ohio as amended from time to time, except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters (the “Code”).

“CFC” and “CFCs” shall mean one or more Controlled Foreign Corporations, as such term in Section 957 of the Internal Revenue Code of 1986, as amended.

“Company” and “Companies” shall mean one or more of the entities issuing any of the Collateral which is or should be (in accordance with Section 5(g) hereto) described on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement.

“Domestic Subsidiary” shall mean a Subsidiary that is organized or formed under the laws of the United States of America or any state thereof.

“Financing Documents” shall mean (i) the Note Agreement and the Senior Notes, (ii) the Noteholder Guaranty Agreements, (iii) the Domestic Credit Agreement and the Domestic Bank Notes, (iv) the Mexican Credit Agreement and the Mexican Bank Notes, (v) the Lender Guaranty Agreements, (vi) any Lender Provided Interest Rate Hedge, (vii) any Lender Provided Foreign Currency Hedge, (viii) any Other Lender Provided Financial Service Product, (ix) this Agreement and the other Security Documents, and (x) any amendments, restatements, supplements or other modifications in respect of the foregoing.

“Foreign Company” shall mean one or more of the entities issuing any of the Pledged Collateral which is not organized under the laws of any state of the United States of America which is or should be (in accordance with Section 5(g) hereto) described on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement.

“Foreign Holding Company” shall mean one or more Persons which has as its principal purpose the holding of ownership interest in one or more CFCs and has no other material assets or operations, and shall include, as of the date hereof, ADS Worldwide, Inc., and ADS International, Inc.

“Payment In Full” shall have the meaning assigned to such term in Section 2.

3

“Permitted Lien” shall mean Liens for taxes, assessments, customs duties or similar charges incurred in the ordinary course of business which are not yet due and payable but only to the extent any applicable statute provides for a Lien on any of the Pledged Collateral.

“Pledged Collateral” shall mean and include the following: (i) the capital stock, shares, securities, investment property, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests owned or held by each Pledgor at any time and listed on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement, all capital stock, shares, securities, investment property, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests in each Company owned or held by each Pledgor at any time and any and all other securities, shares, capital stock, investment property, member interests, partnership interests and other ownership interests hereafter pledged by a Pledgor to the Collateral Agent, (ii) all rights and privileges pertaining thereto, including all present and future securities, shares, capital stock, investment property, dividends, distributions and other ownership interests receivable in respect of or in exchange for any of the foregoing, all present and future rights to subscribe for securities, shares, capital stock, investment property or other ownership interests incident to or arising from ownership of any of the foregoing, all present and future cash, interest, stock or other dividends or distributions paid or payable on any of the foregoing, and all present and future books and records (whether paper, electronic or any other medium) pertaining to any of the foregoing, including all stock record and transfer books and (iii) whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, thereof; provided, however, that in no event shall any of the capital stock, shares, securities, investment property, member interests, partnership interests, and all other ownership or participation interests issued by any Foreign Holding Company, by ADS Latina, LLC, a Delaware corporation, by BaySaver Technologies, LLC, a Delaware limited liability company (unless BaySaver Technologies, LLC becomes a wholly-owned Subsidiary), or by any Foreign Company that is not a first-tier Subsidiary directly owned by a Pledgor, be pledged hereunder or otherwise constitute Pledged Collateral, nor shall any rights and privileges pertaining to any such equity interests, or any assets received in respect thereof, be pledged hereunder or otherwise constitute Pledged Collateral.

“Secured Party” shall mean any one of the Administrative Agent, the Mexican Facility Agent, the Domestic Facility Lenders, the Mexican Facility Lenders, the Noteholders and any other holders of Senior Notes, the Lender Affiliates, the Collateral Agent, and any successors and permitted assigns to the interests in the Senior Secured Obligations owing to any such Persons.

2. Grant of Security Interests.

(a) To secure on a first priority (subject to Permitted Liens) perfected basis the indefeasible payment and performance in full of all Senior Secured Obligations when due (whether at stated maturity, by acceleration or otherwise) (“Payment In Full”), each Pledgor hereby grants to the Collateral Agent a continuing first priority (subject to Permitted Liens) security interest under the Code in and hereby pledges to the Collateral Agent, in each case for the ratable benefit of each of the Secured Parties to the extent provided in the Intercreditor

4

Agreement, all of such Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral whether now or hereafter existing and wherever located. Notwithstanding anything to the contrary contained in any Financing Document, the Senior Secured Obligations shall not include any Excluded Hedge Liabilities (as defined in the Domestic Credit Agreement) or Excluded Swap Obligations (as defined in the Mexican Credit Agreement).

(b) Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Collateral Agent (or with a Person designated by the Collateral Agent to hold the Pledged Collateral on behalf of the Collateral Agent) in pledge, all of such Pledgor’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers, instruments or other documents signed in blank by such Pledgor. In the event that any Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, such Pledgor shall promptly deliver to and deposit with the Collateral Agent in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.

(c) Notwithstanding anything to the contrary contained in this Agreement (i) the Pledged Collateral issued by any one Foreign Company shall not exceed sixty-five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitled to vote issued by such Foreign Company, and (ii) this Agreement shall not apply to any such stock, shares, securities, member interests, partnership interests or ownership interests which are in excess of such sixty-five percent (65%) limitation. To the extent the Collateral Agent receives more than sixty-five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitle to vote issued by any Foreign Company, the Collateral Agent shall return such excess stock, shares, securities, member interests, partnership interests and other ownership interests upon the request of a Pledgor.

3. Further Assurances.

Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) that the Collateral Agent may reasonably request, in form reasonably satisfactory to the Collateral Agent, and take such other action which the Collateral Agent may reasonably request, to perfect and continue perfected and to create and maintain the first priority (subject to Permitted Liens) status of the Collateral Agent’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Each Pledgor agrees that the Collateral Agent may record any one or more financing statements under the applicable Uniform Commercial Code with respect to the pledge and security interest herein granted. Each Pledgor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s officers or employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful attorney with power to

5

sign the name of such Pledgor on all or any of the Security Documents which the Collateral Agent determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Collateral Agent’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until Payment In Full of all Senior Secured Obligations (other than contingent indemnification obligations). Notwithstanding the foregoing or anything contained elsewhere in this Agreement to the contrary, no Pledgor shall be required to enter into or deliver any agreements, instruments, certificates or other documents, or make any filings, that are solely related to any Governmental Authority in any jurisdiction outside of the United States of America (or its territories or possessions) in connection with the grant and perfection of the Liens and security interests set forth in this Agreement.

4. Representations and Warranties.

Each Pledgor hereby, jointly and severally, represents and warrants to the Collateral Agent as follows:

(a) The Pledged Collateral does not include Margin Stock and no loan under any of the Bank Credit Agreements nor proceeds from the issuance of notes under the Note Agreement shall be used for the purpose of purchasing or carrying Margin Stock. “Margin Stock” as used in this clause (a) shall have the meaning ascribed to such term by Regulation U of the Board of Governors of the Federal Reserve System of the United States;

(b) [Intentionally omitted];

(c) The capital stock, shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral of such Pledgor have been duly authorized and validly issued to such Pledgor, are fully paid and nonassessable and constitute (i) one hundred percent (100%) of the issued and outstanding capital stock, member interests or partnership interests of each Company that is a Domestic Subsidiary (other than a Foreign Holding Company) owned by such Pledgor, and (ii) no more than sixty-five percent (65%) of the issued and outstanding capital stock, member interests or partnership interests of each Foreign Company and each Subsidiary of a Foreign Holding Company, all as set forth on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement;

(d) The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person other than Permitted Liens and Liens of the Collateral Agent for the ratable benefit of the Secured Parties to the extent provided in the Intercreditor Agreement;

(e) There are no restrictions upon the transfer of the Pledged Collateral and such Pledgor has the power and authority and unencumbered right to transfer the Pledged Collateral owned by such Pledgor free of any Lien and without the necessity of obtaining the consent of any other Person;

(f) Such Pledgor has full power to enter into, execute, deliver and carry out this Agreement and to perform its obligations under this Agreement, and all such actions have been duly authorized by all necessary proceedings on its part;

6

(g) There are no actions, suits, proceedings or investigations pending or, to such Pledgor’s knowledge after due inquiry, threatened against such Pledgor or affecting such Pledgor with respect to, or otherwise affecting, the Pledged Collateral, at law or in equity or before or by any Governmental Authority, which individually or in the aggregate would reasonably be likely to result in a Material Adverse Change (as defined in the Domestic Credit Agreement) or have a Material Adverse Effect (as defined in the Note Agreement), and such Pledgor is not in default with respect to any judgment, order, writ, injunction, rule, regulation, or any decree of any Governmental Authority which would reasonably be likely to result in a Material Adverse Change (as defined in the Domestic Credit Agreement) or have a Material Adverse Effect (as defined in the Note Agreement);

(h) This Agreement (i) has been duly and validly executed and delivered by such Pledgor, and (ii) constitutes, or will constitute, legal, valid and binding obligations of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(i) Neither the execution and delivery of this Agreement by such Pledgor nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof or thereof by such Pledgor will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of such Pledgor or (ii) any law or any material agreement or instrument or order, writ, judgment, injunction or decree to which such Pledgor is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Pledgor (other than Liens of the Collateral Agent for the ratable benefit of the Secured Parties to the extent provided in the Intercreditor Agreement);

(j) Such Pledgor’s exact legal name is as set forth on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement;

(k) The jurisdiction of incorporation, formation or organization, as applicable, of such Pledgor is as set forth on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement; and

(l) All rights of such Pledgor in connection with its ownership of each of the Companies are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and organizational documents of each of the Companies and no shareholder, voting, or other similar agreements are applicable to any of the Pledged Collateral or any of any Pledgor’s rights with respect thereto, and no such certificate, instrument or other document provides that any member interest, partnership interest or other intangible ownership interest constituting Pledged Collateral is a “security” within the meaning of and subject to Article 8 of the Code, except pursuant to Section 5(j) hereof; and the organizational documents of each Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the Companies.

7

5. General Covenants.

Each Pledgor hereby, jointly and severally, covenants and agrees as follows:

(a) Such Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; such Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Collateral Agent;

(b) Such Pledgor shall appear in and defend any action or proceeding of which such Pledgor is aware which could reasonably be expected to adversely affect such Pledgor’s title to, or the Collateral Agent’s interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the prior written consent of the Collateral Agent, such Pledgor may settle such actions or proceedings with respect to the Pledged Collateral;

(c) Such Pledgor shall, and shall cause each of the Companies to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Collateral Agent’s security interest hereunder;

(d) Such Pledgor shall comply with all laws applicable to the Pledged Collateral unless any noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Collateral Agent’s rights hereunder;

(e) Such Pledgor shall pay all taxes, duties, fees or imposts of any nature imposed by any Governmental Authority (“Taxes”) on any of the Pledged Collateral before any penalty or fine accrues thereon; provided, that no such Tax needs to be paid to the extent it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions as shall be required in conformity with generally accepted accounting principles as are in effect from time to time, and applied on a consistent basis both as to classification of items and amounts shall have been made therefor, and (ii) such contest proceedings conclusively operate to stay the sale of any portion of the Pledged Collateral to satisfy such Tax;

(f) Such Pledgor shall permit the Collateral Agent, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral, all in such detail and at such times during normal business hours and as often as any of the Collateral Agent may reasonably request and with reasonable notice prior to any inspection; provided, that in the absence of an Event of Default, no more than two such visits for the Collateral Agent will be permitted in any fiscal year;

(g) Subject to Section 2(c) hereof, to the extent, following the date hereof, such Pledgor acquires capital stock, shares, securities, member interests, partnership interests, investment property and other ownership interests of any of the Companies or any of the rights, property or securities, shares, capital stock, member interests, partnership interests, investment property or any other ownership interests described in the definition of Pledged Collateral with respect to any of the Companies, all such ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Collateral Agent; and, such Pledgor thereupon, in confirmation thereof, shall provide the Collateral Agent prompt

8

written notice thereof and shall deliver all such securities, shares, capital stock, member interests, partnership interests, investment property and other ownership interests together with an updated Schedule A hereto, to the Collateral Agent together with, subject to Section 3 hereof, all such control agreements, financing statements, and any other documents necessary to implement the provisions and purposes of this Agreement as the Collateral Agent may request;

(h) Except as otherwise expressly permitted under the Financing Documents, during the term of this Agreement, such Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of its Pledged Collateral without the prior written consent of the Collateral Agent;

(i) Such Pledgor shall notify the Collateral Agent in writing not less than fifteen (15) days (or such shorter period as agreed by the Collateral Agent in its sole discretion) prior to any change in such Pledgor’s chief executive office address, legal name, or state of incorporation, formation or organization;

(j) During the term of this Agreement, such Pledgor shall not (i) permit any Company to issue any uncertificated ownership interests unless such ownership interests are immediately perfected by delivery to the Collateral Agent (in the manner required by Section 8-301(b) of the Code or otherwise in a manner satisfactory to the Collateral Agent) upon issuance, together with all evidence of such election and issuance and all Security Documents as set forth in Section 3 hereof or (ii) elect to treat any ownership interests as securities that are subject to Article 8 of the Code; and

(k) Such Pledgor hereby (i) waives, and has caused each applicable Company to waive, any restrictions upon the pledge or any other transfer of the Pledged Collateral as contemplated hereby, by any of the other Financing Documents or by the Intercreditor Agreement; and (ii) acknowledges and agrees that (A) no other consent or approval of any other Person is required in connection herewith or therewith, (B) there exists no option, or other right outstanding to purchase any of the Pledged Collateral; and (C) as long as this Agreement remains in effect, the rights of the Collateral Agent hereunder, under any of the Financing Documents and under the Intercreditor Agreement are superior to any first refusal right with respect to the Pledged Collateral and any such first refusal right shall in no manner whatsoever affect any exercise of the Collateral Agent of any of the Collateral Agent’s rights under this Agreement, any of the other Financing Documents or the Intercreditor Agreement.

6. Other Rights With Respect to Pledged Collateral.

In addition to the other rights with respect to the Pledged Collateral granted to the Collateral Agent hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Collateral Agent, at its option and at the expense of the Pledgors, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Senior Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Collateral Agent or any Affiliate of the Collateral Agent, on deposit or

9

otherwise, belonging to any Pledgor, as the Collateral Agent in its sole discretion, subject to the Intercreditor Agreement, shall determine; and (d) do anything which any Pledgor is required but fails to do hereunder.

7. Additional Remedies Upon Event of Default.

Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Collateral Agent shall have, in addition to all rights and remedies of a secured party under the Code or other applicable law, and in addition to its rights under Section 6 above, under the other Financing Documents and under the Intercreditor Agreement, the following rights and remedies:

(a) The Collateral Agent may, after at least ten (10) days’ advance notice to a Pledgor (in any manner permitted by the Code), sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Pledgor agrees that at least ten (10) days’ advance notice (in any manner permitted by the Code) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Collateral Agent may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests, investment property or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.

(b) The Pledgors and each of the Companies hereby agree that, at the joint and several expense of the Pledgors and the Companies, the Collateral Agent may have this Agreement translated into the official language of the Collateral Agent, any Pledgor or any Company at any time in the Collateral Agent’s discretion. In the event of any disagreement between the Collateral Agent and any Pledgor or any of the Companies regarding the translation of this Agreement, the Collateral Agent may submit this Agreement to an internationally recognized translator for translation, at the joint and several expense of Pledgors and the Companies, and each of the Pledgors and each of the Companies is hereby irrevocably deemed to accept as accurate and agree to the translation rendered thereby.

(c) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Collateral Agent has made all deductions of expenses, including but not limited to attorneys’ fees (including the allocated costs of staff counsel) and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Collateral Agent’s rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Senior Secured Obligations, whether or not all the same be then due and payable, be applied as set forth in Section 5.10 [Distribution of Proceeds] of the Intercreditor Agreement.

10

8. Collateral Agent’s Duties.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

9. Additional Pledgors.

It is anticipated that additional Persons may from time to time become Domestic Subsidiaries of the Borrower or a Guarantor, each of whom may be required to join this Agreement if and to the extent required pursuant to the terms of any of the Financing Documents. It is acknowledged and agreed that such new Subsidiaries of the Borrower or of a Guarantor may become Pledgors hereunder and will be bound hereby simply by executing and delivering to the Collateral Agent one or more joinders hereto as set forth in the Recitals to this Agreement. In addition, a new Schedule A hereto shall be provided to the Collateral Agent showing the pledge of the ownership interest in such new Subsidiary and any ownership interests that such new Subsidiary owns in any other Person. No notice of the addition of any Pledgor shall be required to be given to any pre-existing Pledgor, and each Pledgor hereby consents thereto.

10. No Discharge Until Indefeasible Payment of the Senior Secured Obligations.

The pledge, security interests, and other Liens and the obligations of each Pledgor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by the Collateral Agent, or any other obligor on any of the Senior Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Pledgor or which would otherwise operate as a discharge of such Pledgor as a matter of law or equity. Without limiting the generality of the foregoing, each Pledgor hereby consents to, and the pledge, security interests, and other Liens given by such Pledgor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(i) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any of the Financing Documents, the Intercreditor Agreement or any of the Senior Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Senior Secured Obligations, any of the terms of any of the Financing Documents or the Intercreditor Agreement, or any rights of the Collateral Agent or any other Person with respect thereto;

11

(ii) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Senior Secured Obligations (whether or not contemplated by any of the Financing Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Senior Secured Obligations; any execution or delivery of any additional Financing Documents or the Intercreditor Agreement; or any amendment, modification or supplement to, or refinancing or refunding of, any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement;

(iii) Any failure to assert any breach of or default under any of the Financing Document, any of the Senior Secured Obligations or the Intercreditor Agreement; any extensions of credit in excess of the amount committed under or contemplated by any of the Financing Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against such Pledgor or any other Person under or in connection with any of the Financing Document, any of the Senior Secured Obligations, or the Intercreditor Agreement; any refusal of payment or performance of any of the Senior Secured Obligations, whether or not with any reservation of rights against any Pledgor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Senior Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to the Senior Secured Obligations or, if any collections are applied to the Senior Secured Obligations, any application to particular Senior Secured Obligations;

(iv) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Collateral Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Collateral Agent or any other Person in respect of, any direct or indirect security for any of the Senior Secured Obligations (including the Pledged Collateral). As used in this Agreement, “direct or indirect security” for the Senior Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Senior Secured Obligations, made by or on behalf of any Person;

(v) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Pledgor, the Mexican Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor, the Mexican Borrower or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Collateral Agent or any Pledgor, the Mexican Borrower or by any other Person in connection with any such proceeding;

12

(vi) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Pledgor, the Mexican Borrower or any other Person with respect to any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement; or any discharge by operation of law or release of any Pledgor, the Mexican Borrower or any other Person from the performance or observance of any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement; or

(vii) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Pledgor, excepting only performance and Payment In Full of the Senior Secured Obligations (other than contingent indemnification obligations).

11. No Waiver; Cumulative Remedies.

No failure to exercise, and no delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Financing Documents, the Intercreditor Agreement or by law, rule or regulation and the Collateral Agent may enforce any one or more remedies hereunder successively or concurrently at its option. Each Pledgor waives any right to require the Collateral Agent to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Senior Secured Obligations or to pursue any remedy in the Collateral Agent’s power.

12. Waivers.

Each Pledgor hereby waives any and all defenses that any Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Pledgor hereby waives any defense to or limitation on its obligations under this Agreement. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Pledgor hereby further waives each of the following:

(a) All notices, disclosures and demands of any nature that otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following: any notice of any event or circumstance described in the immediately preceding Section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor or protest under any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement; any notice of the incurrence of any Senior Secured Obligations; any notice of any default or any failure on the part of such Pledgor, the Mexican Borrower or any other Person to comply with

13

any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement, or any requirement pertaining to any direct or indirect security for any of the Senior Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Borrower, the Mexican Borrower or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against such Pledgor, the Mexican Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Pledgor, the Mexican Borrower or any other Person of any other right or remedy under or in connection with any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement, or any direct or indirect security for any of the Senior Secured Obligations; any requirement of promptness or diligence on the part of the Collateral Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement, or any direct or indirect security for any of the Senior Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any of the other Financing Documents or the Intercreditor Agreement, and any requirement that any Pledgor receive notice of any such acceptance; and

(c) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Collateral Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Senior Secured Obligations), which results in denial or impairment of the right of the Collateral Agent to seek a deficiency against the Borrower, the Mexican Borrower or any other Person or which otherwise discharges or impairs any of the Senior Secured Obligations.

13. Taxes.

(a) [Intentionally omitted].

(b) Without limiting anything contained in any of the Financing Documents or the Intercreditor Agreement, each Pledgor acknowledges that the Pledged Collateral secures payment of all present and future stamp or documentary taxes and any other excise or property taxes, charges, or similar levies which arise from any payment or collection made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).

(c) Each Pledgor acknowledges that the Pledged Collateral secures the full amount of Other Taxes (including any Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Collateral Agent and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally asserted.

14

(d) As soon as practicable after the payment of Other Taxes by any Pledgor to a Governmental Authority, such Pledgor shall furnish to the Collateral Agent, the original or a certified copy of a receipt evidencing payment thereof.

(e) Without prejudice to the survival of any other agreement of any Pledgor hereunder, the agreements and obligations of each Pledgor contained in clauses (a) through (d) directly above shall survive Payment In Full.

14. Judgment Currency.

(a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Agreement in any currency (the “Original Currency”) into another currency (the “Other Currency”), each Pledgor hereby agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Collateral Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

(b) The obligation of each Pledgor in respect of any sum due from such Pledgor to the Collateral Agent under this Agreement shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in such Other Currency, the Collateral Agent may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Collateral Agent in the Original Currency, such Pledgor agrees, as a separate obligation and notwithstanding any such judgment or payment, that Pledged Collateral secures payment to the Collateral Agent to indemnify it against such loss.

15. Waiver of Sovereign Immunity.

To the extent that any Pledgor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, such Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and any other document or agreement executed or given in connection therewith, and such Pledgor agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

16. Assignment.

All rights of the Collateral Agent under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, each Pledgor may not assign or transfer any of its rights and obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.

15

17. Severability.

Any provision (or portion thereof) of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof or portions thereof.

18. Governing Law.

This Agreement shall be deemed to be a contract under the laws of the State of Ohio and shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of Ohio without regard to its conflicts of laws principles, except to the extent of any provision of the Code that applies the law of the jurisdiction in which the Pledged Collateral is located; provided, however, that in no event shall this Section be applied or interpreted to defeat a perfected security interest in the Pledged Collateral that would be valid under an otherwise applicable law.

19. Notices.

All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be given or made as set forth in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Domestic Credit Agreement in the case of the Pledgors and as set forth in Section 7.9 [Notices] of the Intercreditor Agreement in the case of the Collateral Agent.

20. Specific Performance.

Each Pledgor acknowledges and agrees that, in addition to the other rights of the Collateral Agent hereunder, under the other Financing Documents and under the Intercreditor Agreement, because the Collateral Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Collateral Agent’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Collateral Agent its attorney-in-fact, and (v) to enforce the Collateral Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

21. Voting Rights in Respect of the Pledged Collateral.

So long as no Event of Default shall occur and be continuing under any of the Financing Documents, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the other Financing Documents or the Intercreditor Agreement; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would impair any Pledged Collateral. At any time and from time to time, after and during the continuation of an Event of Default, no Pledgor shall be permitted to exercise any of its

16

respective voting and other consensual rights whatsoever pertaining to the Pledged Collateral or any part thereof; provided, however, in addition to the other rights with respect to the Pledged Collateral granted to the Collateral Agent and the Secured Parties hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Collateral Agent may exercise any and all voting and other consensual rights of each and every Pledgor pertaining to the Pledged Collateral or any part thereof. Without limiting the generality of the foregoing and in addition thereto, without the written consent of the Collateral Agent, the Pledgors shall not vote to enable, or take any other action to permit, any of the Companies to issue any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, member interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature of any such Company, unless all such additional stock, member interests, partnership interests, or other equity securities shall be Pledged Collateral subject to the terms of this Agreement. The Pledgors shall not enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Collateral Agent to sell, assign or transfer any of the Pledged Collateral.

22. Consent to Jurisdiction.

Each Pledgor and each of the Companies hereby irrevocably submits to the nonexclusive jurisdiction of any U.S. federal or Ohio state court sitting in Franklin County, Ohio, in any action or proceeding arising out of or relating to this Agreement, and Pledgors and each of the Companies hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Pledgor and each of the Companies hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Pledgor and each of the Companies hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to any of the Pledgors or the Companies in care of the Process Agent at the Process Agent’s address, and each of the Pledgors and the Companies hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Pledgor and each of the Companies agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided by law. Each Pledgor and each of the Companies further agrees that it shall, for so long as any Commitment or any obligation of any Loan Party to any Secured Party remains outstanding, continue to retain the Process Agent for the purposes set forth in this Section. The Process Agent is Advanced Drainage Systems, Inc., a Delaware corporation, with an office on the date hereof at 4640 Trueman Boulevard, Hilliard, Ohio 43026, United States of America. Each Pledgor and each of the Companies shall produce to the Collateral Agent evidence of the acceptance by Process Agent of such appointment.

17

23. Waiver of Jury Trial.

EXCEPT AS PROHIBITED BY LAW, EACH PLEDGOR, EACH OF THE COMPANIES AND THE COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES, HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

24. Entire Agreement; Amendments.

(a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor to the Collateral Agent but solely to the extent irreconcilably inconsistent with this Agreement.

(b) Except as expressly provided in Section 5(g) with respect to additions to Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement, and in Section 9 with respect to additional Pledgors, this Agreement may not be amended or supplemented except by a writing signed by the Collateral Agent and the Pledgors.

25. Counterparts; Telecopy Signatures.

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy or other electronic transmission to the Collateral Agent or any Secured Party of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.

26. Descriptive Headings.

The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

18

27. Amendment and Restatement; No Novation. This Agreement hereby amends and restates, in its entirety, the existing Amended and Restated Pledge Agreement, dated as of June 12, 2013 (the “Existing Pledge Agreement”), by and among the parties thereto, and the parties hereto agree and acknowledge that this Agreement is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the Liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Existing Pledge Agreement or under the Domestic Credit Agreement, the Mexican Credit Agreement or any of the other Loan Documents (except in each case as expressly modified in accordance with the Domestic Credit Agreement and the other Loan Documents amended in connection therewith) or under the Note Agreement or any of the other Senior Note Documents (except in each case as expressly modified in accordance with the Note Agreement and the other Senior Note Documents amended in connection therewith).

[SIGNATURE PAGES FOLLOW]

19

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PLEDGE AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:

Name:

Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PLEDGE AGREEMENT]

ADVANCED DRAINAGE SYSTEMS, INC.

By:

Name:

Title:

HANCOR HOLDING CORPORATION

By:

Name:

Title:

HANCOR, INC.

By:

Name:

Title:

STORMTECH LLC

By:

Name:

Title:

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Pledge Agreement, dated as of June     , 2017, made by THE PLEDGORS PARTY THERETO for the benefit of PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent (the “Pledge Agreement”). Each of the undersigned, intending to be legally bound hereby, agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1. Each of the undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned, including those terms in Sections 5(l), 22 and 23 of the Pledge Agreement.

2. Each of the undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5(g) of the Pledge Agreement.

3. The terms of Section 3 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of the Collateral Agent, the carrying out of Section 3 of the Pledge Agreement.

4. To the extent that any of undersigned has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, each of undersigned hereby irrevocably waives such immunity in respect of its obligations under the Pledge Agreement and any other document or agreement executed in connection therewith, and each of undersigned agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

5. Each of the undersigned acknowledges and agrees that any notices sent to the Pledgor regarding any of the Pledged Collateral shall also be sent to the Collateral Agent in the manner and at the address of the Collateral Agent as indicated in Section 19 of the Pledge Agreement.

6. During the term of this Agreement, each of the undersigned shall not treat any uncertificated ownership interests in it as securities which are subject to Article 8 of the Code except pursuant to Section 5(j) of the Pledge Agreement.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO ACKNOWLEDGEMENT AND CONSENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Acknowledgement and Consent to be duly executed as of the date first above written.

Address for Notices:	[INSERT NAME OF EACH PLEDGED COMPANY]

By:

Name:

Title:

SCHEDULE A

TO

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

Description of Pledged Collateral

A.	Corporations:

Pledgor and Pledgor’s jurisdiction of formation	Pledged Shares	Type and Amount of Ownership

B.	Limited Liability Companies:

Pledgor and Pledgor’s jurisdiction of formation	Pledged limited liability company interests	Type and Amount of Ownership

C.	Partnerships:

Pledgor and Pledgor’s jurisdiction of formation	Pledged Partnership Interests	Type and Amount of Ownership

EXHIBIT 1.1(S)

FORM OF

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (the “Agreement”), dated as of June 22, 2017, is entered into by and among ADVANCED DRAINAGE SYSTEMS, INC., a Delaware corporation (the “Borrower”), and EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO AND EACH OF THE OTHER PERSONS AND ENTITIES THAT BECOMES BOUND HEREBY FROM TIME TO TIME by joinder, assumption or otherwise (together with the Borrower, each a “Debtor” and, collectively, the “Debtors”), and PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below);

WITNESSETH THAT:

WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owners and the holders of the Collateral (as defined in Section 1 hereof).

WHEREAS, the Debtors are party to that certain Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (as it may be further amended, restated, replaced, modified and supplemented from time to time, the “Domestic Credit Agreement”), with PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), the other agents party thereto, and the other lenders from time to time party thereto (collectively, the “Domestic Facility Lenders”) pursuant to which the Domestic Facility Lenders are providing, among other things, for revolving credit loans (including a letter of credit subfacility and a swing loan subfacility) in an aggregate amount not to exceed $550,000,000, as the same may be increased (or potential term loans could be added) to an aggregate amount not to exceed $700,000,000 pursuant to the terms of the Domestic Credit Agreement, which revolving credit loans and possible added term loans may be evidenced by notes (as may be amended, restated, replaced, modified, supplemented, extended and increased from time to time, the “Domestic Bank Notes”).

WHEREAS, ADS Mexicana S.A. de C.V., a Mexican corporation, is party to that certain Second Amended and Restated Credit Agreement, dated as of June 12, 2013 (as it may be further amended, restated, replaced, modified and supplemented from time to time, the “Mexican Credit Agreement”), with PNC Bank, National Association, as Administrative Agent (in such capacity, the “Mexican Facility Agent”), the other agents party thereto, and the other lenders from time to time party thereto (collectively, the “Mexican Facility Lenders”) pursuant to which the Mexican Facility Lenders are providing, among other things, for revolving credit loans (including a letter of credit subfacility) in an aggregate amount not to exceed $12,000,000, which revolving credit loans may be evidenced by notes (as may be amended, restated, replaced, modified, supplemented, extended and increased from time to time, the “Mexican Bank Notes”).

WHEREAS, the Borrower has entered into a Second Amended and Restated Private Shelf Agreement dated as of June 22, 2017 (as amended, restated, replaced, modified and supplemented from time to time, the “Note Agreement”) pursuant to which the Borrower issued and sold to each of the Noteholders (as defined in the Intercreditor Agreement (as defined below)) the Borrower’s 5.60% Senior Series A Secured Notes due September 24, 2018 in the original aggregate principal amount of $75,000,000 (such notes, as amended, restated, replaced, modified and supplemented from time to time, the “Series A Notes”) and 4.05% Senior Series B Secured Notes due September 24, 2019 in the original aggregate principal amount of $25,000,000 (such notes, as amended, restated, replaced, modified and supplemented from time to time, the “Series B Notes”) and pursuant to which the Borrower may from time to time hereafter issue and sell one or more additional series of Shelf Notes (as defined therein) (such notes, as amended, restated, replaced, modified and supplemented from time to time, the “Shelf Notes”; and, collectively with the Series A Notes and Series B Notes, the “Senior Notes”).

WHEREAS, the Bank Obligations (as defined in the Intercreditor Agreement) under the Domestic Credit Agreement, the Mexican Credit Agreement and the other Bank Loan Documents (as defined in the Intercreditor Agreement) have been absolutely, unconditionally and irrevocably guaranteed by certain Subsidiaries and Affiliates (each as defined in the Intercreditor Agreement) of the Borrower pursuant to one or more guaranties (as may be amended, restated, replaced, modified, and supplemented from time to time and including all joinders thereto, collectively, the “Lender Guaranty Agreements”).

WHEREAS, the Noteholders’ Obligations (as defined in the Intercreditor Agreement) under the Note Agreement and the other Senior Note Documents (as defined in the Intercreditor Agreement) have been absolutely, unconditionally and irrevocably guaranteed by certain Subsidiaries and Affiliates of the Borrower pursuant to one or more guaranties (as may be amended, restated, replaced, modified, and supplemented from time to time and including all joinders thereto, collectively, the “Noteholder Guaranty Agreements”).

WHEREAS, the Debtors, the Administrative Agent, the Mexican Facility Agent, the Collateral Agent, and the Noteholders are entering into that certain Second Amended and Restated Intercreditor and Collateral Agency Agreement of even date herewith (as may be further amended, restated, supplemented or modified from time to time, the “Intercreditor Agreement”) which among other things, continues the appointment of PNC Bank, National Association as the Collateral Agent thereunder and sets forth certain responsibilities and obligations of the Collateral Agent and establishes among the Secured Parties their respective rights with respect to certain payments that may be received by the Collateral Agent in respect of the Collateral (as defined below).

WHEREAS, to induce the Administrative Agent and the Domestic Facility Lenders to enter into the Domestic Credit Agreement, and to induce the Noteholders to enter into the Note Agreement, each Debtor has agreed to pledge and grant a security interest in the Collateral as security for the Senior Secured Obligations (as defined in the Intercreditor Agreement).

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Terms which are defined in the Intercreditor Agreement and not otherwise defined herein are used herein as defined therein and the rules of construction set forth in Section 1.2

2

[Other Interpretive Provisions] of the Intercreditor Agreement shall apply to this Agreement. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(a) “Code” means the Uniform Commercial Code as in effect in the State of Ohio on the date hereof and as amended from time to time, except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.

(b) “Collateral” means all of any Debtor’s right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by the Code):

(i) all now existing and hereafter acquired or arising Accounts, Goods, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter-of-Credit Rights, advices of credit, money, Commercial Tort Claims as listed on Schedule B hereto (as such Schedule is amended or supplemented from time to time), Equipment, Inventory, Fixtures, and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including without limitation all insurance policies and proceeds thereof);

(ii) to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, intellectual property, contracts and agreements, and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of or any Accessions to any of the foregoing; and

(iii) all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.

Notwithstanding anything to the contrary contained above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.

(c) “Excluded Property” means:

(i) after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) or any other applicable law (including the United States Bankruptcy Code) or principles of equity: (A) any permit or license issued by any Governmental Authority to any Debtor, (B) Equipment owned by any Debtor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or capitalized lease permitted to be incurred pursuant to the Financing Documents, and (C) Equipment subject to any equipment leases entered into by the

3

Debtors to the extent that such leases are operating leases and not capital leases, but only in any of the foregoing cases, to the extent and for so long as (x) the terms of such permit or license or any requirement of law applicable thereto under clause (A), or (y) the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or capitalized lease) under clause (B) would prohibit the grant by Debtors of a security interest therein in favor of the Collateral Agent under this Agreement;

(ii) any intent-to-use trademark application to the extent and for so long as creation by a Debtor of a security interest therein would result in the loss by such Debtor of any material rights therein;

(iii) any capital stock, shares, securities, investment property, member interests, partnership interests, and all other ownership or participation interests issued by any first-tier Foreign Subsidiary owned by a Debtor to the extent such ownership interests exceed 65% of the total voting power of all outstanding voting ownership interests of such Foreign Subsidiary;

(iv) any capital stock, shares, securities, investment property, member interests, partnership interests, and all other ownership or participation interests issued by any Foreign Subsidiary which is not a first-tier Foreign Subsidiary of a Debtor;

(v) any capital stock, shares, securities, investment property, member interests, partnership interests, and all other ownership or participation interests issued by any Subsidiary that is a Foreign Holding Company; and

(vi) owned real property and leasehold interests in real property of a Debtor to the extent excluded from the Code;

provided, however, that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

(d) “Financing Documents” mean (i) the Note Agreement and the Senior Notes, (ii) the Noteholder Guaranty Agreements, (iii) the Domestic Credit Agreement and the Domestic Bank Notes, (iv) the Mexican Credit Agreement and the Mexican Bank Notes, (v) the Lender Guaranty Agreements, (vi) any Lender Provided Interest Rate Hedge, (vii) any Lender Provided Foreign Currency Hedge, (viii) any Other Lender Provided Financial Service Product, (ix) this Agreement and the other Security Documents, and (x) any amendments, restatements, supplements or other modifications in respect of the foregoing.

(e) “Foreign Holding Company” means any Person which has as its principal purpose the holding of ownership interest in one or more CFCs (for the purposes hereof, “CFC” and “CFCs” shall mean one or more Controlled Foreign Corporations, as such term is defined in Section 957 of the Internal Revenue Code of 1986, as amended) and has no other material assets or operations, and shall include, as of the Closing Date, ADS Worldwide, Inc., and ADS International, Inc.

4

(f) “Foreign Subsidiary” means a Subsidiary that is not organized or formed under the laws of the United States of America or any state of the United States of America.

(g) “Permitted Lien” shall have the meaning set forth in the Financing Documents. (h) “Receivables” means all of the Accounts, Payment Intangibles, Chattel Paper (including, without limitation, Electronic Chattel Paper, all Proceeds of the foregoing and other Collateral arising from the foregoing, and all other rights to payment and all collateral support and Supporting Obligations related thereto and all Records relating thereto).

(i) “Secured Party” means any one of the Administrative Agent, the Mexican Facility Agent, the Domestic Facility Lenders, the Mexican Facility Lenders, Noteholders and any other holders of Senior Notes, the Lender Affiliates, the Collateral Agent, and any successors and permitted assigns to the interests in the Senior Secured Obligations owing to any such Persons.

(j) “Specified Collateral” means any item of Collateral as to which the perfection of a valid and enforceable security interest and Lien therein under the Code cannot be accomplished by (i) the filing in the appropriate location of a Code financing statement naming the Collateral Agent as secured party, or (ii) in the case of certificated securities, possession by the Collateral Agent.

(k) “Trigger Event” means (i) an “Event of Default” (as defined in the Domestic Credit Agreement) under Section 9.1.1 of the Domestic Credit Agreement, (ii) an “Event of Default” (as defined in the Mexican Credit Agreement) under Section 9.1.1 of the Mexican Credit Agreement, or (iii) an “Event of Default” (as defined in the Note Agreement) under paragraph 7A(i) or 7A(ii) of the Note Agreement.

2. As security for the due and punctual payment and performance of the Senior Secured Obligations in full, each Debtor hereby agrees that the Collateral Agent shall have, and each Debtor hereby grants to and creates in favor of the Collateral Agent, for the ratable benefit of the Collateral Agent, the other Secured Parties and any of their respective Affiliates to the extent provided in the Intercreditor Agreement, a continuing Lien on and security interest under the Code in and to the Collateral which (a) with respect to Collateral other than Specified Collateral, is a first priority Lien and security interest, subject only to Permitted Liens, and (b) with respect to Specified Collateral, only upon the occurrence and continuance of a Trigger Event and if the Collateral Agent has taken such steps to accomplish perfection as contemplated by clause (ii) of Section 5(e) hereof, if applicable, shall be a first priority Lien and security interest, subject only to Permitted Liens. Notwithstanding anything to the contrary contained in any Financing Document, the Senior Secured Obligations shall not include any Excluded Hedge Liabilities (as defined in the Domestic Credit Agreement) or Excluded Swap Obligations (as defined in the Mexican Credit Agreement).

3. Each Debtor represents and warrants to the Collateral Agent and the Secured Parties that (a) except for the security interest granted to and created in favor of the Collateral Agent hereunder, for the ratable benefit of the Collateral Agent, the other Secured Parties and any of their respective Affiliates to the extent provided in the Intercreditor Agreement, and Permitted Liens, all the Collateral is free and clear of any Lien, (b) as of the date hereof, the

5

exact legal name of such Debtor is as set forth on the applicable Schedule A hereto, (c) as of the date hereof, the state of incorporation, formation or organization, as applicable, of such Debtor is as set forth on the applicable Schedule A hereto, and (d) as of the date hereof, the chief executive office of such Debtor is as set forth on the applicable Schedule A hereto.

4. Each Debtor (a) will faithfully preserve and protect the Collateral Agent’s security interest in the Collateral (except Specified Collateral, unless a Trigger Event has occurred and is continuing and the Collateral Agent has taken such steps to accomplish perfection of its security interest in such Specified Collateral as provided in clause (ii) of Section 5(e), if applicable) as a perfected security interest under the Code, superior and prior to the rights of all third Persons, except for holders of Permitted Liens, and (b) will, upon the reasonable request therefor by the Collateral Agent, execute, deliver, file and record, and each Debtor hereby authorizes the Collateral Agent to so file, all such Code financing statements, and amendments thereto and continuations thereof, and powers of attorney with respect to the Collateral (except Specified Collateral unless a Trigger Event has occurred and is continuing as contemplated by clause (ii) of Section 5(e)), and pay all filing fees and taxes related thereto, as the Collateral Agent in its reasonable discretion may deem necessary or advisable from time to time in order to (i) with respect to all Collateral, attach, and (ii) with respect to all Collateral, except Specified Collateral (unless a Trigger Event has occurred and is continuing and the Collateral Agent has taken such steps to accomplish perfection of its security interest in such Specified Collateral as provided in clause (ii) of Section 5(e), if applicable), continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code); and each Debtor hereby irrevocably appoints the Collateral Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for such Debtor to execute, deliver, file and record such items for such Debtor and in such Debtor’s name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the term of this Agreement. Notwithstanding the foregoing or anything contained elsewhere in this Agreement to the contrary, (i) no Debtor shall be required to enter into or deliver any agreements, instruments, certificates or other documents, or make any filings, that are solely related to the United States’ Patent and Trademark Office, the United States’ Copyright Office or any Governmental Authority in any jurisdiction outside of the United States of America (or its territories or possessions) in connection with the grant and perfection of the Liens and security interests set forth in this Agreement, and (ii) unless a Trigger Event has occurred and is continuing as contemplated by clause (ii) of Section 5(e), no Debtor shall be required to enter into or deliver any other or additional agreements, instruments, certificates or other documents, or make any filings with respect to any Specified Collateral.

5. Each Debtor jointly and severally covenants and agrees that:

(a) it will defend the Collateral Agent’s and each Secured Party’s right, title and Lien on and security interest in and to the Collateral and the Proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Collateral Agent and holders of Permitted Liens;

6

(b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

(c) it will not take or omit to take any action, the taking or the omission of which could reasonably be expected to result in a material alteration (except as permitted by the Financing Documents) or impairment of the Collateral or of the Collateral Agent’s rights under this Agreement;

(d) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in the Financing Documents;

(e) it will (i) deliver to the Collateral Agent possession of all certificated securities representing the Collateral, (ii) upon the Collateral Agent’s request upon the occurrence and during the continuation of a Trigger Event, execute control agreements and use all commercially reasonable efforts to cause other Persons to execute control agreements or acknowledgments in form and substance satisfactory to the Collateral Agent evidencing the Collateral Agent’s control with respect to all Collateral the control or acknowledgment of which perfects the Collateral Agent’s security interest therein, including Letters of Credit, Letter-of-Credit Rights, Electronic Chattel Paper, Deposit Accounts and Investment Property, and without prior notice to or consent of any Debtor, the Collateral Agent may at its option take such actions as the Collateral Agent deems appropriate to attach, perfect, continue, preserve and protect the Collateral Agent’s and the Secured Parties’ first priority (subject only to Permitted Liens) security interest in or Lien on such Specified Collateral, and (iii) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Collateral Agent may from time to time reasonably require;

(f) without limiting the generality of Section 10 hereof, it will promptly furnish to the Collateral Agent such information and documents relating to the Collateral as the Collateral Agent, upon instruction from either the Required Lenders or the Required Holders, may reasonably request; provided that, prior to occurrence and continuance of a Trigger Event, no documents will be required in connection with the perfection of the security interest granted under this Agreement other than in connection with (i) the filing in the appropriate location of a Code financing statement naming the Collateral Agent as secured party, and (ii) in the case of certificated securities, delivery of possession to the Collateral Agent;

(g) such Debtor will not change its state of incorporation, formation or organization, as applicable, without providing at least fifteen (15) days’ prior written notice (or such shorter period as agreed by the Collateral Agent in its sole discretion) to the Collateral Agent;

(h) such Debtor will not change its legal name or chief executive office without providing at least fifteen (15) days’ prior written notice (or such shorter period as agreed by the Collateral Agent in its sole discretion) to the Collateral Agent;

(i) [Intentionally Omitted]

(j) such Debtor hereby authorizes the Collateral Agent to, at any time and from time to time, file in any one or more jurisdictions located within the United States of America (or its territories or possessions) financing statements that describe the Collateral, together with

7

continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments. Such Debtor agrees to furnish any such information to the Collateral Agent promptly upon request. Any such financing statements, continuation statements, or amendments may be signed by Collateral Agent on behalf of such Debtor if the Collateral Agent so elects and may be filed at any time in any jurisdiction;

(k) such Debtor shall at any time and from time to time take such steps as the Collateral Agent may reasonably request as are necessary for the Collateral Agent to ensure the continued perfection of the Collateral Agent’s and each Secured Party’s security interest in the Collateral (except for Specified Collateral, unless otherwise provided in, and as contemplated by, clause (ii) of Section 5(e), if applicable) with the same priority required hereby and the preservation of its rights therein; and

(l) such Debtor shall preserve its corporate existence and shall not (i) in one or a series of related transactions, merge into or consolidate with any other entity, or (ii) sell all or substantially all of its assets, in each case except as permitted by the Financing Documents.

6. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests.

7. The pledge, security interests, and other Liens and the obligations of each Debtor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Collateral Agent, or any other obligor on any of the Senior Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Debtor or which would otherwise operate as a discharge of such Debtor as a matter of law or equity. Without limiting the generality of the foregoing, each Debtor hereby agrees that the pledge, security interests, and other Liens given by such Debtor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Financing Document or any of the Senior Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Senior Secured Obligations, any of the terms of the Financing Documents, or any rights of the Collateral Agent or any other Person with respect thereto; provided, however, that the agreement above with respect to any lack of such allowability, or any avoidance or subordination shall not apply to any Specified Collateral unless and to the extent a Trigger Event has occurred and is continuing and the Collateral Agent has taken such steps to accomplish perfection of its security interest in such Specified Collateral as contemplated by clause (ii) of Section 5(e);

8

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Senior Secured Obligations (whether or not contemplated by the Financing Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Senior Secured Obligations; any execution or delivery of any additional Financing Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Financing Document or any of the Senior Secured Obligations;

(c) Any failure to assert any breach of or default under any Financing Document or any of the Senior Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Financing Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against such Debtor or any other Person under or in connection with any Financing Document or any of the Senior Secured Obligations; any refusal of payment or performance of any of the Senior Secured Obligations, whether or not with any reservation of rights against any Debtor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Senior Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Senior Secured Obligations or, if any collections are applied to Senior Secured Obligations, any application to particular Senior Secured Obligations;

(d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Collateral Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Collateral Agent or any other Person in respect of, any direct or indirect security for any of the Senior Secured Obligations (including the Collateral). As used in this Agreement, “direct or indirect security” for the Senior Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Senior Secured Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Debtor, the Mexican Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Debtor, the Mexican Borrower or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Collateral Agent or any Debtor, the Mexican Borrower or by any other Person in connection with any such proceeding;

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Debtor, the Mexican Borrower or any other Person with respect to any Financing

9

Document or any of the Senior Secured Obligations; or any discharge by operation of law or release of any Debtor, the Mexican Borrower or any other Person from the performance or observance of any Financing Document or any of the Senior Secured Obligations; or

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Debtor, excepting only indefeasible payment and performance of the Senior Secured Obligations in full (other than (i) indemnity obligations that survive the termination of the Financing Documents for which no notice of claims has been received by the Debtors and (ii) Letters of Credit that have been cash collateralized to the satisfaction of the Collateral Agent and the applicable L/C Issuer in their sole discretion).

8. Each Debtor hereby waives any and all defenses which such Debtor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Debtor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding Section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Debtor hereby further waives each of the following:

(a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Debtor, including the following: any notice of any event or circumstance described in the immediately preceding Section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Financing Document or any of the Senior Secured Obligations; any notice of the incurrence of any Senior Secured Obligations; any notice of any default or any failure on the part of such Debtor, the Mexican Borrower or any other Person to comply with any Financing Document or any of the Senior Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Senior Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Borrower, the Mexican Borrower or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against such Debtor, the Mexican Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Debtor, the Mexican Borrower or any other Person of any other right or remedy under or in connection with any Financing Document or any of the Senior Secured Obligations or any direct or indirect security for any of the Senior Secured Obligations; any requirement of promptness or diligence on the part of the Collateral Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Financing Document or any of the Senior Secured Obligations or any direct or indirect security for any of the Senior Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Financing Document, and any requirement that any Debtor receive notice of any such acceptance; and

(c) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Collateral Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Senior Secured Obligations), which results in denial or impairment of the right of the Collateral Agent to seek a deficiency against any Debtor, the Mexican Borrower or any other Person or which otherwise discharges or impairs any of the Senior Secured Obligations.

10

9. The Senior Secured Obligations and any additional liabilities of the Debtors under this Agreement are joint and several obligations of the Debtors, and each Debtor hereby waives to the full extent permitted by law any defense it may otherwise have to the payment and performance of the Senior Secured Obligations that its liability hereunder is limited and not joint and several. Each Debtor acknowledges and agrees that the foregoing waivers serve as a material inducement to the agreement of the Collateral Agent and the Secured Parties to make the loans and other financial accommodations provided under the Financing Documents, and that the Collateral Agent and the Secured Parties are relying on each specific waiver and all such waivers in entering into this Agreement. The undertakings of each Debtor hereunder secure the obligations of itself and the other Debtors. The Collateral Agent and the Secured Parties, or any of them, may, in their sole discretion, elect to enforce this Agreement against any Debtor without any duty or responsibility to pursue any other Debtor and such an election by the Collateral Agent and the Secured Parties, or any of them, shall not be a defense to any action the Collateral Agent and the Secured Parties, or any of them, may elect to take against any Debtor. Each of the Secured Parties and Collateral Agent hereby reserve all right against each Debtor.

10. (a) At any time and from time to time whether or not an Event of Default then exists and is continuing, and without prior notice to or consent of any Debtor, the Collateral Agent may at its option take such actions as the Collateral Agent deems appropriate (i) except with respect to the Specified Collateral (as to which clause (ii) of Section 5(e) shall govern, if applicable), to attach, perfect, continue, preserve and protect the Collateral Agent’s and the Secured Parties’ first priority (subject only to Permitted Liens) security interest in or Lien on such Collateral, and/or (ii) to inspect, audit and verify the Collateral, including reviewing all of such Debtor’s books and records and copying and making excerpts therefrom, provided that the same is done with advance notice during normal business hours to the extent access to such Debtor’s premises is required and no more than two such visits for the Collateral Agent shall be permitted in any fiscal year, unless an Event of Default or an event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing during which period no such notice, timing or frequency requirements or restrictions shall apply, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Senior Secured Obligations, to be paid by the Debtors to the Collateral Agent, for the ratable benefit of the Collateral Agent and the other Secured Parties to the extent provided in the Intercreditor Agreement, upon demand, unless and to the extent the Financing Documents and the Intercreditor Agreement expressly otherwise provide;

(b) At any time and from time to time after an Event of Default has occurred and is continuing, and without prior notice to or consent of any Debtor, the Collateral Agent may at its

11

option take such action as the Collateral Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all material covenants, agreements, representations and warranties of any Debtor hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Senior Secured Obligations, to be paid by any Debtor to the Collateral Agent for the ratable benefit of the Collateral Agent and the other Secured Parties to the extent provided in the Intercreditor Agreement, upon demand.

11. After there exists any Event of Default under any of the Financing Documents which has not been cured or waived by the Secured Parties pursuant to the applicable Financing Documents:

(a) The Collateral Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided by law and as set forth below, including without limitation to take over and collect all of any Debtor’s Receivables and all other Collateral, and to this end each Debtor hereby appoints the Collateral Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Collateral Agent or to any place designated by the Collateral Agent at the Debtors’ expense, (iii) receive and open of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of any Debtor’s rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Collateral Agent deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or proceeds from any account debtor, (xii) prepare, file and sign any Debtor’s name on any proof of claim in bankruptcy or similar document against any account debtor, (xiii) prepare, file and sign any Debtor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) do all acts and things necessary, in the Collateral Agent’s sole discretion, to fulfill any Debtor’s or the Mexican Borrower’s obligations to the Collateral Agent or the Secured Parties under the Financing Documents or otherwise, (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory, (xvi) use any Debtor’s stationery and sign such Debtor’s name to verifications of the Receivables and notices thereof to account debtors, (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which any Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Collateral Agent may deem appropriate, including extending or modifying the terms of payment

12

of any Debtor’s debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the term of this Agreement. To the extent permitted by law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Collateral Agent pursuant to this Agreement, except claims for damage to the Collateral arising from gross negligence or willful misconduct by the Collateral Agent.

(b) The Collateral Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by law (it being agreed by each Debtor that, in the absence of any contrary requirement of law, at least ten (10) days’ prior notice (in any manner permitted by the Code) of a public or private sale of Collateral as required by the Code shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Collateral Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Collateral Agent shall have the right to conduct such sales on any Debtor’s premises or elsewhere and shall have the right to use any Debtor’s premises without charge for such sales for such time or times as the Collateral Agent may see fit. The Collateral Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Senior Secured Obligations.

(c) Each Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals, etc.) will promptly execute and deliver or use all commercially reasonable efforts to cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Collateral Agent may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Financing Documents. Without limiting the generality of the foregoing, each Debtor agrees that, in the event the Collateral Agent on behalf of itself and/or the Secured Parties shall exercise its rights hereunder or pursuant to the other Financing Documents, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, such Debtor shall execute and deliver (or use all commercially reasonable efforts to cause to be executed and delivered) all applications, certificates, assignments and other documents that the Collateral Agent requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Collateral Agent and any other Persons in making any application for the prior consent or approval of any Governmental Authority or any other Person to the exercise by the Collateral Agent on behalf of itself and/or the Secured Parties or any such rights relating to all or any of the Collateral. Furthermore, because each Debtor agrees that the remedies at law of the Collateral Agent, on behalf of itself and/or the Secured Parties, for failure of such Debtor to comply with this Subsection (c) would be inadequate, and that any such failure would not be adequately compensable in damages, each Debtor agrees that this Subsection (c) may be specifically enforced.

(d) The Collateral Agent may request, without limiting the rights and remedies of the Collateral Agent on behalf of itself and the Secured Parties otherwise provided hereunder and

13

under the other Financing Documents, that each Debtor do any of the following: (i) give the Collateral Agent on behalf of itself and the Secured Parties specific assignments of the accounts receivable of such Debtor after such accounts receivable come into existence, and schedules of such accounts receivable, the form and content of such assignment and schedules to be satisfactory to Collateral Agent, and (ii) upon the occurrence and continuance of a Trigger Event and as part of the Collateral Agent taking such steps to accomplish perfection of its security interest in Specified Collateral as provided in clause (ii) of Section 5(e), if applicable, in order to better secure the Collateral Agent on behalf of itself and the Secured Parties, to the extent permitted by law, enter into such lockbox agreements and establish such lockbox accounts as the Collateral Agent may require, all at the sole expense of the Debtors, and shall direct all payments from all payors due to such Debtor, to such lockbox accounts.

12. The Lien on and security interest in each Debtor’s Collateral granted to and created in favor of the Collateral Agent by this Agreement shall be for the ratable benefit of the Collateral Agent, the other Secured Parties and any of their respective Affiliates to the extent provided in the Intercreditor Agreement. Each of the rights, privileges, and remedies provided to the Collateral Agent hereunder or otherwise by law with respect to any Debtor’s Collateral shall be exercised by the Collateral Agent only for its own benefit and the ratable benefit of the other Secured Parties and any of their respective Affiliates to the extent provided in the Intercreditor Agreement, and any of such Debtor’s Collateral or proceeds thereof held or realized upon at any time by the Collateral Agent shall be applied as set forth in the Intercreditor Agreement. Each Debtor shall remain liable to the Collateral Agent and the Secured Parties and any of their respective Affiliates for and shall pay to the Collateral Agent, for the ratable benefit of itself, the other Secured Parties and any of their respective Affiliates to the extent provided in the Intercreditor Agreement, and any of their respective Affiliates, any deficiency which may remain after such sale or collection.

13. [Intentionally Omitted]

14. It is contemplated by the parties hereto that there may be times when no Senior Secured Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Senior Secured Obligations. Upon the satisfaction in full of the Senior Secured Obligations and the termination or expiration of the Financing Documents and all commitments thereunder (other than (i) indemnity obligations that survive the termination of this Agreement for which no notice of claims has been received by the Debtors and (ii) Letters of Credit that have been cash collateralized to the satisfaction of the Collateral Agent and the applicable L/C Issuer in their sole discretion), the Collateral shall be automatically released from the Liens created hereby, and this Agreement shall terminate (other than those provisions expressly stated to survive such termination) and all rights to the Collateral shall revert to the applicable Debtor, all without delivery of any instrument or performance of any act by any party. The Collateral Agent will thereafter, upon any Debtor’s request and at such Debtor’s expense, (a) return to such Debtor such of the Collateral in the Collateral Agent’s possession as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to such Debtor such documents as such Debtor shall reasonably request to evidence such termination. If any of the Collateral shall be sold or otherwise disposed of by any Debtor in a transaction

14

permitted by the Financing Documents, then the Collateral Agent, at the request and sole expense of such Debtor, shall execute and deliver to such Debtor all releases or other documents necessary for the release of the Liens created hereby on such Collateral. Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Debtor’s rights under Sections 9-509(d)(2) and 9-518 of the Code.

15. No failure or delay on the part of the Collateral Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Collateral Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Collateral Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Collateral Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

16. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communications] of the Domestic Credit Agreement in the case of the Debtors and as set forth in Section 7.9 [Notices] of the Intercreditor Agreement in the case of the Collateral Agent.

17. Each Debtor agrees that, as of the date hereof, all information contained on the applicable Security Interest Data Summary attached hereto as Schedule A is accurate and complete and contains no omission or misrepresentation.

18. Each Debtor acknowledges that the provisions hereof giving the Collateral Agent rights of access to books, records and information concerning the Collateral and such Debtor’s operations and providing the Collateral Agent access to such Debtor’s premises are intended to afford the Collateral Agent with immediate access to current information concerning such Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Collateral Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at law, including without limitation, instituting a replevin action should any Debtor refuse to turn over any Collateral to the Collateral Agent. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Collateral Agent, each Debtor acknowledges that the Collateral Agent would have no adequate remedy at law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Collateral Agent and waives any claim or defense in any such action or proceeding that the Collateral Agent has an adequate remedy at law.

19. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, the other Secured Parties and their respective successors and assigns, and each Debtor and each of its respective successors and assigns, except that no Debtor may assign or transfer such Debtor’s obligations hereunder or any interest herein.

15

20. This Agreement shall be deemed to be a contract under the laws of the State of Ohio and shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of Ohio without regard to its conflicts of laws principles, except to the extent of any provision of the Code that applies the law of the jurisdiction in which the Collateral is located; provided, however, that in no event shall this Section be applied or interpreted to defeat a perfected security interest in the Collateral that would be valid under an otherwise applicable law.

21. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR OHIO STATE COURT SITTING IN FRANKLIN COUNTY, OHIO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER DOCUMENT OR TRANSACTION RELATING HERETO OR THERETO SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT, ANY SECURED PARTY OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR TRANSACTION RELATING HERETO OR THERETO, AGAINST EACH PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

23. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

24. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Debtor acknowledges and agrees that a telecopy transmission to the Collateral Agent or any Secured Party of the signature pages hereof purporting to be signed on behalf of any Debtor shall constitute effective and binding execution and delivery hereof by such Debtor.

16

25. At any time after the initial execution of this Agreement, additional Persons may become parties to this Agreement and thereby acquire the duties and rights of being Debtors hereunder by executing and delivering to the Collateral Agent and the Secured Parties joinder agreements pursuant to the Financing Documents. No notice of the addition of any Debtor shall be required to be given to any pre-existing Debtor, and each Debtor hereby consents thereto.

26. This Agreement hereby amends and restates, in its entirety, the existing Amended and Restated Security Agreement, dated as of June 12, 2013 (the “Existing Security Agreement”), by and among the parties thereto, and the parties hereto agree and acknowledge that this Agreement is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the Liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Existing Security Agreement or under the Domestic Credit Agreement, the Mexican Credit Agreement or any of the other Bank Loan Documents (except in each case as expressly modified in accordance with the Domestic Credit Agreement and the other Bank Loan Documents amended in connection therewith) or under the Note Agreement or any of the other Senior Note Documents (except in each case as expressly modified in accordance with the Note Agreement and the other Senior Note Documents amended in connection therewith).

[SIGNATURE PAGE FOLLOWS]

17

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

DEBTORS:

ADVANCED DRAINAGE SYSTEMS, INC.

By:

Name:

Title:

HANCOR HOLDING CORPORATION

By:

Name:

Title:

HANCOR, INC.

By:

Name:

Title:

STORMTECH LLC

By:

Name:

Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SECURITY AGREEMENT]

COLLATERAL AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

SCHEDULE A

TO

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

SECURITY INTEREST DATA SUMMARY

1. The chief executive office of                      (“Debtor”) is located at:

2. Debtor’s true and full name is as follows:                     . Each Debtor uses no trade names or fictitious names, except as follows:                     .

3. Debtor’s form of organization is as follows:

4. Debtor’s state of organization is as follows:

5. Debtor’s Employer Identification Number is as follows:

6. Debtor’s organization ID # is (if any exists) is as follows:

SCHEDULE B

TO

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

EXHIBIT 2.5.1

FORM OF

LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center – 4th Floor
500 First Avenue
Pittsburgh, PA 15219
P7-PFSC-04-I
	Telephone No.:	(412) 762-6442
	Telecopier No.:	(412) 762-8672
Attention: Agency Services

FROM:	Advanced Drainage Systems, Inc. (“Borrower”)

RE:	Second Amended and Restated Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”) dated as of June 22, 2017, by and among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”)

Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

A.	Pursuant to Section 2.5.1 of the Credit Agreement, the undersigned hereby irrevocably requests [check one line under 1.(a) below and fill in blank space next to the line as appropriate]:

1. (a)	A new Revolving Credit Loan in Dollars OR

A new Revolving Credit Loan in an Optional Currency OR

Renewal of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan, originally made on , 20 OR

Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on , , 20 to a Revolving Credit Loan to which the Euro-Rate Option applies, OR

Conversion of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 to a Revolving Credit Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one line under 1.(b) below and fill in blank spaces in line next to line]:

1. (b)(i)	Under the Base Rate Option. Such Loan shall have a Borrowing Date of , 20 (which date shall be (i) the Business Day of receipt by the Administrative Agent by 11:00 a.m. Pittsburgh, Pennsylvania time, of this Loan Request for making a new Revolving Credit Loan in Dollars to which the Base Rate Option applies, or (ii) the last day of the preceding Euro-Rate Interest Period if a Loan in Dollars to which the Euro-Rate Option applies is being converted to a Loan in Dollars to which the Base Rate Option applies).

OR

(ii)	Under the Euro-Rate Option in Dollars. Such Loan shall have a Borrowing Date of , 20 (which date shall be three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. Pittsburgh, Pennsylvania time of this Loan Request for making a new Revolving Credit Loan in Dollars to which the Euro-Rate Option applies, renewing a Loan in Dollars to which the Euro-Rate Option applies, or converting a Loan in Dollars to which the Base Rate Option applies to a Loan in Dollars to which the Euro-Rate Option applies.

(iii)	Under the Euro-Rate Option in an Optional Currency. Such Loan shall have a Borrowing Date of , 20 (which date shall be four (4) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. Pittsburgh, Pennsylvania time of this Loan Request for making a new Optional Currency Loan to which the Euro-Rate Option applies, renewing an Optional Currency Loan to which the Euro-Rate Option applies, or converting a Loan to which the Base Rate Option applies to an Optional Currency Loan to which the Euro-Rate Option applies.

2.	Such Loan is in the principal amount of U.S. (or the Dollar Equivalent thereof) $ or the principal amount to be renewed or converted is U.S. (or the Dollar Equivalent thereof) $ [the amount of such Loan to be in (x) integral multiples of $500,000 (or the Dollar Equivalent thereof) and not less than $1,000,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the Euro-Rate Option, and (y) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Base Rate Option.]

3.	[Complete blank below if the Borrower is selecting the Euro-Rate Option]: Such Loan shall have an Interest Period of [one, two, three or six] Months.

4.	[Complete blank below if the Borrower is requesting the Loan be funded in an Optional Currency]: Such Loan shall be an Optional Currency Loan in the following currency: .

2

B.	As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto): all of the Loan Parties’ representations and warranties contained in Article 6 of the Credit Agreement and the other Loan Documents are true and correct in all material respects, provided, however, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Change, such representation or warranty is true and correct in all respects; no Event of Default or Potential Default has occurred and is continuing or exists; and the making of such Loan does not contravene any Law applicable to any Loan Party, any Subsidiary of any Loan Party, or any Lender.

C.	The undersigned hereby irrevocably requests [check one line under (a) below and fill in blank spaces next to the line as appropriate]:

(a) Funds to be deposited into the Administrative Agent bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $ .

OR

Funds to be wired per the following wire instructions:

$ Amount of Wire Transfer
Bank Name:
ABA:
Account Number:
Account Name:
Reference:

OR

Funds to be wired per the attached Funds Flow (multiple wire transfers).

[SIGNATURE PAGE FOLLOWS]

3

[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]

The undersigned certifies to the Administrative Agent as to the accuracy of the foregoing.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: , 20	By:

Name:

Title:

EXHIBIT 2.5.2

FORM OF

SWING LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center – 4th Floor
500 First Avenue
Pittsburgh, PA 15219
P7-PFSC-04-I
	Telephone No.:	(412) 762-6442
	Telecopier No.:	(412) 762-8672
Attention: Agency Services

FROM:	Advanced Drainage Systems, Inc. (“Borrower”)

RE:	Second Amended and Restated Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”) dated as of June 22, 2017, by and among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”)

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

Pursuant to Section 2.5.2 of the Credit Agreement, the undersigned hereby makes the following Swing Loan Request:

1.	Aggregate Principal Amount of Swing Loans: [amount shall be not less than $100,000]	U.S.$

2.	Proposed Borrowing Date: [this Swing Loan Request must be received by PNC by 12:00 noon Pittsburgh time on the proposed Borrowing Date]	, 20

3.	As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto): all of the Loan Parties’ representations and warranties contained in Article 6 of the Credit Agreement and the other Loan Documents are true and correct in all material respects, provided, however, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Change, such representation or warranty is true and correct in all respects; no Event of Default or Potential Default has occurred and is continuing or exists; and the making of such Loan does not contravene any Law applicable to any Loan Party, any Subsidiary of any Loan Party, or any Lender.

4.	The undersigned hereby irrevocably requests [check one line under (a) below and fill in blank spaces next to the line as appropriate]:

(a) Funds to be deposited into the PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $ .

OR

Funds to be wired per the following wire instructions:
$ Amount of Wire Transfer
Bank Name:
ABA:
Account Number:
Account Name:
Reference:

OR

Funds to be wired per the attached Funds Flow (multiple wire transfers).

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN REQUEST]

The undersigned hereby certifies the accuracy of the foregoing.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: , 20	By:

Name:

Title:

EXHIBIT 2.10

FORM OF

LENDER JOINDER AND ASSUMPTION AGREEMENT

THIS LENDER JOINDER AND ASSUMPTION AGREEMENT (the “Joinder”) is made as of             , 20     (the “Effective Date”) by                     , (the “New Lender”).

BACKGROUND

Reference is made to the Second Amended and Restated Credit Agreement dated as of June 22, 2017 among Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent (the “Administrative Agent”) (as the same has been and may hereafter be further modified, supplemented, amended or restated, the “Credit Agreement”). Capitalized terms defined in the Credit Agreement are used herein as defined therein.

AGREEMENT

In consideration of the Lenders permitting the New Lender to become a Lender under the Credit Agreement, the New Lender agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Lender remains a party to the Credit Agreement, such New Lender shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled (in accordance with its Ratable Share) to the benefits, rights and remedies set forth therein and in each of the other Loan Documents. The New Lender hereby acknowledges that it has heretofore received (i) a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Effective Date, [(ii) its Revolving Credit Note dated the Effective Date issued by the Borrower under the Credit Agreement in the face amount of $        , if the New Lender is making a new Revolving Credit Loan, and (iii) a term note dated the Effective Date issued by the Borrower under the Credit Agreement in the face amount of $        , if the New Lender is making an Added Term Loan].

The Commitments and Ratable Shares of the New Lender and each of the other Lenders are as set forth on Schedule 1.1(B) to the Credit Agreement. Schedule 1.1(B) to the Credit Agreement is being amended and restated effective as of the Effective Date hereof to read as set forth on Schedule 1.1(B) hereto. Schedule 1 hereto lists as of the date hereof the amount of Loans under each outstanding Borrowing Tranche. Notwithstanding the foregoing on the date hereof, the Borrower shall repay all outstanding Loans to which either the Base Rate Option or the Euro-Rate Option applies and simultaneously reborrow a like amount of Loans under each such Interest Rate Option from the Lenders (including the New Lender) according to the Ratable Shares set forth on attached Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 5.10 [Indemnity].

[The New Lender is executing and delivering this Joinder as of the Effective Date and acknowledges that it shall: (A) participate in all new Revolving Credit Loans borrowed by the Borrower on and after the Effective Date according to its Ratable Share; and (B) participate in all Letters of Credit outstanding on and after the Effective Date according to its Ratable Share.]

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, the New Lender has duly executed and delivered this Joinder as of the Effective Date.

[NEW LENDER]

By:
Name:
Title:

[ACKNOWLEDGEMENT TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

BORROWER:

ADVANCED DRAINAGE SYSTEMS, INC.

By:
Name:
Title:

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS

SCHEDULE 1

OUTSTANDING TRANCHES

EXHIBIT 5.9.7(A)

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 22, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”), each of guarantor from time to time party thereto, each lender from time to time party thereto and PNC Bank, National Association, as administrative agent.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:	, 20[ ]

1

EXHIBIT 5.9.7(B)

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 22, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”), each of guarantor from time to time party thereto, each lender from time to time party thereto and PNC Bank, National Association, as administrative agent.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:	, 20[ ]

1

EXHIBIT 5.9.7(C)

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 22, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”), each of guarantor from time to time party thereto, each lender from time to time party thereto and PNC Bank, National Association, as administrative agent.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:	, 20[ ]

1

EXHIBIT 5.9.7(D)

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 22, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”), each of guarantor from time to time party thereto, each lender from time to time party thereto and PNC Bank, National Association, as administrative agent.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:	, 20[ ]

1

EXHIBIT 8.3.3

FORM OF

COMPLIANCE CERTIFICATE

PNC Bank, National Association,

as Administrative Agent

PNC Firstside Center – 4th Floor

500 First Avenue

Pittsburgh, PA 15219

P7-PFSC-04-I

Telephone No.: (412) 762-6442

Telecopier No.: (412) 762-8672

Attention: Agency Services

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of June 22, 2017 (as further amended, restated, modified or supplemented, the “Credit Agreement”) by and among ADVANCED DRAINAGE SYSTEMS, INC., a Delaware corporation (the “Borrower”), each of the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and PNC Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

I,                     , duly elected [Chief Executive Officer/President/Executive Vice President/Chief Financial Officer/Treasurer] of the Borrower, do hereby certify on behalf of the Loan Parties as of the [quarter/year] ended [            , 20    ] (the “Report Date”), as follows:

1.	To the best knowledge of the undersigned, the Loan Parties are in compliance with, and since the most recent prior Report Date have at all times complied with, the provisions of the Credit Agreement and the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date), and the Loan Parties have performed and complied with all covenants and conditions thereof.

2.	[To the best knowledge of the undersigned, no event has occurred and is continuing which constitutes an Event of Default or Potential Default.]

OR

[To the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Potential Default or Event of Default and its nature and status:                     ]

3.	Schedule I attached hereto sets forth the financial data and computations evidencing the Loan Parties compliance with the covenants in Section 8.2.14 and Section 8.2.15 of the Credit Agreement, all of which are true, complete, and correct [except as set forth below (if applicable): ].

4.	The aggregate amount of outstanding additional Investments by Loan Parties in Persons (including Joint Ventures and Subsidiaries) other than Loan Parties which are not otherwise listed on Schedule 8.2.4 is $ , which amount remains in compliance with the requirements of Section 8.2.4(v) of the Credit Agreement which requires that such amount not exceed the greater of (x) $150,000,000 or (y) 10% of the consolidated total assets of the Borrower and its Subsidiaries, in each case outstanding at any time, and calculated after giving effect to Investments which are Permitted Acquisitions taken into consideration for purposes of determining compliance with Section 8.2.4(v) pursuant to Section 8.2.4(xi); provided that any inadvertent inaccuracy in the reporting of the foregoing amount shall not cause this certification to be false or misleading in any material respect or otherwise result in a Potential Default or Event of Default under any Loan Document unless an accurate calculation of such amount would have resulted in such amount exceeding the requirements of Section 8.2.4(v).

5.	[No additional Domestic Subsidiaries are required to join the Credit Agreement as a Guarantor pursuant to the requirements of Section 8.1.11.]

OR

[The following additional Domestic Subsidiar[y/ies] [is/are] required to join the Credit Agreement as a Guarantor pursuant to the requirements of Section 8.1.11:                     ].

The foregoing certifications, together with the computations documented on Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of         , 20    .

ADVANCED DRAINAGE SYSTEMS, INC.

Date: , 20	By:

Name:

Title: